Filed Pursuant to Rule 424(b)(5)
Registration Nos. 333-206859 and 333-206859-01

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Maximum Aggregate Offering Price	Amount of Registration Fee
4.500% Senior Notes due 2023	$52,883,750	$6,129.23(1)
Guarantee(2)
Total	$52,883,750	$6,129.23(1)

(1)	The filing fee of $6,129.23 is calculated in accordance with Rules 457(o) and 457(r) of the Securities Act of 1933, as amended (the “Securities Act”). This “Calculation of Registration Fee” table shall be deemed to update the “Calculation of Registration Fee” table in the registrants’ Registration Statement on Form S-3 (File Nos. 333-206859 and 333-206859-01).
(2)	In accordance with Rule 457(n), no separate fee is payable with respect to the Guarantee.

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 13, 2017)

DCT Industrial Operating Partnership LP

$50,000,000

4.500% Senior Notes due 2023

fully and unconditionally guaranteed by

DCT Industrial Trust Inc.

DCT Industrial Operating Partnership LP is offering $50,000,000 aggregate principal amount of 4.500% Senior Notes due 2023, or the notes. The notes will form a part of the same series as our outstanding 4.500% Senior Notes due 2023. Upon completion of this offering, the aggregate principal amount of the outstanding notes of this series will be $325.0 million. The notes will mature on October 15, 2023, unless redeemed at our option prior to such date. The notes will be fully and unconditionally guaranteed by DCT Industrial Trust Inc., our sole general partner, which has no material assets other than its investment in us.

Interest on the notes will be paid semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2017.

We may redeem the notes at our option and in our sole discretion, at any time or from time to time prior to maturity, in whole or in part, for cash at the applicable redemption price described in this prospectus supplement in the section entitled “Description of Notes—Redemption of the Notes at the Option of the Operating Partnership.”

The notes will be our direct, senior unsecured obligations and will rank equally in right of payment with all of our existing and future unsecured and unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated in right of payment to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “Description of Notes—Book-Entry, Delivery and Form.”

There is no public market for the notes and we currently have no intention to apply to list the notes on any securities exchange or automated dealer quotation system. The underwriters may make a market in the notes after the completion of this offering, but will not be obligated to make a market in the notes and may discontinue such market making at any time at their sole discretion. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

Investing in the notes involves risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement, page 4 of the accompanying prospectus and on page 9 of our Annual Report on Form 10-K for the year ended December 31, 2016.

	Per Note	Total
Public offering price(1)	103.880%	$51,940,000
Underwriting discount	0.625%	$312,500
Proceeds, before expenses, to us(1)	103.255%	$51,627,500

(1)	Plus accrued and unpaid interest from and including October 15, 2016 to, but excluding, the delivery date, totaling $943,750 (assuming a delivery date of March 16, 2017).

We expect delivery of the notes will be made to investors in book-entry form through the facilities of The Depository Trust Company and its participants on or about March 16, 2017.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint-Book Running Managers

J.P. Morgan	Citigroup	Wells Fargo Securities

Co-Managers

BNY Mellon Capital Markets, LLC
Capital One Securities
MUFG
PNC Capital Markets LLC
Regions Securities LLC
US Bancorp

The date of this prospectus supplement is March 13, 2017.

Prospectus Supplement

Prospectus

No person has been authorized to give any information or to make any representations other than those contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us or incorporated by reference herein or therein and, if given or made, such information or representation must not be relied upon as having been authorized. This prospectus supplement, the accompanying prospectus and any free writing prospectus prepared by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that the information contained herein or therein is correct as of any time subsequent to the date of such information.

S-i

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus supplement to the terms “we,” “us,” “our” and “our company” refer to DCT Industrial Trust Inc., together with its subsidiaries, including DCT Industrial Operating Partnership LP, which we refer to as the “Operating Partnership.” When we use the term “DCT,” we are referring to DCT Industrial Trust Inc. by itself, and not including any of its subsidiaries, and when we use the term the “Operating Partnership,” we are referring to DCT Industrial Operating Partnership LP, by itself and not including any of its subsidiaries. When we say “you” without any further specification, we mean any person to whom this prospectus supplement is delivered.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary only highlights the more detailed information appearing elsewhere, or incorporated by reference in this prospectus supplement and the accompanying prospectus. It may not contain all of the information that is important to you. You should carefully read this prospectus supplement along with the accompanying prospectus. This prospectus supplement and the accompanying prospectus form one single document and both contain information you should consider when making your investment decision. This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus. If the information contained in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of their respective dates. See “Where You Can Find More Information” in the accompanying prospectus.

Our Company

We are a leading industrial real estate company specializing in the ownership, acquisition, development, leasing and management of bulk-distribution and light-industrial properties located in high-demand distribution markets in the United States. Our actively managed portfolio is strategically located near population centers and well-positioned to take advantage of market dynamics. DCT was formed as a Maryland corporation in April 2002 and has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT, or UPREIT, under which substantially all of our current and future business is, and will be, conducted through a majority owned and controlled subsidiary, DCT Industrial Operating Partnership LP, or the Operating Partnership, a Delaware limited partnership, for which DCT is the sole general partner. DCT owns properties through the Operating Partnership and its subsidiaries. As of December 31, 2016, DCT owned approximately 96.3% of the outstanding equity interests in the Operating Partnership.

As of December 31, 2016, we owned interests in approximately 74.0 million square feet of properties leased to approximately 900 customers, including:

•	64.7 million square feet comprising 401 consolidated operating properties that were 97.2% occupied;

•	7.8 million square feet comprising 23 unconsolidated properties that were 97.8% occupied and which we operated on behalf of two institutional capital management partners and an unconsolidated joint venture;

•	0.3 million square feet comprising three consolidated properties under redevelopment; and

•	1.2 million square feet comprising four consolidated properties which are shell-complete and in lease-up.

In addition, we have 10 projects under construction and several projects in pre-development.

Our principal executive office is located at 555 17th Street, Suite 3700, Denver, Colorado 80202; our telephone number is (303) 597-2400. We also maintain regional offices in Atlanta, Georgia; Chicago, Illinois and Newport Beach, California and market offices in Baltimore, Maryland; Cincinnati, Ohio; Dallas, Texas; Houston, Texas; Paramus, New Jersey; Emeryville, California; Orlando, Florida; Philadelphia, Pennsylvania; and Seattle, Washington. Our website address is www.dctindustrial.com. The information included or referenced to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus supplement.

The Offering

The following summary of the offering is provided solely for your convenience. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement under the heading “Description of Notes” and in the accompanying prospectus under the heading “Description of Debt Securities.” As used in this section and “Description of Notes,” references to “we, “us,” “our” and similar terms refer to DCT Industrial Operating Partnership LP and not to DCT Industrial Trust Inc. or any of its subsidiaries.

Issuer	DCT Industrial Operating Partnership LP

Securities offered	$50,000,000 aggregate principal amount of 4.500% Senior Notes due 2023.

Interest	The notes will bear interest at a rate of 4.500% per year.

Maturity	The notes will mature on October 15, 2023, unless previously redeemed by the Operating Partnership at its option prior to such date.

Interest payment dates	April 15 and October 15 of each year, beginning on April 15, 2017.

Part of Existing Series	The notes issued hereby will form a part of the same series as all of our outstanding 4.500% Senior Notes due 2023. Upon completion of this offering, the aggregate principal amount of the outstanding notes of this series will be $325.0 million.

Ranking	The notes will be the Operating Partnership’s senior unsecured obligations and will rank equally in right of payment with the Operating Partnership’s existing and future senior indebtedness. The notes, however, will be effectively subordinated to all of the Operating Partnership’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes will also be effectively subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the Operating Partnership’s subsidiaries. As of December 31, 2016, the Operating Partnership had approximately $200.2 million of secured indebtedness and $1.4 billion of senior unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness is attributable to the Operating Partnership’s subsidiaries and none of the senior unsecured and unsubordinated indebtedness is attributable to the Operating Partnership’s subsidiaries.

Guarantee	The notes will be fully and unconditionally guaranteed by DCT. The guarantee will be a senior unsecured obligation of DCT and will rank equally in right of payment with other senior unsecured obligations of DCT from time to time outstanding. DCT has no material assets other than its investment in us.

We will cause any consolidated subsidiary (including any future subsidiary) that guarantees our indebtedness for money borrowed in an amount greater than $5.0 million at any time after the issuance of the notes to also guarantee the notes. A subsidiary guarantor will be automatically released from its guarantee if, among other things, it ceases to guarantee our indebtedness for money borrowed in an amount greater than $5.0 million.

Optional redemption	The Operating Partnership may redeem the notes at our option and in the Operating Partnership’s sole discretion, at any time in whole or from time to time in part, at the applicable redemption price specified herein. If the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date. See “Description of Notes—Redemption of the Notes at the Option of the Operating Partnership” in this prospectus supplement.

Certain covenants	The indenture governing the notes will contain certain covenants that, among other things, limit the Operating Partnership and its subsidiaries’ ability to:

•	consummate a merger, consolidate or sell of all or substantially all of our consolidated assets; and

•	incur secured and unsecured indebtedness.

In addition, the Operating Partnership’s and its subsidiaries will be required to maintain at all times total unencumbered assets of not less than 150% of the aggregate outstanding principal amount of the Operating Partnership’s unsecured debt.

These covenants are subject to a number of important exceptions and qualifications. See “Description of Notes” in this prospectus supplement.

Use of proceeds	The Operating Partnership estimates that the net proceeds of this offering will be approximately $51.1 million, after deducting underwriting discounts and commissions and estimated expenses. This amount excludes the amounts payable to us with respect to accrued interest on the notes from and including October 15, 2016 to, but excluding, the delivery date. The Operating Partnership intends to use the net proceeds of this offering to repay amounts outstanding under its unsecured revolving credit facility and for general corporate purposes. See “Use of Proceeds” in this prospectus supplement.

Additional notes

The Operating Partnership may from time to time, without notice to or consent of existing noteholders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes, provided, however, that such additional notes may not be fungible with the previously outstanding notes for U.S. federal income tax purposes, in which case the additional notes would have a different CUSIP number than the notes offered hereby.

Trading	There is no established trading market for the notes. The Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for the quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes, but may discontinue such market making at any time at their without notice.

Book-entry form	The notes will be issued in the form of one or more fully-registered global notes in book-entry form, which will be deposited with, or on behalf of, The Depository Trust Company, commonly known as DTC, in New York, New York. Beneficial interests in the global certificate representing the notes will be shown on, and transfers will be effected only through, records maintained by DTC and its direct and indirect participants and such interests may not be exchanged for certificated notes, except in limited circumstances.

Risk factors	See “Risk Factors” on page S-5 of this prospectus supplement, as well as other information included or incorporated by reference in this prospectus supplement and accompanying prospectus, for a discussion of factors you should carefully consider that are relevant to an investment in the notes.

Trustee and paying agent	U.S. Bank National Association will be the trustee, registrar and paying agent under the indenture relating to the notes

Governing law	The indenture, the notes and the guarantee of the notes will be governed by the laws of the State of New York.

RISK FACTORS

In addition to other information contained in this prospectus supplement and the accompanying prospectus, you should carefully consider the risks described below and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including (i) DCT’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016, and (ii) documents filed by DCT and the Operating Partnership with the SEC after the date of this prospectus supplement and which are deemed incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our common stock could decline due to the materialization of any of these risks, and you may lose all or part of your investment.

Risks related to the notes and this offering

Our indebtedness could adversely affect our financial condition and ability to fulfill our obligations under the notes and otherwise adversely impact our business and growth prospects.

At December 31, 2016, our total consolidated indebtedness was approximately $1.6 billion, consisting of approximately $1.0 billion of senior unsecured notes; $350.0 million of term loans; $200.2 million of mortgage notes; and $75.0 million outstanding under our unsecured revolving credit facility (excluding loan costs). In addition, at December 31, 2016, our unsecured revolving credit facility had total undrawn availability of $323.1 million, net of two letters of credit totaling $1.9 million. Our total consolidated indebtedness does not include our proportionate share of the indebtedness of our unconsolidated joint ventures, which was $35.2 million at December 31, 2016.

Our substantial indebtedness and the limitations imposed on us by our debt agreements could have significant adverse consequences to holders of the notes, including the following:

•	our cash flow may be insufficient to meet our required principal and interest payments with respect to the notes and our other indebtedness;

•	we could be more vulnerable to adverse economic and industry conditions and limited in our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	we may be unable to borrow additional funds as needed or on favorable terms;

•	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

•	because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense;

•	we may be forced to dispose of one or more of our properties, possibly on disadvantageous terms, in order to meet our debt obligations;

•	in the event of a decline in the value of our assets, our ability to fully satisfy our obligations under the notes may be reduced;

•	if we violate restrictive covenants in the agreements governing our indebtedness, the lenders may be entitled to accelerate our debt obligations; and

•	as a result of cross default provisions contained in the terms of our senior unsecured notes and unsecured revolving credit facility, our default under indebtedness representing a small percentage of our total consolidated indebtedness would result in defaults under all of our senior unsecured notes and our unsecured revolving credit facility.

In addition, our senior unsecured notes and our unsecured revolving credit facility require us to maintain specified financial ratios and comply with several restrictive covenants. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, or at all.

The notes and the guarantee are effectively subordinated to our existing secured debt and any secured debt we may incur in the future.

The notes are not secured by any of our assets. As a result, the notes and the guarantee are effectively subordinated to our existing secured debt and any secured debt we may incur in the future to the extent of the value of the collateral securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, holders of our secured debt may assert rights against any assets securing such debt in order to receive full payment of their debt before those assets may be used to pay the holders of the notes and the guarantee. As of December 31, 2016, we had approximately $200.2 million of secured consolidated debt outstanding and we will be permitted to incur significant additional secured debt under the terms of the indenture governing the notes and the guarantee.

The notes and the guarantee are structurally subordinated in right of payment to all liabilities of the Operating Partnership’s existing and future subsidiaries, and the remaining assets of such subsidiaries may not be sufficient to make any payments on the notes.

The notes and the guarantee are structurally subordinated to all liabilities of the Operating Partnership’s current subsidiaries and will be structurally subordinated to all liabilities of any future subsidiaries. As a result of being subordinated to the liabilities of a subsidiary, if there was a dissolution, bankruptcy, liquidation or reorganization of such subsidiary, the holders of the notes and the guarantee would not receive any amounts with respect to the notes until after the payment in full of the claims of creditors of such subsidiary.

We may not be able to generate sufficient cash flow to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. To a certain extent, our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or development projects or for any other purpose, our debt service obligations could increase.

We may need or otherwise seek to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on, among other things:

•	our financial condition and market conditions at the time; and

•	restrictions in the agreements governing our indebtedness.

As a result, we may not be able to refinance any of our indebtedness, including the notes, on commercially reasonable terms, or at all. If we do not generate sufficient cash flow from operations, and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. Accordingly, if we cannot service our indebtedness, we may have to take actions such as seeking additional equity, delaying development or acquisition activities or capital expenditures or disposing of properties or other assets, any of which could have a material adverse effect on our operations. We cannot assure you that we will be able to effect any of these actions on commercially reasonable terms, or at all.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our ability to pay the principal of or interest on the notes.

Although the agreements governing our existing indebtedness limit, and the indenture governing the notes will limit, our ability to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. In addition, the indenture governing the notes will not prevent us from incurring obligations that do not constitute indebtedness. To the extent that we incur additional indebtedness or other such obligations, the risks associated with our substantial indebtedness described above, including our possible inability to service our debt obligations, would increase.

A downgrade in our credit ratings could materially adversely affect the trading price of the notes and our business and financial condition.

Any downgrades in terms of ratings or outlook by any rating agency could have a material adverse impact on the trading price of the notes and on our cost and availability of capital, which could in turn have a material adverse impact on our financial condition, results of operations and liquidity.

The indenture governing the notes will contain and our unsecured revolving credit facility and senior unsecured notes contain restrictive covenants that limit our operating flexibility and could adversely affect our financial condition.

The indenture governing the notes will contain financial and operating covenants that, among other things, restrict our ability to take specific actions, even if we believe them to be in our best interest, including restrictions on our ability to:

•	consummate a merger, consolidate or sell of all or substantially all of our assets; and

•	incur additional secured and unsecured indebtedness.

In addition, our senior unsecured notes and our unsecured revolving credit facility require us to maintain specified financial ratios and comply with several restrictive covenants. All of these restrictions may limit our ability to execute our business strategy. Moreover, if operating results fall below current levels, we may be unable to maintain these ratios or comply with the covenants. If that occurs, our lenders could accelerate our indebtedness, in which case we may not be able to repay all of our indebtedness, and your notes may not be repaid fully, or at all.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, may not be maintained. The failure of an active liquid trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

There is currently no existing trading market for the notes. We do not intend to apply for listing of the notes on any securities exchange or for quotation of the notes on any automated dealer quotation system. The underwriters have advised us that they intend to make a market in the notes. However, the underwriters may discontinue any market-making at any time without notice. Accordingly, an active trading market may not develop for the notes and, even if one develops, may not be maintained. If an active trading market for the notes does not develop or is not maintained, the market price and liquidity of the notes is likely to be adversely affected, and holders may not be able to sell their notes at desired times and prices or at all. If any of the notes are traded after their purchase, they may trade at a discount from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates and our financial condition, results of operations, business, prospects and credit quality and those of other comparable companies, the market for similar securities and the overall securities market, and may be adversely affected by unfavorable changes in any of these factors, some of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee, such as the guarantee provided by DCT, could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and either:

•	was insolvent or rendered insolvent by reason of the incurrence of the guarantee;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor. The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they become due.

The court might also void such guarantee, without regard to the above factors, if it found that a guarantor entered into its guarantee with actual or deemed intent to hinder, delay, or defraud its creditors.

We cannot be certain as to the standards a court would use to determine whether reasonably equivalent value or fair consideration was received by DCT for its guarantee of the notes. If a court voided such guarantee, holders of the notes would no longer have a claim against DCT or the benefit of the assets of DCT constituting collateral that purportedly secured such guarantee and would be creditors solely of us. In addition, the court might direct holders of the notes to repay any amounts already received from DCT. If the court were to void the guarantee of DCT we cannot assure you that funds would be available to pay the notes from any of our subsidiaries or from any other source.

An increase in interest rates could result in a decrease in the relative value of the notes.

In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase these notes and market interest rates increase, the market value of your notes may decline. We cannot predict the future level of market interest rates.

Holders of the notes will not be entitled to require us to redeem or repurchase the notes upon the occurrence of change of control or highly levered transactions or other designated events.

Other than as provided in “Description of Notes—Merger, Consolidation or Sale,” the indenture will not afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving the Operating Partnership or DCT, (2) a change of control of the Operating Partnership or DCT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of all or substantially all of the Operating Partnership’s or DCT’s assets or similar transactions that may adversely affect the holders of the notes. The Operating Partnership or DCT may, in the future, enter into certain transactions, such as the sale of all or substantially all of the Operating Partnership’s or DCT’s assets or a merger or consolidation that may increase the amount of the Operating Partnership’s or DCT’s indebtedness or substantially change the Operating Partnership’s or DCT’s assets, which may have a material adverse effect on the Operating Partnership’s ability to service its indebtedness, including the notes, or on DCT’s ability to pay amounts due under its guarantee of the notes. Furthermore, the notes and the indenture will not include any provisions that would allow holders of the notes to require the Operating Partnership or DCT to repurchase or redeem the notes in the event of a transaction of the nature described above.

Redemption may adversely affect your return on the notes.

The notes are redeemable at the Operating Partnership’s option and the Operating Partnership may choose to redeem some or all of the notes from time to time, especially when prevailing interest rates are lower than the rate borne by the notes. If prevailing rates are lower at the time of redemption, you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the notes being redeemed. See “Description of Notes—Redemption of the Notes at the Option of the Operating Partnership.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus supplement and accompanying prospectus, and the documents incorporated by reference that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. In particular, statements pertaining to our capital resources, portfolio performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward looking statements by discussions of strategy, plans or intentions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions.

Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•	the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed in the section entitled “Risk Factors.”

In addition, our current and continuing qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

While forward-looking statements reflect our current beliefs, they are not guaranties of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in this prospectus supplement and the documents referred to in that section.

USE OF PROCEEDS

We expect that the net proceeds from this offering will be approximately $51.1 million after deducting underwriting discounts and commissions and our estimated expenses. This amount excludes the amounts payable to us with respect to accrued interest on the notes from and including October 15, 2016 to, but excluding, the delivery date. We intend to use the net proceeds of this offering to repay amounts outstanding under our unsecured revolving credit facility and for general corporate purposes.

As of December 31, 2016, our unsecured revolving credit facility had a total outstanding balance of approximately $75.0 million. Our unsecured revolving credit facility matures in April 2019, and the facility bears interest from 0.00% to 1.55% per annum over the selected floating base interest rate depending upon the debt rating of the Operating Partnership and the type of loan. As of December 31, 2016, the interest rate under the unsecured revolving credit facility is 1.72%. We have used borrowings under our unsecured revolving credit facility to fund acquisitions, to fund development activities and for general corporate purposes.

Affiliates of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC and U.S. Bancorp Investments, Inc. are lenders under our unsecured revolving credit facility. These lenders will receive their pro rata portion of any net proceeds from this offering used to repay amounts outstanding under our unsecured revolving credit facility. See “Underwriting—Other Relationships” in this prospectus supplement.

DESCRIPTION OF NOTES

The following description summarizes key terms and provisions of the notes and the indenture referred to below, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the actual terms and provisions of the notes and the indenture. The information in this section supplements and, to the extent inconsistent therewith, replaces the information in the accompanying prospectus under the caption “Description of Debt Securities” and “Description of Guarantee—Guarantees Related to 2023 Notes.”

Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the notes or the indenture, as applicable. As used in this “Description of Notes,” references to “we,” “our,” “us” or the “Operating Partnership” refer solely to DCT Industrial Operating Partnership LP and not to any of our subsidiaries, and references to “DCT” refer solely to DCT Industrial Trust Inc., and not to any of its subsidiaries, unless the context requires otherwise.

General

The Operating Partnership will issue the notes under an indenture among itself, DCT, as guarantor, U.S. Bank National Association, as trustee, and the other parties named therein dated October 9, 2013, as supplemented by a supplemental indenture, to be entered into in connection with the issuance of the notes offered hereby. As used in this “Description of Notes,” the term “indenture” refers to the original indenture and the supplemental indenture, unless otherwise indicated or the context otherwise requires. The indenture complies with the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act.

The notes offered hereby are additional notes issued under the indenture. The notes will form a part of the same series as our 4.500% Senior Notes due 2023 that were previously issued in the aggregate principal amount of $275.0 million. The notes offered hereby will be treated as a single series with the previously issued notes for all purposes under the indenture, including without limitation waivers, amendments, redemptions and offers to purchase. Upon completion of this offering, the aggregate principal amount of the outstanding notes of the series will be $325.0 million.

As used in this “Description of Notes,” the term “notes” means the notes offered hereby and the previously issued notes, collectively, unless otherwise indicated or the context otherwise requires. The notes will be issued only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “—Book-Entry, Delivery and Form.” The registered holder of a note will be treated as its owner for all purposes.

If any interest payment date, stated maturity date or redemption date is not a business day, the payment otherwise required to be made on such date will be made on the next business day without any additional payment as a result of such delay. The term “business day” means, with respect to any note, any day, other than a Saturday, Sunday or any other day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. All payments will be made in U.S. dollars.

The notes will be fully and unconditionally guaranteed by DCT on a senior unsecured basis. See “—Guarantee” below.

The terms of the notes provide that we are permitted to reduce interest payments and payments upon a redemption of notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the notes and payments upon a redemption of notes.

Ranking

The notes and the guarantee will be the Operating Partnership’s and DCT’s senior unsecured obligations and will rank equally in right of payment with all of their existing and future senior indebtedness. The notes and the guarantee, however, will be effectively subordinated to all of the Operating Partnership’s and DCT’s existing and future secured indebtedness (to the extent of the value of the collateral securing such indebtedness). The notes will also be effectively subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured, of the Operating Partnership’s subsidiaries. As of December 31, 2016, the Operating Partnership had approximately $200.2 million of secured indebtedness and $1.4 billion of senior unsecured and unsubordinated indebtedness outstanding on a consolidated basis. Of such indebtedness, all of the secured indebtedness is attributable to the Operating Partnership’s subsidiaries and none of the senior unsecured and unsubordinated indebtedness is attributable to the Operating Partnership’s subsidiaries. As of December 31, 2016, after giving effect to this offering and the intended use of proceeds, the Operating Partnership would have had approximately $200.2 million of secured indebtedness and $1.4 billion of senior unsecured and unsubordinated indebtedness outstanding on a consolidated basis. See “—Guarantee” below for a description of the ranking of the guarantee.

Except as described under “—Certain Covenants” and “—Merger, Consolidation or Sale,” the indenture governing the notes will not prohibit us or DCT or any of our subsidiaries from incurring secured or unsecured indebtedness in the future, nor will the indenture afford holders of the notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us or DCT, (2) a change of control of us or DCT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our or DCT’s assets or similar transaction that may adversely affect the holders of the notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the notes. See “Risk factors—Risks related to the notes and this offering—Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate any or all of the risks related to our indebtedness, including our ability to pay the principal of or interest on the notes.”

Additional Notes

Upon the completion of this offering, the notes will be limited to an aggregate principal amount of $325.0 million. We may from time to time, without notice to or consent of existing noteholders, create and issue additional notes having the same terms and conditions as the notes offered by this prospectus supplement in all respects, except for the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding notes, provided, however, that such additional notes may not be fungible with the previously outstanding notes for U.S. federal income tax purposes, in which case the additional notes would have a different CUSIP number than the notes previously issued under the indenture.

Interest

Interest on the notes will accrue at the rate of 4.500% per year from and including the most recent interest payment date to which interest has been paid or provided for, and will be payable semi-annually in arrears on April 15 and October 15 of each year. The interest so payable will be paid to each holder in whose name a note is registered at the close of business on the April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. Interest on the notes offered hereby will accrue from and including October 15, 2016, representing the most recent interest payment date to which interest has been paid or provided for, and will be payable beginning April 15, 2017.

If any interest payment, maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment, maturity or redemption date, as the case may be, to such next business day. If we redeem the notes in accordance with the terms of the indenture, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders the note for redemption. If a redemption falls after a record date and on or prior to the corresponding interest payment date, however, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Maturity

The notes will mature on October 15, 2023 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “—Redemption of the Notes at the Option of the Operating Partnership” below. The notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption of the Notes at the Option of the Operating Partnership

We may redeem the notes at our option and in our sole discretion, at any time or from time to time prior to 90 days prior to the maturity date in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes being redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its notes for redemption).

Notwithstanding the foregoing, if the notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such redemption date, as set forth on “Reuters Page 500” (or such other page as may replace Reuters Page 500), or (2) if such page (or any successor page) is not displayed or does not contain such bid prices at such time (a) the average of the Reference Treasury Dealer Quotations obtained by the trustee for such redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations, or (b) if the trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the trustee.

“Quotation Agent” means an independent investment banking institution of national standing appointed by the Operating Partnership from time to time.

“Reference Treasury Dealer” means, as determined by us, either (1) J.P. Morgan Securities LLC and Citigroup Global Markets Inc. (or an affiliate or successor of any of the foregoing that is a Primary Treasury Dealer), a Primary Treasury Dealer selected by Wells Fargo Securities LLC or its successor and one other primary U.S. government securities dealer, or a Primary Treasury Dealer, appointed by us or (2) one Primary Treasury Dealer appointed by us and three other Primary Treasury Dealers selected by the Quotation Agent; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions thereof called for redemption.

If we decide to redeem the notes in part, the trustee will select the notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the notes.

In the event of any redemption of notes in part, we will not be required to:

•	issue or register the transfer or exchange of any note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any note so selected for redemption, in whole or in part, except the unredeemed portion of any note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the notes to be redeemed on the redemption date, then on and after such date:

•	such notes will cease to be outstanding;

•	interest on such notes or portion of notes will cease to accrue; and

•	all rights of holders of such notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the notes in book-entry form is made and whether or not notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the notes on any date if the principal amount of the notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitation on total outstanding debt. The notes will provide that the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication): (1) Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Secured debt test. The notes will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all of its and its Subsidiaries’ outstanding Debt which is secured by a Lien on any of the Operating Partnership’s or any of its Subsidiaries’ property or assets is greater than 40% of the sum of the following (without duplication): (1) Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter for which financial statements are available; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Debt service test. The notes also will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets. The notes will provide that the Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Existence. Except as permitted under “—Merger, Consolidation or Sale,” the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises, and DCT will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Operating Partnership nor DCT will be required to preserve any right or franchise if DCT’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the Operating Partnership’s or DCT’s business, as the case may be.

Maintenance of properties. The notes will provide that the Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our judgment may be necessary in order for the Operating Partnership to at all times properly and advantageously conduct its business carried on in connection with such properties. The Operating Partnership and DCT will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in DCT’s reasonable judgment, such removal is in the best interest of DCT and is not disadvantageous in any material respect to the holders of the notes, or (3) selling or otherwise disposing for value its properties in the ordinary course of business consistent with the terms of the indenture.

Insurance. The notes will provide that the Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible insurance companies in such amounts and covering all such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. The notes will provide that the Operating Partnership, DCT and any other Guarantor will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all material taxes, assessments and governmental charges levied or imposed on each of them or any of their respective Subsidiaries or on their respective or any such Subsidiary’s income, profits or property; and

•	all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon their respective property or the property of any of their respective Subsidiaries.

However, neither the Operating Partnership nor DCT will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of financial information. The notes will provide that whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any notes are outstanding, the Operating Partnership will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Operating Partnership was required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Operating Partnership was required to file such reports, in each case within 15 days after the Operating Partnership files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate). Notwithstanding the foregoing, if permitted by the SEC, the Operating Partnership may satisfy its obligation to furnish the reports described above by furnishing such reports filed by DCT.

Guarantee

DCT will fully and unconditionally guarantee our obligations under the notes, including the due and punctual payment of principal of and premium, if any, and interest on the notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Risk factors—Risks related to the notes and this offering—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders of notes to return payments received from guarantors.”

Each guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the notes and their successors, transferees and assigns.

Initially, none of our Subsidiaries will guarantee our obligations under the notes offered hereby. If at any time after the issuance of the notes, a Subsidiary of the Operating Partnership (including any future Subsidiary) guarantees our indebtedness for money borrowed in an amount greater than $5.0 million, the Operating Partnership will cause such Subsidiary to guarantee the notes by simultaneously executing and delivering a supplemental indenture in accordance with the indenture.

Any such Subsidiary guarantor, or a Subsidiary Guarantor, and DCT (together with the Subsidiary Guarantors, the “Guarantors”) will be automatically and unconditionally released from its obligations under the indenture and the related guarantee:

(a)	in the case of a Subsidiary Guarantor, upon the sale or other disposition of the Subsidiary Guarantor;

(b)	in the case of a Subsidiary Guarantor, upon the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor;

(c)	upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default shall occur as a result thereof;

(d)	if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the indenture are discharged in accordance with the terms of the indenture as described under “—Satisfaction and Discharge”; or

(e)	if a Guarantor ceases to guarantee the obligations of the Operating Partnership under any indebtedness for money borrowed of the Operating Partnership in an amount greater than $5.0 million.

provided, however, that in the case of clauses (a) and (b) above, (1) such sale or other disposition is made to a person other than DCT or any of its Subsidiaries and (2) such sale or disposition is otherwise permitted by the indenture.

At our request, and upon delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

In 2015, each Subsidiary that originally guaranteed the notes previously issued under the indenture was automatically and unconditionally released from its obligations pursuant to the terms of the indenture described above.

Merger, Consolidation or Sale

The indenture provides that the Operating Partnership or DCT may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•	the Operating Partnership or DCT, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or DCT, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the notes and the due and punctual performance and observance of all of the covenants and conditions in the indenture and in the notes or the guarantees endorsed on the notes, as the case may be;

•	immediately after giving effect to the transaction, no Event of Default under the indenture, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Operating Partnership and/or DCT are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Operating Partnership, and each of the Operating Partnership and/or DCT shall be discharged from its respective obligations under the notes, the guarantee and the indenture.

Events of Default

The indenture provides that the following events are “Events of Default” with respect to the notes:

•	default for 30 days in the payment of any installment of interest under the notes;

•	default in the payment of the principal amount or redemption price due with respect to the notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the notes in accordance with the terms of the indenture shall not constitute a default in the payment of principal;

•	any guarantee by a Guarantor (excluding, in the case of a Subsidiary Guarantor, a Subsidiary Guarantor that by itself or considered together with other Subsidiary Guarantors whose guarantees cease to be in full force or effect would not also be a Significant Subsidiary) ceases for any reason to be, or is asserted in writing by the Operating Partnership or such Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the indenture and any such guarantee;

•	the Operating Partnership’s failure to comply with any of its other agreements in the notes or the indenture upon receipt by the Operating Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the notes then outstanding and the Operating Partnership’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•	failure to pay any recourse indebtedness for money borrowed by the Operating Partnership, DCT or any Significant Subsidiary in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership or DCT from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding notes);

•	certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of the Operating Partnership, DCT or any of their respective Significant Subsidiaries or any substantial part of their respective property, or commencement of an involuntary case or other proceeding against the Operating Partnership, DCT or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Operating Partnership, DCT or any Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 30 days).

If an Event of Default under the indenture with respect to the notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding notes may declare the principal amount of and premium, if any, and interest accrued and unpaid on all of the notes to be due and payable immediately by written notice thereof to us and DCT (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the notes, have been cured or waived as provided in the indenture.

The indenture also provides that the holders of not less than a majority in principal amount of the outstanding notes may waive any past default or Event of Default with respect to the notes and its consequences, except a default:

•	in the payment of the principal of, premium, if any, or interest on the notes, unless such default has been cured and we or DCT shall have deposited with the trustee all required payments of the principal of, premium, if any, and interest on the notes; or

•	in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of all 2023 Notes outstanding or each outstanding note affected thereby.

The trustee will be required to give notice to the holders of the notes of a default under the indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the notes of any default with respect to the notes (except a default in the payment of the principal of or interest on the notes) if a trust committee of directors or specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The indenture provides that no holders of the notes may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the notes from instituting suit for the enforcement of payment of the principal of and interest on the notes at the respective due dates thereof.

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of the notes then outstanding under the indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding notes (or of all notes then outstanding under the indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction (a) which is in conflict with any law or the indenture, (b) which may be unduly prejudicial to the holders of the notes not joining therein or (c) that would involve the trustee in personal liability, and the trustee may take any other action which is not inconsistent with such direction.

Within 120 days after the close of each fiscal year of the Operating Partnership, the Operating Partnership and DCT must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

The Operating Partnership may, at its option and at any time, elect to have its obligations and the obligations of each Guarantor discharged with respect to the outstanding notes and guarantees, or Legal Defeasance. Legal Defeasance means that the Operating Partnership and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding notes and guarantees, and to have satisfied all other obligations under such notes, the guarantees and the indenture, except as to:

•	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such notes when such payments are due from the trust funds referred to below;

•	the Operating Partnership’s obligations with respect to such notes, including concerning exchange and registration of transfer of notes, mutilated, destroyed, lost or stolen notes, issuing temporary notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trust, duties, and immunities of the trustee, and the Operating Partnership’s and the Guarantors’ obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, the Operating Partnership may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants under the indenture, including certain covenants listed under “—Certain Covenants” above, as described in the indenture, or Covenant Defeasance, and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the indenture and such notes and guarantees will be unaffected by the occurrence of Covenant Defeasance, and the notes will continue to be deemed “outstanding” for all other purposes under the indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•	the Operating Partnership must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding notes on the stated date for payment thereof or on the redemption date of the notes, as the case may be, and the Operating Partnership must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, the Operating Partnership must deliver to the trustee an opinion of counsel confirming that:

•	the Operating Partnership has received from, or there has been published by the IRS a ruling, or

•	since the date of the indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•	in the case of Covenant Defeasance, the Operating Partnership must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•	no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Operating Partnership, DCT or any Subsidiary Guarantor is a party or by which any of them is bound;

•	the Operating Partnership must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Operating Partnership with the intent of preferring the holders of the notes over its other creditors with the intent of defeating, hindering, delaying or defrauding any of its creditors or others; and

•	the Operating Partnership must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the notes, as expressly provided for in the indenture) as to all outstanding notes when:

•	either:

•	all the notes theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or will become due and payable at their stated maturity within one year, or otherwise, or (2) are to be called for redemption on a redemption date within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Operating Partnership, and the Operating Partnership, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership is a party or to which the Operating Partnership is bound;

•	the Operating Partnership has paid or caused to be paid all other sums payable under the indenture by the Operating Partnership; and

•	the Operating Partnership has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the indenture have been complied with.

Modification, Waiver and Meetings

Modifications and amendments of, and supplements to, the indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of note holders, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding notes; provided, however, that no modification or amendment may, without the consent of the holder of each note affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the notes issued under such indenture, reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the notes, or adversely affect any right of repayment of the holder of the notes, change the place of payment, or the coin or currency, for payment of principal of or interest on any note or impair the right to institute suit for the enforcement of any payment on or with respect to the notes;

•	reduce the above-stated percentage of outstanding notes necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the indenture;

•	modify or affect in any manner adverse to the holders the terms and conditions of the obligations of the Operating Partnership or any Guarantor in respect of the payment of principal and interest;

•	modify or affect in any manner adverse to the holders of the notes the terms and conditions of the guarantees of any Guarantor in respect of the notes; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the notes.

Notwithstanding the foregoing, modifications and amendments of the indenture will be permitted to be made by the Operating Partnership, DCT and the trustee without the consent of any holder of the notes for any of the following purposes:

•	to evidence a successor to us as obligor or DCT as guarantor under the indenture;

•	to add to our covenants or those of DCT or our or its respective Subsidiaries, including the Subsidiary Guarantors, for the benefit of the holders of the notes or to surrender any right or power conferred upon us, DCT or our or its respective Subsidiaries, including the Subsidiary Guarantors, in the indenture or in the notes;

•	to add Events of Default for the benefit of the holders of the notes;

•	to amend or supplement any provisions of the indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any notes then outstanding;

•	to secure the notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;

•	to provide for rights of holders of the notes if any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the indenture; provided, that the action shall not adversely affect the interests of holders of the notes in any material respect;

•	to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

•	to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of the notes; provided, that the action shall not adversely affect the interests of the holders of the notes in any material respect;

•	to make any amendment to the provisions of the indenture relating to the transfer and legending of notes; provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer notes;

•	to comply with any requirement of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

•	to conform the text of the indenture, any guarantee or the notes to any provision of the description thereof set forth in the final offering memorandum dated October 2, 2013 relating to the notes to the extent that such provision in the final offering memorandum was intended to be a verbatim recitation of a provision in this indenture, such guarantee or the notes; or

•	to add additional guarantors for the benefit of holders of the notes.

In addition, without the consent of any holder of the notes, DCT, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the notes and the performance of every covenant of the indenture on our part to be performed or observed. Upon any assumption, DCT or such subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the indenture with the same effect as if DCT or such subsidiary had been the issuer of the notes, and the Operating Partnership shall be released from all obligations and covenants with respect to the notes. No assumption shall be permitted unless DCT has delivered to the trustee (1) an officer’s certificate and an opinion of counsel, stating, among other things, that the guarantee and all other covenants of DCT in the indenture remain in full force and effect and (2) an opinion of counsel that the holders of the notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any notes are then listed on the New York Stock Exchange, that the notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding notes have concurred in any direction, consent, waiver or other action thereunder or whether a quorum is present at a meeting of holders of the notes, the indenture provides that notes owned by us, DCT, any Subsidiary Guarantor or any of our or their respective subsidiaries or affiliates shall be disregarded.

The indenture contains provisions for convening meetings of the holders of the notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, DCT or the holders of at least 10% in principal amount of the outstanding notes, in any case upon notice given as provided in the indenture. Except for any consent that must be given by the holder of each note affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding notes.

Any resolution passed or decision taken at any meeting of holders of the notes duly held in accordance with the indenture will be binding on all holders of the notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding notes; provided, however, that if any action is to be taken at the meeting with respect to a consent, waiver or other action which may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding notes, holders holding or representing the specified percentage in principal amount of the outstanding notes will constitute a quorum.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the notes, subject to replacement at the Operating Partnership’s option as provided in the indenture.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs under the circumstances. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of the required percentage under the indenture of holders of the notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

U.S. Bank National Association is one of our creditors. As a result, it is subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Personal Liability of Directors, Officers, Employees and Shareholders

No past, present or future director, officer, employee, incorporator, shareholder, limited partner, member, manager or agent of DCT, the Operating Partnership or any of its Subsidiaries or of any successor thereto, as such, will have any liability for any of the obligations of the Operating Partnership or any of its Subsidiaries or of any successor thereto under the notes, the indenture, or any guarantee or for any claim based on or otherwise in respect of such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-Entry, Delivery and Form

Except as set forth below, the notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the Global Notes.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form, or Certificated Notes, except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and is subject to change by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations, collectively, the Participants, and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly, collectively, the Indirect Participants. Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a person having beneficial interests in a Global Note to pledge such interests to persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture governing the notes for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture governing the notes. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, DCT, the trustee nor any agent of us or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount at maturity of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note if:

•	DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes; or

•	upon request from DTC if there has occurred and is continuing a default of Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in any Global Notes.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of interest with respect to Certificated Notes by check mailed to the address of the person entitled thereto as it appears in the note register, except that a holder of Certificated Notes in the aggregate principal amount of more than $2.0 million may request by written notice to us that we pay interest by wire transfer of immediately available funds to the account specified by such holder in such notice in which case we may, at our option, pay interest by wire transfer of immediately available funds to such account. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Notices

Except as otherwise provided in the indenture, notices to holders of the notes will be given by mail to the addresses of holders of the notes as they appear in the note register; provided that notices given to holders holding notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing Law

The indenture, the notes and the guarantee will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of ours; or

•	assumed by the Operating Partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into us or any of our Subsidiaries or becomes a Subsidiary of ours or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the Operating Partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication (1) all amortization of debt discount and premium; (2) all accrued interest; (3) all capitalized interest; and (4) the interest component of capitalized lease obligations, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) amortization of deferred financing costs, (iii) prepayment penalties, (iv) swap ineffectiveness charges and (v) any expense resulting from the discounting of any indebtedness in connection with the application of purchase accounting in connection with any acquisition.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes;

•	amortization of debt discount, premium and deferred financing costs;

•	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;

•	losses and gains on sales or other dispositions of properties and other investments, property valuation losses and impairment charges;

•	depreciation and amortization;

•	gains or losses on early extinguishment of debt;

•	all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed);

•	the effect of any non-recurring or other unusual non-cash items; and

•	amortization of deferred charges;

all determined on a consolidated basis in accordance with GAAP. Consolidated Income Available for Debt Service will be adjusted, without duplication, to give pro forma effect in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated Income Available for Debt Service earned or eliminated as a result of the placement of the assets in service or removal of the assets from service as if the placement of the assets in service or removal of the assets from service occurred at the beginning of the period.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•	the portion of net income (but not losses) of the Operating Partnership and its Subsidiaries allocable to noncontrolling interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of its subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(i)	indebtedness for borrowed money evidenced by bonds, notes, debentures or similar instruments;

(ii)	indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by us) of the property subject to such Lien;

(iii)	reimbursement obligations in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other of such person’s or such person’s Subsidiaries’ indebtedness otherwise reflected as Debt under this definition) or unconditional obligations to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such purchase price that constitutes an accrued expense or trade payable; or

(iv)	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will (1) include, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business) Debt of the types referred to above of another person other than obligations to be liable for the Debt of another person solely as a result of non-recourse carveouts (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof) and (2) exclude any such indebtedness (or obligation referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP and Intercompany Debt that is subordinate in right of payment to the notes (or an obligation to be liable for, or to pay, Intercompany Debt that is subordinate in right of payment to the notes referenced in clause (1) above).

“GAAP” means generally accepted accounting principles in the United States of America in effect as of the issue date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Intercompany Debt” means, as of any date, indebtedness and liabilities for borrowed money, secured or unsecured, to which the only parties are the Operating Partnership, DCT or any Subsidiary of either of them as of that date.

“Lien” means a mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Significant Subsidiary” means any Subsidiary or group of Subsidiaries that meets either of the following conditions: (1) DCT and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of DCT’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the notes or filed with the SEC under the Exchange Act; or (2) DCT and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of DCT’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the notes or filed with the SEC under the Exchange Act.

“Subsidiary” means a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with the Operating Partnership in accordance with GAAP.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and non-real estate intangible assets) of the Operating Partnership and its Subsidiaries;

all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, as of any date, the sum of, without duplication:

•	Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and non-real estate intangible assets) of the Operating Partnership and its Subsidiaries that are not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain Covenants—Maintenance of total unencumbered assets,” all investments by the Operating Partnership and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition cost plus capital improvements) of real estate assets and related intangibles of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the Operating Partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its Subsidiaries.

CERTAIN SUPPLEMENTAL FEDERAL INCOME TAX CONSIDERATIONS

This summary supplements and should be read together with the general discussion in the accompanying prospectus of the tax considerations relating to our qualification as a REIT under the title “Federal Income Tax Considerations” and the discussion of the tax considerations relating to the ownership and disposition of fixed rate debt securities described in the accompanying prospectus under the title “Federal Income Tax Considerations—Taxation of Holders of Certain Fixed Rate Debt Securities.” The discussion under the title “Federal Income Tax Considerations—Taxation of Holders of Certain Fixed Rate Debt Securities” in the accompanying prospectus, as supplemented by the discussion below, describes for general information only the material United States federal income tax consequences of owning and disposing of the debt securities offered pursuant to this prospectus supplement. To the extent any information set forth under the title “Federal Income Tax Considerations” in the accompanying prospectus is inconsistent with this supplemental information, this supplemental information will apply and supersede the information in the accompanying prospectus. This supplemental information is provided on the same basis and subject to the same qualifications as are set forth in the first two paragraphs under the title “Federal Income Tax Considerations” in the accompanying prospectus as if those paragraphs were set forth in this prospectus supplement.

Taxation of Holders of Certain Fixed Rate Debt Securities

Taxation of U.S. Holders

Interest and Original Issue Discount

This discussion assumes the notes will be issued with no original issue discount for U.S. federal income tax purposes. In addition, this discussion is limited to persons purchasing the notes for cash at original issue and at their original “issue price” within the meaning of Section 1273 of the Internal Revenue Code of 1986, as amended (i.e., the first price at which a substantial amount of the notes is sold to the public for cash).

Effect of contingent interest

We may be required to pay additional interest on a note in certain circumstances described above, e.g., under the heading “Description of Notes—Redemption of the Notes at the Option of the Operating Partnership.” Because we believe the likelihood that we will be obligated to make any such additional payment on the notes is remote, we are taking the position (and this discussion assumes) that the notes will not be treated as contingent payment debt instruments. Our determination that the notes are not contingent payment debt instruments is binding on holders unless they disclose their contrary positions to the IRS in the manner required by applicable Treasury Regulations. However, our determination that the notes are not contingent payment debt instruments is not binding on the IRS. If the IRS were to successfully challenge this position, a U.S. holder generally would be required to accrue ordinary income on its debt securities in excess of stated interest, and to treat any income realized on the taxable disposition of a note as ordinary income rather than capital gain. The remainder of this discussion assumes that the new notes are not treated as contingent payment debt instruments.

Qualified reopening

For U.S. federal income tax purposes, the notes will be fungible with our outstanding 4.500% Senior Notes due 2023 if the notes issued in this offering (the “new notes” or, unless otherwise indicated, the “notes”) are treated as issued in a “qualified reopening” of the existing notes. The new notes will be treated as issued in a “qualified offering” if (i) the new notes are issued with no more than a de minimis amount of original issue discount, and (ii) either the existing notes are treated as “publicly traded” or the new notes are issued for cash to persons unrelated to the Operating Partnership for an arm’s length price. We believe the new notes will meet the foregoing tests and therefore will be treated as issued in a “qualified reopening” of the existing notes. Consequently, the new notes will be part of the same “issue” as the existing notes, and will have the same “issue date” and the same “issue price” as the existing notes. For U.S. federal income tax purposes, the “issue date” of the existing notes (and, thus, the new notes) is October 9, 2013 and the “issue price” of the existing notes (and, thus, the new notes) is 99.038% of their principal amount, which was the initial offering price for the existing notes. If the notes were not issued in a qualified reopening, the timing, amount and character of the income recognized with respect to the notes could differ from that described herein and in the accompanying prospectus, and the notes might not be fungible with the existing notes. The remainder of this discussion assumes that the notes will be treated as part of the same issue as the existing notes.

Pre-Issuance Accrued Interest

A portion of the amount paid for the notes will be allocable to interest that accrued prior to the date the notes are purchased. We intend to take the position that on the first interest payment date for the notes, a portion of the interest paid on the notes in an amount equal to the pre-issuance accrued interest from October 15, 2016 to the settlement date (“pre-issuance accrued interest”) will be treated as a return of such pre-issuance accrued interest and not as a payment of interest on the notes. Amounts treated as a return of pre-issuance accrued interest should not be taxable when received by you but should reduce your adjusted tax basis in the notes by a corresponding amount (in the same manner as would a payment of principal). You should consult your tax advisor concerning the tax treatment of pre-issuance accrued interest.

Amortizable Bond Premium

If you acquire a note for an amount that is greater than the stated principal amount (excluding any amounts attributable to pre-issuance accrued interest) of the note, you will be considered to have acquired such note with amortizable bond premium. Generally, you may elect to amortize such bond premium using a constant yield method over the remaining term of the note as an offset to interest when includible in income under your method of accounting for U.S. federal income tax purposes. Any such election shall apply to all debt instruments (other than debt instruments the interest on which is excludable from gross income) held at the beginning of the first taxable year to which the election applies or thereafter acquired, and is irrevocable without the consent of the U.S. Internal Revenue Service. If you elect to amortize bond premium, you must reduce your tax basis in the notes by the amount of the premium used to offset interest income as set forth above. If you do not elect to amortize bond premium, the amount of the premium will decrease the gain or increase the loss otherwise recognized on the disposition of a notes. If you acquire a note for an amount that is greater than the stated principal amount (excluding any amounts attributable to pre-issuance accrued interest) of the note, you should consult with your tax advisors concerning the tax treatment of amortizable bond premium.

Disposition of the Notes

A U.S. holder’s adjusted tax basis in a note generally will equal the cost of the note to such U.S. holder reduced by (i) the amount of any payments that are not qualified stated interest payments (including any payment of pre-issuance accrued interest on a note as described above), and (ii) the amount of any amortizable bond premium applied to reduce interest on the note.

Taxation of Non-U.S. Holders

Interest and Original Issue Discount

If a Non-U.S. Holder does not satisfy the requirements set forth in the accompanying prospectus under the title “Taxation of Non-U.S. Holders of Debt Securities—Interest and Original Issue Discount,” interest paid to such Non-U.S. Holder generally will be subject to a 30% U.S. federal withholding tax (unless, as described below under “—U.S. Trade or Business,” interest on the note is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States and applicable certification requirements are satisfied). Such rate may be reduced or eliminated under a tax treaty between the United States and the Non-U.S.

Holder’s country of residence. To claim a reduction or exemption under a tax treaty, a Non-U.S. Holder must generally complete and provide us with an applicable IRS Form W-8 (i.e., IRS Form W-8BEN or W-8BEN-E) (or applicable successor form) and claim the reduction or exemption on the form.

U.S. Trade or Business

If a Non-U.S. Holder is engaged in a trade or business in the United States (and, if an applicable tax treaty so provides, maintains a permanent establishment within the United States) and receives interest on a note that is effectively connected with the conduct of such trade or business (and, if an applicable tax treaty so provides, attributable to such permanent establishment) then, although the Non-U.S. Holder will be exempt from the 30% U.S. federal withholding tax provided applicable certification requirements are satisfied, the Non-U.S. Holder will be subject to U.S. federal income tax on such interest on a net income basis in generally the same manner as a U.S. holder. In addition, in certain circumstances, a Non-U.S. Holder that is a foreign corporation may be subject to a 30% (or, if a tax treaty applies, such lower rate as provided) branch profits tax.

Additional U.S. Federal Income Tax Withholding Rules

FATCA withholding does not apply with respect to “grandfathered obligations” issued before July 1, 2014, unless they are treated as “significantly modified” (within the meaning of the Treasury Regulations) on or after such date. In addition, obligations that are issued after July 1, 2014 in a “qualified reopening” of obligations that were issued before July 1, 2014 are likewise grandfathered from application of FATCA. As described above under “Taxation of U.S. Holders—Qualified reopening,” we believe that the notes will be treated as a qualified reopening of our outstanding 4.500% Senior Notes due 2023 issued on October 9, 2013, in which case payments of interest on the notes and the gross proceeds from a sale of the notes will not be subject to FATCA withholding. We encourage you to consult with your tax advisor regarding FATCA compliance if you hold the notes through a non-U.S. intermediary or are a Non-U.S. Holder.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement between us and the underwriters named below, for whom J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC are acting as representatives, dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters, and each of the underwriters has severally and not jointly agreed to purchase from us, the principal amount of notes set forth opposite its name below.

Underwriters	Principal Amount of Notes
J.P. Morgan Securities LLC	$12,500,000
Citigroup Global Markets Inc.	10,000,000
Wells Fargo Securities, LLC	10,000,000
BNY Mellon Capital Markets, LLC	3,000,000
Capital One Securities, Inc.	3,000,000
MUFG Securities Americas Inc.	2,875,000
PNC Capital Markets LLC	2,875,000
Regions Securities LLC	2,875,000
U.S. Bancorp Investments, Inc.	2,875,000

Total	$50,000,000

The underwriters have agreed, subject to the terms and conditions set forth in the underwriting agreement, to purchase all of the principal amount of the notes if any of the notes are purchased.

The underwriters propose to offer the notes directly to the public at the public offering price specified on the cover page to this prospectus supplement and may also offer the notes to certain dealers at the respective public offering prices less a concession not to exceed 0.375% of the principal amount of the notes. The underwriters may allow, and these dealers may reallow, a concession to certain brokers and dealers not to exceed 0.225% of the principal amount of the notes. After the initial offering of the notes, the underwriters may change the public offering price and other selling terms.

The following table shows the underwriting discount that we are to pay the underwriters in connection with this offering (expressed as a percentage of the principal amount of the notes):

Payable by the Operating Partnership
Per Note	0.625%

There is no public market for the notes and we currently have no intention to apply to list the notes on any securities exchange or automated dealer quotation system. The underwriters may make a market in the notes after the completion of this offering, but will not be obligated to make a market in the notes and may discontinue such market making at any time at their sole discretion. No assurance can be given as to the liquidity of the trading market for the notes or that an active public market for the notes will develop. If an active public trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected.

We estimate our expenses for this offering, other than the underwriting discount, to be approximately $0.5 million, and will be payable by us.

We will agree to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

In order to facilitate the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may over-allot in connection with the offering, creating short positions in the notes for their own accounts. In addition, to cover over-allotments or to stabilize the price of the notes, the underwriters may bid for, and purchase, notes in the open market. The underwriters may reclaim selling concessions allowed to an underwriter or dealer for distributing notes in the offering if the underwriters repurchase previously distributed notes in transactions to cover short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time without notice.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

Neither we nor any underwriter makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither we nor any underwriter makes any representation that the underwriters will engage in such transactions or that such transactions once commenced will not be discontinued without notice.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their affiliates have engaged and may in the future engage in transactions with, and, from time to time, have performed and may perform investment banking, corporate trust and/or commercial banking services for, us and certain of our affiliates in the ordinary course of business, for which they have received and will receive customary compensation.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us may hedge their credit exposure to us consistent with their customary risk management policies. These underwriters and their affiliates could hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views with respect to such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

In particular, Wells Fargo Securities, LLC and MUFG Securities Americas Inc. are sales agents under equity distribution agreements with us, pursuant to which we can issue and sell up to 5.0 million shares of our common stock from time to time. We have entered into similar equity distribution agreements with other sales agents. During the year ended December 31, 2016, we raised approximately $107.0 million in net proceeds from the issuance of our common stock under these equity distribution agreements and approximately 2.5 million shares remain available to be issued.

On August 30, 2007, we entered into a joint venture agreement with Industrial Acquisition LLC, an affiliate of J.P. Morgan Securities LLC, to form DCT/SPF Industrial Operating LLC. As of December 31, 2016, this joint venture owned approximately $273.8 million of real estate assets based on undepreciated cost. This joint venture was funded with an equity contribution from Industrial Acquisition LLC to the joint venture (approximately 80% of the joint venture’s equity capitalization) and an equity contribution from us to the joint venture (approximately 20% of the joint venture’s equity capitalization). Our actual ownership percentage may vary depending on amounts of capital contributed and the timing of contributions and distributions.

Additionally, affiliates of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BNY Mellon Capital Markets, LLC, Capital One Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC and U.S. Bancorp Investments, Inc. are lenders, affiliates of Wells Fargo Securities, LLC and PNC Capital Markets LLC are syndication agents, Wells Fargo Securities, LLC and PNC Capital Markets LLC are joint lead arrangers and joint bookrunners and affiliates of J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Capital One Securities, Inc., MUFG Securities Americas Inc., Regions Securities LLC and U.S. Bancorp Investments, Inc. are documentation agents under our credit and term loan agreement, which has an unsecured revolving credit facility capacity of $400.0 million that matures in April 2019 and a term loan in two tranches, one having an outstanding balance of $125.0 million that matures in April 2020, and the other having an outstanding balance of $25.0 million that matures in April 2017. Also, an affiliate of MUFG Securities Americas Inc. is a lender and an affiliate of Regions Securities LLC is a joint lead arranger and syndication agent under our $200.0 million term loan that matures in December 2022. Affiliates of J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Capital One Securities, Inc., MUFG Securities Americas Inc., PNC Capital Markets LLC, Regions Securities LLC and U.S. Bancorp Investments, Inc. are party to an interest rate swap agreement that effectively fixes the interest rate on our $200.0 million term loan. Since we intend to temporarily use a portion of the net proceeds from this offering to repay amounts outstanding under the unsecured revolving credit facility, these lenders will receive a portion of the net proceeds from this offering through the repayment of such borrowings. The aggregate amount received by the underwriters and their affiliates, as applicable, from the repayment of borrowings may exceed 5% of the proceeds of this offering (not including the underwriting discount).

Trustee Conflict of Interest

U.S. Bancorp Investments, Inc., an affiliate of the trustee, is an underwriter for this offering. Therefore, if a default occurs with respect to the notes within one year after this offering (or any other offering of our securities in which an affiliate of the trustee participates as an underwriter), the trustee would likely be considered to have a conflicting interest for purposes of the Trust Indenture Act. In that event, except in very limited circumstances, the trustee would be required to resign as trustee under the indenture and we would be required to appoint a successor trustee, unless the default is cured or waived within 90 days. If the trustee resigns following a default, it may be difficult to identify and appoint a qualified successor trustee. The trustee will remain the trustee under the indenture until a successor is appointed. During the period of time until a successor is appointed, the trustee will have both (a) duties to noteholders under the indenture and (b) a conflicting interest under the indenture for purposes of the Trust Indenture Act.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish an Offering Memorandum for offers of notes. Accordingly any person making or intending to make an offer in that Member State of notes which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive, in each case, in relation to such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in circumstances in which an obligation arises for the Company or the underwriters to publish or supplement a prospectus for such offer. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of notes through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the notes contemplated in this prospectus supplement.

In relation to each Member State of the EEA, each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive was implemented in that Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of notes which are the subject of the offering contemplated by this prospectus supplement to the public in that Member State, except that it may, with effect from and including the Relevant Implementation Date, make an offer of such notes to the public in that Member State:

•	to any legal entity which is a qualified investor as a defined in the Prospectus Directive;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospective Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For purposes of the foregoing, (i) the expression an “offer of notes to the public” in relation to the notes in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State; (ii) “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Member State), and includes any relevant implementing measure in each Member State; and (iii) “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to Prospective Investors in the United Kingdom

This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that it:

•	has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of notes in circumstances in which Section 21 (1) of the FSMA does not apply to the Company;

•	has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in France

Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the notes described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The notes have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement, the accompanying prospectus nor any other offering material relating to the notes has been or will be:

•	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

•	used in connection with any offer for subscription or sale of the notes to the public in France.

Such offers, sales and distributions will be made in France only:

•	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

•	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

•	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The notes may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

We have not and will not register with the Swiss Financial Market Supervisory Authority (“FINMA”) as a foreign collective investment scheme pursuant to Article 119 of the Federal Act on Collective Investment Scheme of 23 June 2006, as amended (“CISA”), and accordingly the notes being offered pursuant to this prospectus have not and will not be approved, and may not be licenseable, with FINMA. Therefore, the notes have not been authorized for distribution by FINMA as a foreign collective investment scheme pursuant to Article 119 CISA and the notes offered hereby may not be offered to the public (as this term is defined in Article 3 CISA) in or from Switzerland. The notes may solely be offered to “qualified investors,” as this term is defined in Article 10 CISA, and in the circumstances set out in Article 3 of the Ordinance on Collective Investment Scheme of 22 November 2006, as amended (“CISO”), such that there is no public offer. Investors, however, do not benefit from protection under CISA or CISO or supervision by FINMA. This prospectus and any other materials relating to the notes are strictly personal and confidential to each offeree and do not constitute an offer to any other person. This prospectus may only be used by those qualified investors to whom it has been handed out in connection with the offer described herein and may neither directly or indirectly be distributed or made available to any person or entity other than its recipients. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in Switzerland or from Switzerland. This prospectus does not constitute an issue prospectus as that term is understood pursuant to Article 652a and/or 1156 of the Swiss Federal Code of Obligations. We have not applied for a listing of the notes on the SIX Swiss Exchange or any other regulated securities market in Switzerland, and consequently, the information presented in this prospectus does not necessarily comply with the information standards set out in the listing rules of the SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

LEGAL MATTERS

Certain legal matters with respect to the validity of the notes offered hereby will be passed upon for us by Goodwin Procter LLP. Certain legal matters related to this offering are being passed upon for the underwriters by Hogan Lovells US LLP.

EXPERTS

The consolidated financial statements of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership appearing in DCT Industrial Trust Inc.’s and DCT Industrial Operating Partnership’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of DCT Industrial Trust Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Prospectus

DCT INDUSTRIAL TRUST INC.

Debt Securities

Warrants

Stock Purchase Contracts

Units

Common Stock

Preferred Stock

Depositary Shares

Guarantees

DCT INDUSTRIAL OPERATING PARTNERSHIP LP

Debt Securities

Guarantees

DCT Industrial Trust Inc. may offer to sell from time to time debt securities, common stock, preferred stock, stock purchase contracts, depositary shares, units and warrants. The debt securities of DCT Industrial Trust Inc. may be convertible into common stock or preferred stock of DCT Industrial Trust Inc. and may be guaranteed by DCT Industrial Operating Partnership LP. The preferred stock of DCT Industrial Trust Inc. may either be sold separately or represented by depositary shares and may be convertible into common stock or preferred stock of another series. DCT Industrial Operating Partnership LP may offer to sell from time to time debt securities, including its 4.500% Senior Notes due 2023, which we refer to as the 2023 Notes, which may be guaranteed by DCT Industrial Trust Inc.

The debt securities, common stock, preferred stock, stock purchase contracts, depositary shares, units and warrants of DCT Industrial Trust Inc. and the debt securities of DCT Industrial Operating Partnership LP may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. DCT Industrial Operating Partnership LP may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by DCT Industrial Trust Inc. to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus. DCT Industrial Trust Inc. may guarantee the payment of principal of, premium, if any, and interest on debt securities issued by DCT Industrial Operating Partnership LP to the extent and on the terms described herein and in the applicable prospectus supplement to this prospectus.

This prospectus provides you with a general description of these securities that DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP and selling security holders may offer and the general manner in which they may be offered from time to time. Each time any of DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP or selling security holders sell securities, a prospectus supplement will be provided that will contain specific information about the terms of any securities offered and may add to or update the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our securities.

DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP or selling security holders may offer the securities directly to investors, through agents designated from time to time by DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP, or to or through underwriters or dealers. DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP may offer and sell these securities on a continuous or delayed basis.

The common stock of DCT Industrial Trust Inc. is listed on the New York Stock Exchange under the symbol “DCT.” On March 9, 2017 the last reported sale price of DCT Industrial Trust Inc.’s common stock on the New York Stock Exchange was $46.00.

Investing in the securities described in this prospectus involves various risks. See “Risk Factors” beginning on page 4 as well as the risk factors contained in documents DCT Industrial Trust Inc. files with the Securities and Exchange Commission and which are incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2017.

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PROSPECTUS SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus or incorporated by reference in this prospectus. It may not contain all of the information that is important to you. You should carefully read the entire prospectus and the documents incorporated by reference in this prospectus before deciding whether to invest in our securities.

Unless the context otherwise requires, or unless otherwise specified, all references in this prospectus to the terms “we,” “us,” “our” and “our company” refer to DCT Industrial Trust Inc., which we refer to as “DCT,” together with its subsidiaries, including DCT Industrial Operating Partnership LP, which we refer to as the “Operating Partnership.”

About This Prospectus

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and in a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed a registration statement with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf process, we may offer and sell any combination of the securities described in this prospectus, in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with information different from that which is contained, or deemed to be contained, in the prospectus and related prospectus supplement. We and the selling stockholders are not offering securities in any state where the offer of such securities is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete as of any date other than the date indicated on the cover page of these documents.

This prospectus contains forward-looking statements. You should read the explanation of the qualifications and limitations on such forward-looking statements on page 5 of this prospectus. You should also carefully consider the various risk factors incorporated by reference into this prospectus from our SEC filings, which risk factors may cause our actual results to differ materially from those indicated by such forward-looking statements. You should not place undue reliance on our forward-looking statements.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

About DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP

DCT Industrial Trust Inc. is a leading industrial real estate company specializing in the ownership, acquisition, development, leasing and management of bulk-distribution and light-industrial properties located in high-demand distribution markets in the United States. DCT was formed as a Maryland corporation in April 2002 and has elected to be treated as a real estate investment trust, or REIT, for U.S. federal income tax purposes. We are structured as an umbrella partnership REIT under which substantially all of our current and future business is, and will be, conducted through a majority owned and controlled subsidiary, DCT Industrial Operating Partnership LP, a Delaware limited partnership, for which DCT is the sole general partner. DCT owns properties through the Operating Partnership and its subsidiaries.

As of December 31, 2016, we owned interests in approximately 74.0 million square feet of properties leased to approximately 900 customers, including:

•	64.7 million square feet comprising 401 consolidated operating properties that were 97.2% occupied;

•	7.8 million square feet comprising 23 unconsolidated properties that were 97.8% occupied and which we operated on behalf of two institutional capital management partners and an unconsolidated joint venture;

•	0.3 million square feet comprising three consolidated properties under redevelopment; and

•	1.2 million square feet comprising four consolidated properties which are shell-complete and in lease-up.

In addition, the Company has 10 projects under construction and several projects in predevelopment.

Our principal executive office is located at 555 17th Street, Suite 3700, Denver, Colorado 80202; our telephone number is (303) 597-2400. We also maintain regional offices in Atlanta, Georgia; Chicago, Illinois; and Newport Beach, California and market offices in Baltimore, Maryland; Cincinnati, Ohio; Dallas, Texas; Houston, Texas; Paramus, New Jersey; Emeryville, California; Orlando, Florida; Philadelphia, Pennsylvania; and Seattle, Washington. Our website address is www.dctindustrial.com. The information included or referenced to on, or otherwise accessible through, our website is not intended to form a part of or be incorporated by reference into this prospectus.

Ratio of Earnings to Fixed Charges

The following table sets forth DCT’s consolidated ratios of earnings to fixed charges for each of the periods shown.

	Year Ended December 31
	2016	2015	2014	2013		2012
Ratio of Earnings to Fixed Charges	2.2	2.3	1.5	—	(1)	—	(1)

(1)	The ratio was less than 1:1 for the years ended December 31, 2013 and December 31, 2012, as earnings were inadequate to cover fixed charges by deficiencies of approximately $(9.9) million and $(27.4) million, respectively.

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of (a) pretax income from continuing operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less (f) interest capitalized, less (g) preferred stock dividend requirements of consolidated subsidiaries, less (h) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preferred stock dividend requirements of consolidated subsidiaries.

The following table sets forth the Operating Partnership’s consolidated ratios of earnings to fixed charges for each of the periods shown.

	Year Ended December 31
	2016	2015	2014	2013		2012
Ratio of Earnings to Fixed Charges	2.2	2.3	1.5	—	(1)	—	(1)

(1)	The ratio was less than 1:1 for the years ended December 31, 2013 and December 31, 2012, as earnings were inadequate to cover fixed charges by deficiencies of approximately $(9.9) million and $(27.4) million, respectively.

The ratio of earnings to fixed charges was computed by dividing earnings by fixed charges. Earnings consist of (a) pretax income from continuing operations before adjustment for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) the Operating Partnership’s share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less (f) interest capitalized, less (g) preferred stock dividend requirements of consolidated subsidiaries, less (h) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preferred stock dividend requirements of consolidated subsidiaries.

Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends

The following table sets forth DCT’s consolidated ratios of earnings to combined fixed charges and preferred stock dividends for each of the periods shown.

	Year Ended December 31
	2016	2015	2014	2013		2012
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.2	2.3	1.5	—	(1)	—	(1)

(1)	The ratio was less than 1:1 for the years ended December 31, 2013 and December 31, 2012, as earnings were inadequate to cover fixed charges by deficiencies of approximately $(9.9) million and $(27.4) million, respectively.

The ratio of earnings to combined fixed charges and preferred stock dividends was computed by dividing earnings by combined fixed charges and preferred stock dividends. Earnings consist of (a) pretax income from continuing operations before adjustments for income or loss from equity investees, plus (b) fixed charges, plus (c) amortization of capitalized interest, plus (d) distributed income of equity investees, plus (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, less (f) interest capitalized, less (g) preferred stock dividend requirements of consolidated subsidiaries, less (h) the noncontrolling interest in pre-tax income of subsidiaries that have not incurred fixed charges. Fixed charges consist of the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness, (c) an estimate of the interest within rental expense and (d) preferred stock dividend requirements of consolidated subsidiaries. Preferred stock dividends are the amount of pre-tax earnings that are required to pay the dividends on outstanding preferred stock.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus, before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) DCT’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2016 and (ii) documents DCT and the Operating Partnership file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and developments;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•	the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us;

•	our current and continuing qualification as a REIT, which involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Internal Revenue Code, and depends on our ability to meet the various requirements imposed by the Internal Revenue Code through actual operating results, distribution levels and diversity of stock ownership; and

•	other risks and uncertainties detailed in the section entitled “Risk Factors.”

While forward-looking statements reflect our current beliefs, they are not guaranties of future performance. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors” in this prospectus and the documents referred to in that section.

HOW WE INTEND TO USE THE PROCEEDS

We currently intend to use the net proceeds from the sale of any securities under this prospectus for general corporate purposes, which may include:

•	the repayment of debt;

•	the possible repurchase of our common stock;

•	the financing of potential investments, including acquisitions, development and redevelopment;

•	working capital; and

•	other purposes as mentioned in any prospectus supplement.

Pending such use, we may temporarily invest the net proceeds. The precise amounts and timing of the application of proceeds will depend upon our funding requirements and the availability of other funds. Except as mentioned in any prospectus supplement, specific allocations of the proceeds to such purposes will not have been made at the date of that prospectus supplement.

Based upon our historical and anticipated future growth and our financial needs, we may engage in additional financings of a character and amount that we determine as the need arises.

DESCRIPTION OF WARRANTS

Please note that in the sections entitled “Description of Warrants,” “Description of Stock Purchase Contracts,” “Description of Units,” “Description of Common Stock,” “Description of Preferred Stock” and “Description of Depositary Shares” references to “we,” “our” and “us” refer only to DCT and not to its consolidated subsidiaries. This section outlines some of the provisions of each warrant agreement pursuant to which warrants may be issued, the warrants or rights, and any warrant certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement with respect to the warrants of any particular series. The specific terms of any series of warrants will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants may differ from the general description of terms presented below.

We may issue warrants. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. Most of the financial and other specific terms of any such series of securities will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in the applicable prospectus supplement generally will have the meanings described in this prospectus, unless otherwise specified in the applicable prospectus supplement.

Warrants

We may issue warrants, options or similar instruments for the purchase of our preferred stock, common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Agreements

Each series of warrants may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The warrant agent will act solely as our agent in connection with the warrant agreement or any warrant certificates and will not assume any obligation or relationship of agency or trust for or with any warrant holders. Copies of the forms of agreements and the forms of certificates representing the warrants will be filed with the SEC near the date of filing of the applicable prospectus supplement with the SEC. Because the following is a summary of certain provisions of the forms of agreements and certificates, it does not contain all information that may be important to you. You should read all the provisions of the agreements and the certificates once they are available.

General Terms of Warrants

The prospectus supplement relating to a series of warrants will identify the name and address of the warrant agent, if any. The prospectus supplement will describe the terms of the series of warrants in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the designation and terms of any securities with which the warrants are issued and in that event the number of warrants issued with each security or each principal amount of security;

•	the dates on which the right to exercise the warrants will commence and expire, and the price at which the warrants are exercisable;

•	the amount of warrants then outstanding;

•	material U.S. federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the warrant agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants are not separately transferable from any securities with which they were issued, an exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant exercisable for other securities or other property, warrant holders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Modification Without Consent

We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Modification With Consent

We and any agent for any series of warrants may also amend any agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the warrants of any series affected by such amendment. However, no such amendment that:

•	increases the exercise price of such warrant;

•	shortens the time period during which any such warrant may be exercised;

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants; or

•	otherwise adversely affects the exercise rights of warrant holders in any material respect;

may be made without the consent of each holder affected by that amendment.

DESCRIPTION OF STOCK PURCHASE CONTRACTS

This section outlines some of the provisions of the stock purchase contracts, the stock purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the stock purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by us or on our behalf of shares of the underlying security or property or, they may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock, preferred stock, depository shares or other security or property under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for our benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to our security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the stock purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to us or the stock purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the stock purchase contract agreement.

DESCRIPTION OF UNITS

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of shares of common stock, shares of preferred stock, stock purchase contracts, warrants and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	the applicable U.S. federal income tax considerations relating to the units;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Warrants,” “Description of Stock Purchase Contracts,” “Description of Common Stock” and “Description of Preferred Stock” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by Maryland law.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is not complete but is a summary of portions of our charter and is qualified entirely by reference to our charter.

Under our charter, we have authority to issue a total of 650,000,000 shares of capital stock. Of the total shares authorized, 500,000,000 shares are designated as common stock with a par value of $0.01 per share, 50,000,000 shares are designated as preferred stock with a par value of $0.01 per share, and 100,000,000 shares are designated as shares-in-trust with a par value of $0.01 per share, which would be issued only in the event that there is a purported transfer of, or other change in or affecting the ownership of, our common stock that would result in a violation of the ownership limits described below. As of February 10, 2017, (i) 91,897,137 shares of our common stock were issued and outstanding and (ii) no shares of preferred stock or shares-in-trust were issued and outstanding. Under Maryland law, stockholders generally are not liable for the corporation’s debts or obligations.

We may offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts or in exchange for common units of limited partnership interest, or OP Units, in the Operating Partnership.

Common Stock

Except as may otherwise be specified in the terms of any class or series of common stock, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including election of our directors, and, except as may be provided otherwise in our charter and subject to the express terms of any other series of stock, such holders shall have the exclusive voting power. Our charter does not provide for cumulative voting in the election of directors. Therefore, the holders of a majority of the outstanding common stock can elect our entire board of directors, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors. Subject to any preferential rights of any outstanding series of preferred stock and to the distribution of specified amounts upon liquidation with respect to shares-in-trust, the holders of common stock are entitled to such distributions as may be authorized from time to time by our board of directors in its discretion and declared by us, out of legally available funds and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares issued will be validly issued, fully paid and non-assessable shares of common stock. Holders of shares of common stock will not have preemptive rights, which means that you will not have an automatic option to purchase any new shares that we issue.

Preferred Stock

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued, which may be more beneficial than the rights, preferences and privileges attributable to the common stock. The issuance of preferred stock could have the effect of delaying or preventing a change in control of our company. No shares of our preferred stock are presently outstanding.

Power to Reclassify Shares of Our Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to restrictions on the transfer and ownership of our stock contained in our charter, the terms of such class or series, including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Power to Issue Additional Shares of Common Stock and Preferred Stock

We believe that the power of our board of directors to amend our charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. No shares of our preferred stock are presently outstanding. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series in the future without stockholder approval that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restriction on Ownership of Common Stock

In order for us to qualify as a REIT, not more than 50% in value of our outstanding shares may be owned, directly or indirectly through the application of certain attribution rules under the Internal Revenue Code, by any five or fewer individuals, as defined in the Internal Revenue Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares must be owned by 100 or more persons that are independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year, excluding our first REIT taxable year ended December 31, 2003. In addition, we must meet requirements regarding the nature of our gross income in order to qualify as a REIT. One of these requirements is that at least 75% of our gross income for each calendar year must consist of rents from real property and income from other real property investments. The rents received by the Operating Partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Internal Revenue Code, 10% or more of the ownership interests in that tenant. Our charter contains limitations on ownership and transfer of shares which prohibit any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the outstanding shares of any class or series of our stock, prohibit the beneficial ownership of our outstanding shares by fewer than 100 persons and prohibit any transfer of or other event or transaction with respect to our common stock that would result in the beneficial ownership of our outstanding shares by fewer than 100 persons. In addition, our charter prohibits any transfer of or other event with respect to our common stock that would cause us to violate the closely held test (see “Federal Income Tax Considerations—Requirements for Qualification as a REIT—Organizational Requirements”), that would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of the Operating Partnership or any direct or indirect subsidiary of the Operating Partnership or that would otherwise cause us to fail to qualify as a REIT. Our charter provides that any transfer of shares that would violate our share ownership limitations is void ab initio and the intended transferee will acquire no rights in such shares unless, in the case of a transfer that would cause a violation of the 9.8% ownership limit, the transfer is approved by our board of directors, prospectively or retroactively, based upon receipt of information that such transfer would not violate the provisions of the Internal Revenue Code for qualification as a REIT.

The shares that, if transferred, would result in a violation of any applicable ownership limit notwithstanding the provisions described above which are attempted to be transferred will be exchanged for “shares-in-trust” and will be transferred automatically to a trust effective on the day before the purported transfer of such shares. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record or beneficial holder. We will also name a charitable organization as beneficiary of the trust that will hold the shares-in-trust. Shares-in-trust will remain issued and outstanding shares. The trustee will receive all dividends and distributions on the shares-in-trust and will hold such distributions or distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares-in-trust.

The trustee will transfer the shares-in-trust to a person whose ownership of our common stock will not violate the ownership limits. The transfer shall be made no earlier than 20 days after the later of our receipt of notice that shares have been transferred to the trust or the date we determine that a purported transfer of our common stock has occurred. During this 20-day period, we will have the option of redeeming such shares. Upon any such transfer or redemption, the purported transferee or holder shall receive a per share price equal to the lesser of (a) the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price at the time of the gift or devise), and (b) the market price per share on the date of the redemption, in the case of a purchase by us, or the price received by the trustee net of any sales commissions and expenses, in the case of a sale by the trustee. The charitable beneficiary will receive any excess amounts. In the case of a liquidation, holders of shares-in-trust will receive a ratable amount of our remaining assets available for distribution to shares of the applicable class or series taking into account all shares-in-trust of such class or series. The trustee will distribute to the purported transferee or holder an amount equal to the lesser of the amounts received with respect to such shares-in-trust or the price per share in the transaction that created such shares-in-trust (or, in the case of a gift or devise, the market price at the time of the gift or devise) and shall distribute any remaining amounts to the charitable beneficiary.

Any person who (1) acquires or attempts to acquire shares in violation of the foregoing restrictions or who owns shares that were transferred to any such trust is required to give immediate written notice to us of such event or (2) purports to transfer or receive shares subject to such limitations is required to give us 15 days written notice prior to such purported transaction. In both cases, such persons shall provide to us such other information as we may request in order to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until our board of directors determines it is no longer in our best interest to continue to qualify as a REIT.

The 9.8% ownership limit does not apply to a person or persons which the directors exempt from the ownership limit upon appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns 5% or more (or such lower percentage applicable under Treasury Regulations) of the outstanding shares during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares beneficially owned.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of our stockholders will be held each year. Special meetings of stockholders may be called only upon the request of a majority of the directors or by the chairman, the chief executive officer or the president or, subject to the satisfaction of certain procedural and information requirements by the stockholders requesting the meeting, by our secretary upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. The presence either in person or by proxy of a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum. Generally, a majority of the votes cast is necessary to take stockholder action at a meeting at which a quorum is present.

Provided that such matter has first been declared advisable by our board of directors and except as otherwise provided under the Maryland General Corporation Law (the “MGCL”) and our charter, stockholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendment of our charter, (2) dissolution of our company, and (3) merger, consolidation or sale or other disposition of substantially all of our assets.

Stockholders have the ability to elect to remove a director from our board or to remove the entire board, but only for cause and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. Stockholders have rights under Rule 14a-7 under the Exchange Act which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of a list of our stockholders so that the requesting stockholders may make the distribution of proxies themselves. The list provided by us will include each stockholder’s name, address and number of shares owned by each stockholder and will be sent within five business days of the receipt by us of the request.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare Trust Company, N.A.

DESCRIPTION OF PREFERRED STOCK

The following description summarizes the material provisions of the preferred stock we may offer. This description is not complete and is subject to, and is qualified entirely by reference to our charter, bylaws and the applicable provisions of the MGCL. Any series of preferred stock we issue will be governed by our charter (as amended and in effect as of the date of such issuance).

Our charter authorizes our board of directors to designate and issue one or more classes or series of preferred stock without stockholder approval. Our board of directors may determine the relative rights, preferences and privileges of each class or series of preferred stock so issued. No shares of our preferred stock are presently outstanding. The specific terms of any series of preferred stock offered hereunder will be described in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below.

Interest in a Fractional Share, or Multiple Shares, of Preferred Stock

We may, at our option, elect to offer depositary shares, each of which would represent an interest in a fractional share, or multiple shares, of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent an interest in a fractional share, or multiple shares, of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its interest in a fractional share, or multiple shares, of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement. We will distribute depositary receipts to those persons purchasing such depositary shares in accordance with the terms of the offering made by the related prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depositary shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

The amount distributed in all of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes and governmental charges.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the office of the depositary and upon payment of the charges provided in the deposit agreement and subject to the terms thereof, a holder of depositary receipts is entitled to have the depositary deliver to such holder the applicable number of shares of preferred stock underlying the depositary shares evidenced by the surrendered depositary receipts. There may be no market, however, for the underlying preferred stock and once the underlying preferred stock is withdrawn from the depositary, it may not be redeposited.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless holders of a majority of the outstanding depositary shares approve that amendment. No amendment, however, may impair the right of any depositary shareholder to receive any money or other property to which he may be entitled under the terms of the deposit agreement at the times and in the manner and amount provided for therein. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all outstanding depositary shares have been converted (if convertible) into shares of common stock or another series of preferred stock; or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

The deposit agreement will contain provisions relating to adjustments in the fraction of a share of preferred stock represented by a depositary share in the event of a change in par value, split-up, combination or other reclassification of the preferred stock or upon any recapitalization, merger or sale of substantially all of our assets.

Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement, or subject to any liability under the deposit agreement to holders of depositary receipts other than for the relevant party’s gross negligence or willful misconduct. The obligations of our company and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal.

DESCRIPTION OF DEBT SECURITIES

Debt Securities May Be Senior or Subordinated

DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP may issue senior or subordinated debt securities at one or more times in one or more series. Each series of debt securities may have different terms. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP, as the case may be.

Neither any limited or general partner of DCT Industrial Operating Partnership LP, including DCT Industrial Trust Inc., nor any principal, stockholder, member, officer, director, trustee or employee of any limited or general partner of DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP or of any successor of any limited or general partner of DCT Industrial Operating Partnership LP has any obligation for payment of debt securities or for any of DCT Industrial Trust Inc.’s or DCT Industrial Operating Partnership LP’s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities. This waiver and release will not apply to the liability of DCT Industrial Operating Partnership LP solely in its capacity of guarantor of any series of debt securities of DCT Industrial Trust Inc. and solely to the extent of any such guarantee.

The senior debt securities of DCT Industrial Trust Inc. and the senior debt securities of DCT Industrial Operating Partnership LP will be issued under the applicable senior debt indenture, including as the case may be, the indenture dated October 9, 2013, among DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP, certain other parties thereto and U.S. Bank National Association, as trustee, as from time to time hereafter amended, supplemented or otherwise modified, or the 2013 Indenture, as described below, and will rank equally with all of DCT Industrial Trust Inc.’s or DCT Industrial Operating Partnership LP’s, as the case may be, other senior unsecured and unsubordinated debt.

The subordinated debt securities of DCT Industrial Trust Inc. and the subordinated debt securities of DCT Industrial Operating Partnership LP’s will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of DCT Industrial Trust Inc.’s or DCT Industrial Operating Partnership LP’s “senior debt,” as the case may be, as defined in the applicable subordinated debt indenture, as described under “Description of Debt Securities—Description of Certain Debt Securities and Indentures—Subordination Provisions” beginning on page 35 and in the applicable prospectus supplement.

None of the indentures limit DCT Industrial Trust Inc.’s or DCT Industrial Operating Partnership LP’s ability to incur additional senior debt, unless otherwise described in this prospectus or in the prospectus supplement relating to any series of debt securities.

DCT Industrial Trust Inc.’s senior debt will be structurally subordinate to the indebtedness of DCT Industrial Operating Partnership LP (unless DCT Industrial Operating Partnership LP guarantees such indebtedness and then solely to the extent of any such guarantee), and will be structurally subordinate to the indebtedness of the subsidiaries of DCT Industrial Operating Partnership LP. DCT Industrial Operating Partnership LP’s senior debt is, and any additional senior debt of DCT Industrial Operating Partnership LP will be, structurally subordinate to the indebtedness of DCT Industrial Operating Partnership LP’s subsidiaries and will be structurally senior to any indebtedness of DCT Industrial Trust Inc., unless DCT Industrial Operating Partnership LP guarantees such indebtedness of DCT Industrial Trust Inc. See “—DCT Industrial Trust Inc.’s and DCT Industrial Operating Partnership LP’s Debt Securities are Structurally Subordinated to Indebtedness of DCT Industrial Operating Partnership LP and DCT Industrial Operating Partnership LP’s Subsidiaries, Respectively” below.

When we refer to “senior debt securities” in this prospectus, we mean both the senior debt securities of DCT Industrial Trust Inc. and the senior debt securities of DCT Industrial Operating Partnership LP, including the 4.500% Senior Notes due 2023 issued under the 2013 Indenture, or the 2023 Notes, unless the context requires otherwise. When we refer to “subordinated debt securities” in this prospectus, we mean both the subordinated debt securities of DCT Industrial Trust Inc. and the subordinated debt securities of DCT Industrial Operating Partnership LP, unless the context requires otherwise. When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

If we issue debt securities at a discount from their principal amount, then, for purposes of calculating the aggregate initial offering price of the offered securities issued under this prospectus, we will include only the initial offering price of the debt securities and not the principal amount of the debt securities.

Description of Certain Debt Securities and Indentures

We have summarized below the material provisions of the indentures and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. The prospectus supplement relating to any particular securities offered will describe the specific terms of the securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” beginning on page 105 to find out how you can obtain a copy of those documents.

For purposes of this subsection, the terms “senior debt securities” and “debt securities” do not include the 2023 Notes or any related guarantees and the terms “indenture” and “indentures” do not include the 2013 Indenture. The terms of the 2023 Notes and any related guarantees and certain provisions of the 2013 Indenture are summarized separately under “Description of the 2023 Notes Issued Under the 2013 Indenture.”

The Senior Debt Indenture and the Subordinated Debt Indenture of DCT Industrial Trust Inc.

The senior debt securities of DCT Industrial Trust Inc. will be issued under an indenture, dated as of a date prior to such issuance, between DCT Industrial Trust Inc., as the issuer of the debt securities, and a trustee to be determined, as amended or supplemented from time to time. The subordinated debt securities of DCT Industrial Trust Inc. will be issued under a separate indenture, dated as of a date prior to such issuance, between DCT Industrial Trust Inc., as the issuer of the debt securities, and a trustee to be determined, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.

DCT Industrial Operating Partnership LP may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and premium, if any, and interest on, one or more series or debt securities of DCT Industrial Trust Inc. See “Description of Guarantees” for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the applicable prospectus supplement.

The Senior Debt Indenture and the Subordinated Debt Indenture of DCT Industrial Operating Partnership LP

The senior debt securities of DCT Industrial Operating Partnership LP will be issued under an indenture, dated as of a date prior to such issuance between DCT Industrial Operating Partnership LP, as the issuer of the debt securities, and a trustee to be determined, as amended or supplemented from time to time. The subordinated debt securities of DCT Industrial Operating Partnership will be issued under a separate indenture, dated as of a date prior to such issuance, between DCT Industrial Operating Partnership, as the issuer of the debt securities, and a trustee to be determined, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939. We included copies of the indentures as exhibits to our registration statement and they are incorporated into this prospectus by reference. Except as otherwise indicated, the terms of the indentures are identical.

DCT Industrial Trust Inc. may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and premium, if any, and interest on, one or more series or debt securities of DCT Industrial Operating Partnership LP. See “Description of Guarantees” for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the applicable prospectus supplement.

General

The indentures:

•	do not limit the amount of debt securities that we may issue;

•	allow us to issue debt securities with terms different from those of the debt securities previously issued under the indenture;

•	allow us to issue debt securities in one or more series;

•	do not require us to issue all of the debt securities of a series at the same time;

•	allow us to reopen a series to issue additional debt securities without the consent of the holders of the debt securities of such series; and

•	provide that the debt securities will be unsecured.

Except as described under “Description of Debt Securities—Description of Certain Debt Securities and Indentures—Merger, Consolidation or Sale of Assets” beginning on page 31 or as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that (1) would limit our ability to incur indebtedness or (2) would afford holders of debt securities protection in the event of (a) a highly leveraged or similar transaction involving DCT Industrial Trust Inc., DCT Industrial Operating Partnership LP or any of their respective affiliates or (b) a change of control or reorganization, restructuring, merger or similar transaction involving us that may adversely affect the holders of the debt securities. In the future, we may enter into transactions, such as the sale of all or substantially all of our assets or a merger or consolidation, that may have an adverse effect on our ability to service our indebtedness, including the debt securities, by, among other things, substantially reducing or eliminating our assets. Neither governing law, nor our governing instruments, define the term “substantially all” as it relates to the sale of assets. Consequently, to determine whether a sale of “substantially all” of our assets has occurred, a holder of debt securities must review the financial and other information that we have disclosed to the public.

Each indenture provides that we may, but need not, designate more than one trustee under an indenture. Any trustee under an indenture may resign or be removed and a successor trustee may be appointed to act with respect to the series of debt securities administered by the resigning or removed trustee. If two or more persons are acting as trustee with respect to different series of debt securities, each trustee shall be a trustee of a trust under the applicable indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by each trustee may be taken by each trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the applicable indenture.

Information in the Prospectus Supplement

When we refer to the indenture or the trustee with respect to any debt securities of DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP, we mean the indenture under which those debt securities are issued and the trustee under that indenture. When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to a prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt securities of a particular series being offered, including the terms of any guarantee, if applicable. The terms used in any prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

We will describe most of the financial and other specific terms of a particular series of debt securities being offered, whether it be a series of the senior debt securities or subordinated debt securities, in a prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material U.S. federal income tax considerations relating to the debt securities offered and indicate whether the securities offered are or will be listed on any securities exchange.

Disclosure of the specific terms of a particular series of debt securities in the applicable prospectus supplement may include some or all of the following:

•	whether the issuer of the debt securities is DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP;

•	the title of the debt securities;

•	whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of the debt securities outstanding as of the most recent practicable date and any limit on their aggregate principal amount, including the aggregate principal amount of debt securities authorized;

•	the stated maturity;

•	the price at which the debt securities will be issued, expressed as a percentage of the principal amount, and the original issue date;

•	the portion of the principal payable upon declaration of acceleration of the maturity, if other than the principal amount;

•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable;

•	the fixed or variable interest rate or rates of the debt securities, or the method by which the interest rate or rates is determined;

•	the date or dates, or the method for determining the date or dates, from which interest will accrue;

•	the dates on which interest will be payable;

•	the record dates for interest payment dates, or the method by which we will determine those dates;

•	the persons to whom interest will be payable;

•	the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;

•	any make-whole amount, which is the amount in addition to principal and interest that is required to be paid to the holder of a debt security as a result of any optional redemption or accelerated payment of such debt security, or the method for determining the make-whole amount;

•

whether the debt securities may be converted into common stock or preferred stock of DCT Industrial Trust Inc. or other securities, the terms on which such conversion may occur, including whether such conversion is mandatory, at the option of the holder or at our option, the period during which such conversion may occur, the initial conversion price or rate, and the circumstances or manner in which the shares of common stock or preferred stock issuable upon conversion may be adjusted or calculated according to the market price of DCT Industrial Trust Inc. common stock or preferred stock or such other securities or other applicable parameters;

•	if the debt securities are issued by DCT Industrial Trust Inc., whether DCT Industrial Operating Partnership LP will guarantee the due and punctual payment of principal of, premium (or make-whole amount), if any, and interest on the debt securities and the extent of any such guarantee, and if so, whether such guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of DCT Industrial Operating Partnership LP;

•	if the debt securities are issued by DCT Industrial Operating Partnership LP, whether DCT Industrial Trust Inc. will guarantee the due and punctual payment of principal of, premium (or make-whole amount), if any, and interest on the debt securities and the extent of any such guarantee, and if so, whether such guarantee will be unsecured and unsubordinated or subordinated to other indebtedness of DCT Industrial Trust Inc.;

•	the place or places where the principal of, and any premium (or make-whole amount) and interest on, the debt securities will be payable;

•	where the debt securities may be surrendered for registration of transfer or exchange;

•	where notices or demands to or upon us in respect of the debt securities and the applicable indenture may be served;

•	the times, prices and other terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of holders of the debt securities, and the times and prices at which we must redeem, repay or purchase the debt securities as a result of such an obligation;

•	any deletions from, modifications of, or additions to our events of default or covenants, and any change in the right of any trustee or any of the holders to declare the principal amount of any of such debt securities due and payable;

•	the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

•	the currency or currencies in which the debt securities are denominated and in which principal and/or interest is payable if other than United States dollars, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto, and the manner of determining the equivalent of such foreign currency in United States dollars;

•	whether the principal of, and any premium (or make-whole amount) or interest on, the debt securities of the series are to be payable, at our election or at the election of a holder, in a currency or currencies other than that in which the debt securities are denominated or stated to be payable, and other related terms and conditions;

•	whether the amount of payments of principal of, and any premium (or make-whole amount) or interest on, the debt securities may be determined according to an index, formula or other method and how such amounts will be determined;

•	whether the debt securities will be in registered form, bearer form or both and (1) if in registered form, the person to whom any interest shall be payable, if other than the person in whose name the security is registered at the close of business on the regular record date for such interest, or (2) if in bearer form, the manner in which, or the person to whom, any interest on the security shall be payable if otherwise than upon presentation and surrender upon maturity;

•	the identity of the depository for securities in registered form, if such series are to be issuable as a global security;

•	any restrictions applicable to the offer, sale or delivery of securities in bearer form and the terms upon which securities in bearer form of the series may be exchanged for securities in registered form of the series and vice versa if permitted by applicable laws and regulations;

•	whether any debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form with or without coupons and, if so, whether beneficial owners of interests in any such permanent global security may or shall be required to exchange their interests for other debt securities of the series, and the manner in which interest shall be paid;

•	the date as of which any debt securities in bearer form or in temporary global form shall be dated if other than the original issuance date of the first security of the series to be issued;

•	the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or in the applicable indenture;

•	whether and under what circumstances we will pay any additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities in lieu of making such a payment;

•	the circumstances, if any, under which beneficial owners of interests in the global security may obtain definitive debt securities and the manner in which payments on a permanent global debt security will be made if any debt securities are issuable in temporary or permanent global form;

•	any provisions granting special rights to holders of securities upon the occurrence of such events as specified in the applicable prospectus supplement;

•	the name of the applicable trustee and the nature of any material relationship with us or with any of our affiliates, and the percentage of debt securities of the class necessary to require the trustee to take action; and

•	any other terms of such debt securities not inconsistent with the provisions of the applicable indenture.

Original Issue Discount Securities

We may issue debt securities at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. We refer to any such debt securities throughout this prospectus as “original issue discount securities.” A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. The applicable prospectus supplement will describe the material U.S. federal income tax consequences and other relevant considerations applicable to original issue discount securities.

Fixed Rate Debt Securities

We may issue fixed rate debt securities. A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. Unless otherwise disclosed in the applicable prospectus supplement, each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged.

Floating Rate Debt Securities

We may issue floating rate debt securities. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Unless otherwise disclosed in the applicable prospectus supplement, each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged.

Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Indexed Debt Securities

We may issue indexed debt securities. Payments of principal of, and premium and interest on, indexed debt securities are determined with reference to the rate of exchange between the currency or currency unit in which the debt security is denominated and any other currency or currency unit specified by us, to the relationship between two or more currencies or currency units or by other similar methods or formulas specified in the prospectus supplement. A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

We will provide you with more information in the applicable prospectus supplement regarding any deletions, modifications, or additions to the events of default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Amounts That We May Issue

None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit DCT Industrial Trust Inc.’s or DCT Industrial Operating Partnership’s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither DCT Industrial Trust Inc. nor DCT Industrial Operating Partnership LP is subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

Payment

Unless we give you different information in the applicable prospectus supplement, the principal of, and any premium (or make-whole amount) and interest on, any series of the debt securities will be payable at the corporate trust office of the applicable trustee. We will provide you with the address of the trustee in the applicable prospectus supplement. We may also pay interest by mailing a check to the address of the person entitled to it as it appears in the applicable register for the debt securities or by wire transfer of funds to that person at an account maintained within the United States.

All monies that we pay to a paying agent or a trustee for the payment of the principal of, and any premium (or make-whole amount) or interest on, any debt security will be repaid to us if unclaimed at the end of two years after the obligation underlying payment becomes due and payable. After funds have been returned to us, the holder of the debt security may look only to us for payment, without payment of interest for the period which we hold the funds.

DCT Industrial Trust Inc.’s and DCT Industrial Operating Partnership’s Debt Securities are Structurally Subordinated to Indebtedness of DCT Industrial Operating Partnership LP and DCT Industrial Operating Partnership LP’s Subsidiaries, Respectively

DCT Industrial Trust Inc.’s indebtedness is structurally subordinated to debt of DCT Industrial Operating Partnership LP, except to the extent of any guarantee of such indebtedness by DCT Industrial Operating Partnership LP. In addition, because DCT Industrial Trust Inc.’s assets consist principally of interests in DCT

Industrial Operating Partnership LP and because our DCT Industrial Operating Partnership LP’s assets consist principally of interests in the subsidiaries through which we own our properties and conduct our business, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the applicable subsidiary, except to the extent that any claims we may have as a creditor of such subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries’ obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

Form of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants.

In addition, we will issue each debt security in fully registered form, without coupons.

Denomination, Interest, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the debt securities of any series will be issuable in denominations of $1,000 and integral multiples of $1,000.

Subject to the limitations imposed upon debt securities that are issued in book-entry form and represented by a global security registered in the name of a depositary, a holder of debt securities of any series may:

•	exchange them for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and kind upon surrender of such debt securities at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose; and

•	surrender them for registration of transfer or exchange at the corporate trust office of the applicable trustee or at the office of any transfer agent that we designate for such purpose.

Every debt security surrendered for registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer, and the person requesting such action must provide evidence of title and identity satisfactory to the applicable trustee or transfer agent. Payment of a service charge will not be required for any registration of transfer or exchange of any debt securities, but we or the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If in addition to the applicable trustee, the applicable prospectus supplement refers to any transfer agent initially designated by us for any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents for any series of debt securities.

Neither we nor any trustee shall be required to:

•	issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before the day that the notice of redemption of any debt securities selected for redemption is mailed and ending at the close of business on the day of such mailing;

•	register the transfer of or exchange any debt security, or portion thereof, so selected for redemption, in whole or in part, except the unredeemed portion of any debt security being redeemed in part; and

•	issue, register the transfer of or exchange any debt security that has been surrendered for repayment at the option of the holder, except the portion, if any, of such debt security not to be so repaid.

Merger, Consolidation or Sale of Assets

The indentures provide that each of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership LP may, without the consent of the holders of any outstanding debt securities, (1) consolidate with, (2) sell, lease or convey all or substantially all of its assets to, or (3) merge with or into, any other entity provided that:

•	either it is the continuing entity, or the successor entity, if other than DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP, as the case may be, is an entity organized and existing under the laws of the United States and assumes its obligations (A) to pay the principal of, and any premium (or make-whole amount) and interest on, all of its debt securities and (B) to duly perform and observe all of its covenants and conditions contained in the applicable indenture;

•	immediately after giving effect to the transaction and treating any indebtedness that becomes the obligation of DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP, as the case may be, or the obligation of any of our subsidiaries as having been incurred by us or by such subsidiary at the time of the transaction, no event of default under the applicable indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, occurs and continues; and

•	an officers’ certificate and legal opinion covering such conditions are delivered to each trustee.

Any limitation applicable to the ability of DCT Industrial Operating Partnership LP, in its capacity as guarantor of debt securities of any series of DCT Industrial Trust Inc., to participate in any of the transactions described above will be set forth in the applicable prospectus supplement.

Covenants

Existence. Except as described under “Description of Debt Securities—Description of Certain Debt Securities and Indentures—Merger, Consolidation or Sale of Assets” above, the indentures require us to do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, the indentures do not require us to preserve any right or franchise if the board of directors of DCT Industrial Trust Inc. determines that any right or franchise is no longer desirable in the conduct of our business.

Provision of Financial Information. The indentures require us to (1) within 15 days of each of the respective dates by which we are required to file annual reports, quarterly reports and other documents with the SEC, file copies of such reports and documents with the trustee and (2) within 30 days after the filing of such reports and documents with the trustee, mail to all holders of debt securities, as their names and addresses appear in the applicable register for such debt securities summary of the annual reports, quarterly reports and other documents that we file with the SEC under Section 13 or Section 15(d) of the Exchange Act.

Additional covenants. The applicable prospectus supplement will set forth any additional covenants of DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP relating to any series of debt securities.

Events of Default, Notice and Waiver

Unless the applicable prospectus supplement states otherwise, when we refer to “events of default” as defined in the indentures with respect to any series of debt securities, we mean:

•	default in the payment of any installment of interest on any debt security of such series continuing for 30 days;

•	default in the payment of principal of, or any premium (or make-whole amount) on, any debt security of such series at its maturity;

•	default in making any sinking fund payment as required for any debt security of such series;

•	default in the performance or breach of any other covenant or warranty of DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP, as the case may be, contained in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues for 60 days after written notice to DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP, as the case may be, as provided in the applicable indenture;

•	certain events of bankruptcy, insolvency or reorganization of DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP; and

•	any other event of default provided with respect to a particular series of debt securities.

If an event of default occurs and is continuing with respect to debt securities of any series outstanding, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the principal amount of all the debt securities of that series to be due and payable. If the debt securities of that series are original issue discount securities or indexed securities, then the applicable trustee or the holders of 25% or more in principal amount of the debt securities of that series will have the right to declare the portion of the principal amount as may be specified in the terms thereof to be due and payable. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained by the applicable trustee, the holders of at least a majority in principal amount of outstanding debt securities of such series or of all debt securities then outstanding under the applicable indenture may rescind and annul such declaration and its consequences if:

•	we have deposited with the applicable trustee all required payments of the principal, any premium (or make-whole amount), and interest, plus applicable fees, expenses, disbursements and advances of the applicable trustee; and

•	all events of default, other than the non-payment of accelerated principal, or a specified portion thereof, and any premium (or make-whole amount), have been cured or waived.

The indentures also provide that the holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under the applicable indenture may on behalf of all holders waive any past default with respect to such series and its consequences, except a default:

•	in the payment of the principal, any premium (or make-whole amount) or interest;

•	in respect of a covenant or provision contained in the applicable indenture that cannot be modified or amended without the consent of the holders of the outstanding debt security that is affected by the default; or

•	in respect of a covenant or provision for the benefit or protection of the trustee, without its express written consent.

The indentures require each trustee to give notice to the holders of debt securities within 90 days of a default unless such default has been cured or waived. However, the trustee may withhold notice if specified persons of such trustee consider such withholding to be in the interest of the holders of debt securities. The trustee may not withhold notice of a default in the payment of principal, any premium or interest on any debt security of such series or in the payment of any sinking fund installment in respect of any debt security of such series.

The indentures provide that holders of debt securities of any series may not institute any proceedings, judicial or otherwise, with respect to such indenture or for any remedy under the indenture, unless the trustee fails to act for a period of 60 days after the trustee has received a written request to institute proceedings in respect of an event of default from the holders of 25% or more in principal amount of the outstanding debt securities of such series, as well as an offer of indemnity reasonably satisfactory to the trustee. However, this provision will not prevent any holder of debt securities from instituting suit for the enforcement of payment of the principal of, and any premium (or make-whole amount) and interest on, such debt securities at the respective due dates thereof.

The indentures provide that, subject to provisions in each indenture relating to its duties in the case of a default, a trustee has no obligation to exercise any of its rights or powers at the request or direction of any holders of any series of debt securities then outstanding under the indenture, unless the holders have offered to the trustee reasonable security or indemnity. The holders of at least a majority in principal amount of the outstanding debt securities of any series or of all debt securities then outstanding under an indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable trustee, or of exercising any trust or power conferred upon such trustee. However, a trustee may refuse to follow any direction which:

•	is in conflict with any law or the applicable indenture;

•	may involve the trustee in personal liability; or

•	may be unduly prejudicial to the holders of debt securities of the series not joining the proceeding.

Within 120 days after the close of each fiscal year, we will be required to deliver to each trustee a certificate, signed by one of our several specified officers stating whether or not that officer has knowledge of any default under the applicable indenture. If the officer has knowledge of any default, the notice must specify the nature and status of the default.

Modification of the Indentures

The indentures provide that modifications and amendments may be made only with the consent of the affected holders of at least a majority in principal amount of all outstanding debt securities issued under that indenture. However, no such modification or amendment may, without the consent of the holders of the debt securities affected by the modification or amendment:

•	change the stated maturity of the principal of, or any premium (or make-whole amount) on, or any installment of principal of or interest on, any such debt security;

•	reduce the principal amount of, the rate or amount of interest on or any premium (or make-whole amount) payable on redemption of any such debt security;

•	reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

•	change the place of payment or the coin or currency for payment of principal of, or any premium (or make-whole amount) or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

•	reduce the percentage in principal amount of any outstanding debt securities necessary to modify or amend the applicable indenture with respect to such debt securities, to waive compliance with particular provisions thereof or defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the applicable indenture; and

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of particular past defaults or covenants, except to increase the required percentage to effect such action or to provide that some of the other provisions may not be modified or waived without the consent of the holder of such debt security.

The holders of a majority in aggregate principal amount of the outstanding debt securities of each series may, on behalf of all holders of debt securities of that series, waive, insofar as that series is concerned, our compliance with material restrictive covenants of the applicable indenture.

DCT Industrial Trust Inc. or DCT Industrial Operating Partnership and the respective trustee may make modifications and amendments of an indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another person to us as obligor under such indenture;

•	to add to the covenants of DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon us in such indenture;

•	to add events of default for the benefit of the holders of all or any series of debt securities;

•	to add or change any provisions of an indenture (1) to facilitate the issuance of, or to change or eliminate restrictions on the payment of principal of, or premium (or make-whole amount) or interest on, debt securities in bearer form, or (2) to permit or facilitate the issuance of debt securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of the debt securities of any series in any material respect;

•	to change or eliminate any provisions of an indenture, provided that any such change or elimination shall become effective only when there are no debt securities outstanding of any series created prior thereto which are entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of debt securities of any series;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under an indenture by more than one trustee;

•	to cure any ambiguity, defect or inconsistency in an indenture, provided that such action shall not adversely affect the interests of holders of debt securities of any series issued under such indenture; and

•	to supplement any of the provisions of an indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action shall not adversely affect the interests of the holders of the outstanding debt securities of any series.

Voting

The indentures provide that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the indentures or whether a quorum is present at a meeting of holders of debt securities:

•	the principal amount of an original issue discount security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof;

•	the principal amount of any debt security denominated in a foreign currency that shall be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for such debt security, of the principal amount or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of such debt security of the amount determined as provided in the immediately preceding bullet point;

•	the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided for such indexed security under such indenture; and

•	debt securities owned by us or any other obligor upon the debt securities or by any affiliate of ours or of such other obligor shall be disregarded.

The indentures contain provisions for convening meetings of the holders of debt securities of a series. A meeting will be permitted to be called at any time by the applicable trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities of such series, in any such case upon notice given as provided in such indenture. Except for any consent that must be given by the holder of each debt security affected by the modifications and amendments of an indenture described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority of the aggregate principal amount of the outstanding debt securities of that series represented at such meeting.

Notwithstanding the preceding paragraph, except as referred to above, any resolution relating to a request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, of the aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of such specified percentage.

Any resolution passed or decision taken at any properly held meeting of holders of debt securities of any series will be binding on all holders of such series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series. However, if any action is to be taken relating to a consent or waiver which may be given by the holders of at least a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding such percentage will constitute a quorum.

Notwithstanding the foregoing provisions, the indentures provide that if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by such action, or of the holders of such series and one or more additional series:

•	there shall be no minimum quorum requirement for such meeting; and

•	the principal amount of the outstanding debt securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under such indenture.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the applicable subordinated debt indenture may prohibit the issuer of the subordinated debt securities, whether DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP, as the case may be, from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the applicable subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer’s senior debt, as defined in the applicable subordinated debt indenture, including all debt securities the issuer has issued and will issue under the applicable senior debt indenture.

Unless defined differently in the applicable prospectus supplement, the applicable subordinated debt indentures define “senior debt” as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, “interest” includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, “indebtedness of the issuer” includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, “indebtedness of the issuer” for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

Unless the applicable prospectus supplement provides differently, the subordinated debt indentures provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

•	in the event of any liquidation, dissolution or other winding up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

•	in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

•	if any subordinated debt securities of issuer have been declared due and payable before their stated maturity;

•	in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded; or

•	if any judicial proceeding is pending with respect to a payment default or an event of default described in the immediately preceding clause.

If the trustee under the applicable subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

Even if the subordination provisions prevent DCT Industrial Trust Inc. or DCT Industrial Operating Partnership LP from making any payment when due on the subordinated debt securities of any series, DCT Industrial Trust Inc. will be in default on its obligations under that series if it does not make the payment when due. This means that the trustee under the applicable subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Modification of Subordination Provisions

Neither DCT Industrial Trust Inc. nor DCT Industrial Operating Partnership LP may amend the subordinated debt indenture governing any series of subordinated debt securities it has already issued to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of senior debt then outstanding who would be adversely affected by such amendment. In addition, neither DCT Industrial Trust Inc. nor DCT Industrial Operating Partnership LP may modify the subordination provisions of the subordinated debt indenture governing any series of subordinated debt securities it has already issued in a manner that would adversely affect the outstanding subordinated debt securities of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Discharge, Defeasance and Covenant Defeasance

Unless otherwise indicated in the applicable prospectus supplement, the indentures allow us to discharge our obligations to holders of any series of debt securities issued under any indenture when:

•	either (1) all securities of such series have already been delivered to the applicable trustee for cancellation; or (2) all securities of such series have not already been delivered to the applicable trustee for cancellation but (A) have become due and payable, (B) will become due and payable within one year, or (C) if redeemable at our option, are to be redeemed within one year, and we have irrevocably deposited with the applicable trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable, an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal (and any premium or make-whole amount) and interest to the date of such deposit if such debt securities have become due and payable or, if they have not, to the stated maturity or redemption date;

•	we have paid or caused to be paid all other sums payable; and

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel stating the conditions to discharging the debt securities have been satisfied.

Unless otherwise indicated in the applicable prospectus supplement, the indentures provide that, upon our irrevocable deposit with the applicable trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable at stated maturity, or government obligations, or both, applicable to such debt securities, which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, and any premium (or make-whole amount) and interest on, such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor, we may elect either:

•	to defease and be discharged from any and all obligations with respect to such debt securities; or

•	to be released from our obligations with respect to such debt securities under the applicable indenture or, if provided in the applicable prospectus supplement, our obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute an event of default with respect to such debt securities.

Notwithstanding the above, we may not elect to defease and be discharged from the obligation to pay any additional amounts upon the occurrence of particular events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities, or to hold monies for payment in trust.

The indentures only permit us to establish the trust described in the paragraph above if, among other things, we have delivered to the applicable trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance, will be required to refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture. In the event of such defeasance, the holders of such debt securities would be able to look only to such trust fund for payment of principal, any premium (or make-whole amount), and interest.

When we use the term “government obligations,” we mean securities that are:

•	direct obligations of the United States or the government that issued the foreign currency in which the debt securities of a particular series are payable, for the payment of which its full faith and credit is pledged; or

•	obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States or other government that issued the foreign currency in which the debt securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States or such other government, which are not callable or redeemable at the option of the issuer thereof and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such government obligation or a specific payment of interest on or principal of any such government obligation held by such custodian for the account of the holder of a depository receipt. However, except as required by law, such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the government obligation or the specific payment of interest on or principal of the government obligation evidenced by such depository receipt.

Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to debt securities of any series, (1) the holder of a debt security of such series is entitled to, and does, elect under the terms of the applicable indenture or the terms of such debt security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such debt security, or (2) a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of, and premium (or make-whole amount) and interest on, such debt security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such debt security into the currency, currency unit or composite currency in which such debt security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate.

When we use the term “conversion event,” we mean the cessation of use of:

•	a currency, currency unit or composite currency both by the government of the country or confederation that issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

Unless otherwise provided in the applicable prospectus supplement, all payments of principal of, and premium (or make-whole amount), if any, and interest on, any debt security that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.

In the event that (1) we effect covenant defeasance with respect to any debt securities and (2) such debt securities are declared due and payable because of the occurrence of any event of default, the amount in such currency, currency unit or composite currency in which such debt securities are payable, and government obligations on deposit with the applicable trustee, will be sufficient to pay amounts due on such debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payments of such amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series.

Conversion Rights

The terms and conditions, if any, on which debt securities of DCT Industrial Trust Inc. are convertible into shares of common stock or preferred stock of DCT Industrial Trust Inc. or other securities will be set forth in the applicable prospectus supplement. Such terms will include the terms on which such conversion may occur, including whether such conversion is mandatory, at the option of the holder or at our option, the period or periods during which such conversion may occur, the initial conversion price or rate, the circumstances under or manner in which the number of shares of common stock or preferred stock of DCT Industrial Trust Inc. or other securities issuable upon conversion may be adjusted or calculated according to the market price of such common stock or preferred stock of DCT Industrial Trust Inc. or other securities or based on other parameters, and provisions affecting conversion in the event that the debt securities are redeemed.

No Recourse

No recourse under or upon any obligation, covenant or agreement contained in any indenture or the debt securities, or because of any indebtedness evidenced thereby, shall be had against any past, present or future shareholder, employee, officer or director, as such, of the Operating Partnership or DCT Industrial Trust Inc. or any successor under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder of debt securities waives and releases all such liability by accepting the debt securities. The waiver and release are part of the consideration for the issue of the debt securities.

Trustee

We may appoint a trustee or co-trustee as may be indicated in the applicable prospectus supplement. If an actual or potential event of default occurs with respect to any of the debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and the issuer of the debt securities would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving the issuer of the debt securities default notice or for the default having to exist for a specific period of time were disregarded.

Description of the 2023 Notes Issued Under the 2013 Indenture

The following description summarizes key terms and provisions of the 2023 Notes and the 2013 Indenture, does not purport to be complete and is subject to, and qualified in its entirety by reference to the actual terms and provisions of the 2023 Notes and the 2013 Indenture, each of which is included as an exhibit to this registration statement and is incorporated into this prospectus by reference. If additional 2023 Notes are issued pursuant to the 2013 Indenture on a registered basis, a description of the material terms of the 2013 Indenture will be included in the related prospectus supplement.

Capitalized terms used but not otherwise defined in this subsection shall have the meanings given to them in the 2023 Notes or the 2013 Indenture, as applicable. As used in this subsection, references to “we,” “our,” “us” or the “Operating Partnership” refer solely to DCT Industrial Operating Partnership LP and not to any of our subsidiaries, and references to “DCT” refer solely to DCT Industrial Trust Inc., and not to any of its subsidiaries, unless the context requires otherwise.

General

The 2023 Notes are issuable only in fully registered, book-entry form, in denominations of $2,000 and integral multiples of $1,000 in excess thereof, except under the limited circumstances described below under “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Book-entry, Delivery and Form.” The registered holder of a 2023 Note will be treated as its owner for all purposes.

The 2023 Notes are fully and unconditionally guaranteed by DCT on a senior unsecured basis. See “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Guarantee”.

The terms of the 2023 Notes provide that we are permitted to reduce interest payments and payments upon a redemption of 2023 Notes otherwise payable to a holder for any amounts we are required to withhold by law. For example, non-United States holders of the 2023 Notes may, under some circumstances, be subject to U.S. federal withholding tax with respect to payments of interest on the 2023 Notes. We will set-off any such withholding tax that we are required to pay against payments of interest payable on the 2023 Notes and payments upon a redemption of 2023 Notes.

Ranking

The 2023 Notes are effectively subordinated in right of payment to all existing and future liabilities and other indebtedness, whether secured or unsecured of the Operating Partnership’s subsidiaries.

Except as described under “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Certain Covenants” and “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Merger, Consolidation or Sale,” the 2013 Indenture governing the 2023 Notes does not prohibit us or DCT or any of our subsidiaries from incurring secured or unsecured indebtedness in the future, nor does the 2013 Indenture afford holders of the 2023 Notes protection in the event of (1) a recapitalization transaction or other highly leveraged or similar transaction involving us or DCT, (2) a change of control of us or DCT or (3) a merger, consolidation, reorganization, restructuring or transfer or lease of substantially all of our or DCT’s assets or similar transaction that may adversely affect the holders of the 2023 Notes. We may, in the future, enter into certain transactions such as the sale of all or substantially all of our assets or a merger or consolidation that may increase the amount of our indebtedness or substantially change our assets, which may have an adverse effect on our ability to service our indebtedness, including the 2023 Notes.

Additional 2023 Notes

Subject to compliance with certain covenants in the 2013 Indenture, the Operating Partnership may from time to time, without notice to or consent of existing noteholders, create and issue additional 2023 Notes under the 2013 Indenture having the same terms and conditions as the outstanding 2023 Notes in all respects, except for the issue date and, under certain circumstances, the issue price, interest accrued prior to the issue date and first payment of interest thereon. Additional notes issued in this manner will be consolidated with and will form a single series with the previously outstanding 2023 Notes, provided, however, that such additional 2023 Notes may not be fungible with the previously outstanding 2023 Notes for U.S. federal income tax purposes, in which case the additional 2023 Notes would have a different CUSIP number than the 2023 Notes previously issued under the 2013 Indenture.

Interest

Interest on the 2023 Notes accrues at the rate of 4.500% per year, payable semi-annually in arrears on April 15 and October 15 of each year. The interest so payable will be paid to each holder in whose name a 2023 Note is registered at the close of business on the April 1 or October 1 (whether or not a business day) immediately preceding the applicable interest payment date. Interest on the 2023 Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment, maturity or redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment, maturity or redemption date, as the case may be, to such next business day. If we redeem the 2023 Notes in accordance with the terms of the 2013 Indenture, we will pay accrued and unpaid interest and premium, if any, to the holder that surrenders the 2023 Note for redemption. If a redemption falls after a record date and on or prior to the corresponding interest payment date, however, we will pay the full amount of accrued and unpaid interest and premium, if any, due on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its 2023 Notes for redemption).

Maturity

The 2023 Notes will mature on October 15, 2023 and will be paid against presentation and surrender thereof at the corporate trust office of the trustee unless earlier redeemed by us at our option as described under “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Redemption of the 2023 Notes at the Option of the Operating Partnership” below. The 2023 Notes will not be entitled to the benefits of, or be subject to, any sinking fund.

Redemption of the 2023 Notes at the Option of the Operating Partnership

We may redeem the 2023 Notes at our option and in our sole discretion, at any time or from time to time prior to 90 days prior to the maturity date in whole or in part, at a redemption price equal to the greater of:

•	100% of the principal amount of the 2023 Notes being redeemed; or

•	the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 30 basis points, plus, in each case, accrued and unpaid interest thereon to, but not including, the applicable redemption date; provided, however, that if the redemption date falls after a record date and on or prior to the corresponding interest payment date, we will pay the full amount of accrued and unpaid interest, if any (plus additional interest, if applicable), on such interest payment date to the holder of record at the close of business on the corresponding record date (instead of the holder surrendering its 2023 Notes for redemption).

Notwithstanding the foregoing, if the 2023 Notes are redeemed on or after 90 days prior to the maturity date, the redemption price will be equal to 100% of the principal amount of the 2023 Notes being redeemed, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date.

As used herein:

“Adjusted Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity (computed on the third business day immediately preceding the redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having an actual or interpolated maturity comparable to the remaining term of the 2023 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such 2023 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the bid price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) at 4:00 P.M. on the third business day preceding such redemption date, as set forth on “Reuters Page 500” (or such other page as may replace Reuters Page 500), or (2) if such page (or any successor page) is not displayed or does not contain such bid prices at such time (a) the average of the Reference Treasury Dealer Quotations obtained by the trustee for such redemption date, after excluding the highest and lowest of four such Reference Treasury Dealer Quotations, or (b) if the trustee is unable to obtain at least four such Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations obtained by the trustee.

“Quotation Agent” means an independent investment banking institution of national standing appointed by the Operating Partnership from time to time.

“Reference Treasury Dealer” means, as determined by us, either (1) J.P. Morgan Securities LLC and Citigroup Global Markets Inc. (or an affiliate or successor of any of the foregoing that is a Primary Treasury Dealer), a Primary Treasury Dealer selected by Wells Fargo Securities LLC or its successor and one other primary U.S. government securities dealer, or a Primary Treasury Dealer, appointed by us or (2) one Primary Treasury Dealer appointed by us and three other Primary Treasury Dealers selected by the Quotation Agent; provided, however, that if any of the foregoing shall cease to be a Primary Treasury Dealer, we will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by us, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of the 2023 Notes to be redeemed. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2023 Notes or portions thereof called for redemption.

If we decide to redeem the 2023 Notes in part, the trustee will select the 2023 Notes to be redeemed (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) on a pro rata basis or such other method it deems fair and appropriate or is required by the depository for the 2023 Notes.

In the event of any redemption of 2023 Notes in part, we will not be required to:

•	issue or register the transfer or exchange of any 2023 Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the 2023 Notes selected for redemption and ending at the close of business on the day of such mailing; or

•	register the transfer or exchange of any 2023 Note so selected for redemption, in whole or in part, except the unredeemed portion of any 2023 Note being redeemed in part.

If the paying agent holds funds sufficient to pay the redemption price of the 2023 Notes to be redeemed on the redemption date, then on and after such date:

•	such 2023 Notes will cease to be outstanding;

•	interest on such 2023 Notes or portion of notes will cease to accrue; and

•	all rights of holders of such 2023 Notes will terminate except the right to receive the redemption price.

Such will be the case whether or not book-entry transfer of the 2023 Notes in book-entry form is made and whether or not 2023 Notes in certificated form, together with the necessary endorsements, are delivered to the paying agent.

We will not redeem the 2023 Notes on any date if the principal amount of the 2023 Notes has been accelerated, and such an acceleration has not been rescinded or cured on or prior to such date.

Certain Covenants

Limitation on total outstanding debt. The 2023 Notes will provide that the Operating Partnership will not, and will not permit any Subsidiary to, incur any Debt (including, without limitation, Acquired Debt) if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount of all of its and its Subsidiaries’ outstanding Debt (determined on a consolidated basis in accordance with GAAP) is greater than 60% of the sum of the following (without duplication): (1) Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter for which financial statements are available and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any Subsidiary since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Secured debt test. The 2023 Notes will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including, without limitation, Acquired Debt) secured by any Lien on any of its or any of its Subsidiaries’ property or assets, whether owned on the date of the 2013 Indenture or subsequently acquired, if, immediately after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt on a pro forma basis, the aggregate principal amount (determined on a consolidated basis in accordance with GAAP) of all of its and its Subsidiaries’ outstanding Debt which is secured by a Lien on any of the Operating Partnership’s or any of its Subsidiaries’ property or assets is greater than 40% of the sum of the following (without duplication): (1) Total Assets of the Operating Partnership and its Subsidiaries as of the last day of the then most recently ended fiscal quarter for which financial statements are available; and (2) the aggregate purchase price of any real estate assets or mortgages receivable acquired, and the aggregate amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including the proceeds obtained from the incurrence of such additional Debt.

Debt service test. The 2023 Notes also will provide that the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Debt (including without limitation Acquired Debt) if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5:1 on a pro forma basis after giving effect to the incurrence of such Debt and the application of the proceeds from such Debt (determined on a consolidated basis in accordance with GAAP), and calculated on the following assumptions: (1) such Debt and any other Debt (including, without limitation, Acquired Debt) incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had been incurred, and the application of the proceeds from such Debt (including to repay or retire other Debt) had occurred, on the first day of such period; (2) the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period had occurred on the first day of such period (except that, in making this computation, the amount of Debt under any revolving credit facility, line of credit or similar facility will be computed based upon the average daily balance of such Debt during such period); and (3) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries since the first day of such four-quarter period, whether by merger, stock purchase or sale or asset purchase or sale or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the calculation described above or any other Debt incurred after the first day of the relevant four-quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt will be computed on a pro forma basis by applying the average daily rate which would have been in effect during the entire four-quarter period to the greater of the amount of such Debt outstanding at the end of such period or the average amount of such Debt outstanding during such period.

For purposes of the foregoing, Debt will be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever the Operating Partnership or any of its Subsidiaries shall create, assume, guarantee or otherwise become liable in respect thereof.

Maintenance of total unencumbered assets. The 2023 Notes will provide that the Operating Partnership will not have at any time Total Unencumbered Assets of less than 150% of the aggregate principal amount of all of its and its Subsidiaries’ outstanding Unsecured Debt determined on a consolidated basis in accordance with GAAP.

Existence. Except as permitted under “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Merger, Consolidation or Sale,” the Operating Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises and DCT will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises. However, neither the Operating Partnership nor DCT will be required to preserve any right or franchise if DCT’s board of directors (or any duly authorized committee of that board of directors), as the case may be, determines that the preservation of the right or franchise is no longer desirable in the conduct of the Operating Partnership’s or DCT’s business, as the case may be.

Maintenance of properties. The 2023 Notes will provide that the Operating Partnership will cause all of its properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause all necessary repairs, renewals, replacements, betterments and improvements to be made, all as in our judgment may be necessary in order for the Operating Partnership to at all times properly and advantageously conduct its business carried on in connection with such properties. The Operating Partnership and DCT will not be prevented from (1) removing permanently any property that has been condemned or suffered a casualty loss, if it is in our best interests, (2) discontinuing maintenance or operation of any property if, in DCT’s reasonable judgment, such removal is in the best interest of DCT and is not disadvantageous in any material respect to the holders of the 2023 Notes, or (3) selling or otherwise disposing for value its properties in the ordinary course of business consistent with the terms of the 2013 Indenture.

Insurance. The 2023 Notes will provide that the Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its and each of its Subsidiaries’ properties and operations insurance policies carried with responsible insurance companies in such amounts and covering all such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. The 2023 Notes will provide that the Operating Partnership, DCT and any other Guarantor will each pay or discharge or cause to be paid or discharged before it becomes delinquent:

•	all material taxes, assessments and governmental charges levied or imposed on each of them or any of their respective Subsidiaries or on their respective or any such Subsidiary’s income, profits or property; and

•	all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon their respective property or the property of any of their respective Subsidiaries.

However, neither the Operating Partnership nor DCT will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith.

Provision of financial information. The 2023 Notes will provide that whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act and for so long as any 2023 Notes are outstanding, the Operating Partnership will furnish to the trustee (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Operating Partnership was required to file such reports and (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Operating Partnership was required to file such reports, in each case within 15 days after the Operating Partnership files such reports with the SEC or would be required to file such reports with the SEC pursuant to the applicable rules and regulations of the SEC, whichever is earlier. Reports, information and documents filed with the SEC via the EDGAR system will be deemed to be delivered to the trustee as of the time of such filing via EDGAR for purposes of this covenant; provided, however, that the trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed via EDGAR. Delivery of such reports, information and documents to the trustee is for informational purposes only and the trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including its compliance with any of its covenants relating to the 2023 Notes (as to which the trustee is entitled to rely exclusively on an officer’s certificate). Notwithstanding the foregoing, if permitted by the SEC, the Operating Partnership may satisfy its obligation to furnish the reports described above by furnishing such reports filed by DCT.

Guarantee

DCT will fully and unconditionally guarantee our obligations under the 2023 Notes, including the due and punctual payment of principal of and premium, if any, and interest on the 2023 Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee will be limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law.

Each guarantee will be a continuing guarantee and will inure to the benefit of and be enforceable by the trustee, the holders of the 2023 Notes and their successors, transferees and assigns.

Currently, none of our Subsidiaries guarantee our obligations under the 2023 Notes. If at any time in the future, a Subsidiary of the Operating Partnership (including any future Subsidiary) guarantees our indebtedness for money borrowed in an amount greater than $5.0 million, the Operating Partnership will cause such Subsidiary to guarantee the 2023 Notes by simultaneously executing and delivering a supplemental indenture in accordance with the 2013 Indenture.

Any such Subsidiary guarantor, or a Subsidiary Guarantor, and DCT (together with the Subsidiary Guarantors, the “Guarantors”) will be automatically and unconditionally released from its obligations under the 2013 Indenture and the related guarantee:

(a)	in the case of a Subsidiary Guarantor, upon the sale or other disposition of the Subsidiary Guarantor;

(b)	in the case of a Subsidiary Guarantor, upon the sale or disposition of all or substantially all the assets of the Subsidiary Guarantor;

(c)	upon the liquidation or dissolution of such Guarantor; provided no Default or Event of Default shall occur as a result thereof;

(d)	if we exercise our legal defeasance option or our covenant defeasance option as described under “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Defeasance” or if our obligations under the 2013 Indenture are discharged in accordance with the terms of the 2013 Indenture as described under “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Satisfaction and Discharge”; or

(e)	if a Guarantor ceases to guarantee the obligations of the Operating Partnership under any indebtedness for money borrowed of the Operating Partnership in an amount greater than $5.0 million.

provided, however, that in the case of clauses (a) and (b) above, (1) such sale or other disposition is made to a person other than DCT or any of its Subsidiaries and (2) such sale or disposition is otherwise permitted by the 2013 Indenture.

At our request, and upon delivery to the trustee of an officer’s certificate and an opinion of counsel, each stating that all conditions precedent under the 2013 Indenture relating to such release have been complied with, the trustee will execute any documents reasonably requested by us evidencing such release.

Merger, Consolidation or Sale

The 2013 Indenture provides that the Operating Partnership or DCT may consolidate with, or sell, lease or convey all or substantially all of our or its assets to, or merge with or into, any other entity, provided that the following conditions are met:

•	the Operating Partnership or DCT, as the case may be, shall be the continuing entity, or the successor entity (if other than the Operating Partnership or DCT, as the case may be) formed by or resulting from any consolidation or merger or which shall have received the transfer of assets shall be domiciled in the United States, any state thereof or the District of Columbia and shall expressly assume payment of the principal of and interest on all of the 2023 Notes and the due and punctual performance and observance of all of the covenants and conditions in the 2013 Indenture and in the 2023 Notes or the guarantees endorsed on the 2023 Notes, as the case may be;

•	immediately after giving effect to the transaction, no Event of Default under the 2013 Indenture, and no event which, after giving notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

•	an officer’s certificate and legal opinion covering these conditions shall be delivered to the trustee.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Operating Partnership and/or DCT are not the continuing entity, the successor person formed or remaining shall succeed, and be substituted for, and may exercise every right and power of the Operating Partnership, and each of the Operating Partnership and/or DCT shall be discharged from its respective obligations under the 2023 Notes, the Guarantee and the 2013 Indenture.

Events of Default

The 2013 Indenture provides that the following events are “Events of Default” with respect to the 2023 Notes:

•	default for 30 days in the payment of any installment of interest under the 2023 Notes;

•	default in the payment of the principal amount or redemption price due with respect to the 2023 Notes, when the same becomes due and payable; provided, however, that a valid extension of the maturity of the 2023 Notes in accordance with the terms of the 2013 Indenture shall not constitute a default in the payment of principal;

•	any guarantee by a Guarantor (excluding, in the case of a Subsidiary Guarantor, a Subsidiary Guarantor that by itself or considered together with other Subsidiary Guarantors whose guarantees cease to be in full force or effect would not also be a Significant Subsidiary) ceases for any reason to be, or is asserted in writing by the Operating Partnership or such Guarantor not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the 2013 Indenture and any such Guarantee;

•	the Operating Partnership’s failure to comply with any of the Operating Partnership’s other agreements contained in the 2023 Notes or the 2013 Indenture upon receipt by the Operating Partnership of notice of such default by the trustee or by holders of not less than 25% in aggregate principal amount of the 2023 Notes then outstanding and the Operating Partnership’s failure to cure (or obtain a waiver of) such default within 60 days after it receives such notice;

•	failure to pay any recourse indebtedness for money borrowed by the Operating Partnership, DCT or any Significant Subsidiary in an outstanding principal amount in excess of $50.0 million at final maturity or upon acceleration after the expiration of any applicable grace period, which recourse indebtedness is not discharged, or such default in payment or acceleration is not cured or rescinded, within 30 days after written notice to the Operating Partnership or DCT from the trustee (or to the Operating Partnership and the trustee from holders of at least 25% in principal amount of the outstanding 2023 Notes);

•	certain events of bankruptcy, insolvency or reorganization, court appointment of a receiver, liquidator or trustee of the Operating Partnership, DCT or any of their respective Significant Subsidiaries or any substantial part of their respective property, or commencement of an involuntary case or other proceeding against the Operating Partnership, DCT or any Significant Subsidiary seeking liquidation, reorganization or other relief with respect to the Operating Partnership, DCT or any Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law (which involuntary case or other proceeding remains undismissed and unstayed for 30 days).

If an Event of Default under the 2013 Indenture with respect to the 2023 Notes occurs and is continuing (other than an Event of Default specified in the last bullet above with respect to us, which shall result in an automatic acceleration), then in every case the trustee or the holders of not less than 25% in principal amount of the outstanding 2023 Notes may declare the principal amount of and premium, if any, and interest accrued and unpaid on all of the 2023 Notes to be due and payable immediately by written notice thereof to us and DCT (and to the trustee if given by the holders). However, at any time after the declaration of acceleration with respect to the 2023 Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in principal amount of outstanding 2023 Notes may waive all defaults or Events of Default and rescind and annul such declaration and its consequences if all Events of Default, other than the non-payment of accelerated principal of (or specified portion thereof) or interest on the 2023 Notes, have been cured or waived as provided in the 2013 Indenture.

The 2013 Indenture also provides that the holders of not less than a majority in principal amount of the outstanding 2023 Notes may waive any past default or Event of Default with respect to the 2023 Notes and its consequences, except a default:

•	in the payment of the principal of, premium, if any, or interest on the 2023 Notes, unless such default has been cured and we or DCT shall have deposited with the trustee all required payments of the principal of, premium, if any, and interest on the 2023 Notes; or

•	in respect of a covenant or provision contained in the 2013 Indenture that cannot be modified or amended without the consent of the holder of all 2023 Notes outstanding or each outstanding 2023 Note affected thereby.

The trustee will be required to give notice to the holders of the 2023 Notes of a default under the 2013 Indenture unless the default has been cured or waived within 90 days; provided, however, that the trustee may withhold notice to the holders of the 2023 Notes of any default with respect to the 2023 Notes (except a default in the payment of the principal of or interest on the 2023 Notes) if a trust committee of directors or specified responsible officers of the trustee consider the withholding to be in the interest of the holders.

The 2013 Indenture provides that no holders of the 2023 Notes may institute any proceedings, judicial or otherwise, with respect to the 2013 Indenture or for any remedy thereunder, except in the case of failure of the trustee, for 90 days, to act after it has received a written request to institute proceedings in respect of an Event of Default from the holders of not less than 25% in principal amount of the outstanding 2023 Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the 2023 Notes from instituting suit for the enforcement of payment of the principal of and interest on the 2023 Notes at the respective due dates thereof.

Subject to provisions in the 2013 Indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the 2013 Indenture at the request or direction of any holders of the 2023 Notes then outstanding under the 2013 Indenture, unless the holders shall have offered to the trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding 2023 Notes (or of all 2023 Notes then outstanding under the 2013 Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee. However, the trustee may refuse to follow any direction (a) which is in conflict with any law or the 2013 Indenture, (b) which may be unduly prejudicial to the holders of the notes not joining therein or (c) that would involve the trustee in personal liability, and the trustee may take any other action which is not inconsistent with such direction.

Within 120 days after the close of each fiscal year of the Operating Partnership, the Operating Partnership and DCT must deliver a certificate of an officer certifying to the trustee whether or not the officer has knowledge of any default under the 2013 Indenture and, if so, specifying each default and the nature and status thereof.

Defeasance

The Operating Partnership may, at its option and at any time, elect to have its obligations and the obligations of each Guarantor discharged with respect to the outstanding 2023 Notes and Guarantees, or Legal Defeasance. Under the 2013 Indenture, Legal Defeasance means that the Operating Partnership and the Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding 2023 Notes and Guarantees, and to have satisfied all other obligations under such 2023 Notes and Guarantees and the 2013 Indenture, except as to:

•	the rights of holders of outstanding 2023 Notes to receive payments in respect of the principal of, or interest or premium and additional interest, if any, on, such notes when such payments are due from the trust funds referred to below;

•	the Operating Partnership’s obligations with respect to such 2023 Notes, including concerning exchange and registration of transfer of the 2023 Notes, and mutilated, destroyed, lost or stolen 2023 Notes, issuing temporary 2023 Notes, and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trust, duties, and immunities of the trustee, and the Operating Partnership’s and the Guarantors’ obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance provisions of the 2013 Indenture.

In addition, the 2013 Indenture provides that the Operating Partnership may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants under the 2013 Indenture, including certain covenants listed under “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Certain Covenants” above, as described in the 2013 Indenture, or Covenant Defeasance, and thereafter any omission to comply with such obligations shall not constitute a default or an Event of Default. In the event Covenant Defeasance occurs, certain Events of Default (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) will no longer apply. Except as specified herein, however, the remainder of the 2013 Indenture and such 2023 Notes and Guarantees will be unaffected by the occurrence of Covenant Defeasance, and the 2023 Notes will continue to be deemed “outstanding” for all other purposes under the 2013 Indenture other than for the purposes of any direction, waiver, consent or declaration or act of holders (and the consequences of any thereof) in connection with any of the defeased covenants.

In order to exercise either Legal Defeasance or Covenant Defeasance:

•	the Operating Partnership must irrevocably deposit with the trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, premium and additional interest, if any, and interest on, the outstanding 2023 Notes on the stated date for payment thereof or on the redemption date of the 2023 Notes, as the case may be, and the Operating Partnership must specify whether the 2023 Notes are being defeased to such stated date for payment or to a particular redemption date;

•	in the case of Legal Defeasance, the Operating Partnership must deliver to the trustee an opinion of counsel confirming that:

•	the Operating Partnership has received from, or there has been published by the IRS a ruling, or

•	since the date of the 2013 Indenture, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding 2023 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•	in the case of Covenant Defeasance, the Operating Partnership must deliver to the trustee an opinion of counsel confirming that the holders of the outstanding 2023 Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•	no default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other indebtedness being defeased, discharged or replaced), and the granting of liens to secure such borrowings);

•	such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the 2013 Indenture and the agreements governing any other indebtedness being defeased, discharged or replaced) to which the Operating Partnership, DCT or any Subsidiary Guarantor is a party or by which any of them is bound;

•	the Operating Partnership must deliver to the trustee an officer’s certificate stating that the deposit was not made by the Operating Partnership with the intent of preferring the holders of the 2023 Notes over its other creditors with the intent of defeating, hindering, delaying or defrauding any of its creditors or others; and

•	the Operating Partnership must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The 2013 Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the 2023 Notes, as expressly provided for in the 2013 Indenture) as to all outstanding 2023 Notes when:

•	either:

•	all the 2023 Notes theretofore authenticated and delivered (except lost, stolen or destroyed 2023 Notes which have been replaced or paid and 2023 Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the trustee for cancellation; or

•

all 2023 Notes not theretofore delivered to the trustee for cancellation (1) have become due and payable or will become due and payable at their stated maturity within one year, or otherwise, or (2) are to be called for redemption on a redemption date within one year under arrangements reasonably satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of the Operating Partnership, and the Operating Partnership, in the case of clause (1) or (2) above, has irrevocably deposited or caused to be irrevocably deposited with the trustee or the paying agent (other than us or any of our affiliates), as applicable, as trust funds in trust cash in an amount sufficient to pay and discharge the entire indebtedness on such 2023 Notes not theretofore delivered to the trustee for cancellation, for principal and interest to the date of such deposit (in the case of 2023 Notes which have become due and payable) or to the maturity date or redemption date, as the case may be; provided, however, that there shall not exist, on the date of such deposit, a default or Event of Default; provided, further, that such deposit shall not result in a breach or violation of, or constitute a default under, the 2013 Indenture or any other material agreement or instrument to which the Operating Partnership is a party or to which the Operating Partnership is bound;

•	the Operating Partnership has paid or caused to be paid all other sums payable under the 2013 Indenture by the Operating Partnership; and

•	the Operating Partnership has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent provided for in the 2013 Indenture relating to the satisfaction and discharge of the 2013 Indenture have been complied with.

Modification, Waiver and Meetings

Modifications and amendments of, and supplements to, the 2013 Indenture (other than certain modifications, supplements and amendments for administrative purposes or for the benefit of holders of the 2023 Notes, in each case as further described below) will be permitted to be made only with the consent of the holders of not less than a majority in principal amount of all outstanding 2023 Notes.; provided, however, that no modification or amendment may, without the consent of the holder of each 2023 Note affected thereby:

•	change the stated maturity of the principal of or any installment of interest on the 2023 Notes issued under the 2013 Indenture; reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, the 2023 Notes, or adversely affect any right of repayment of the holder of the 2023 Notes, change the place of payment, or the coin or currency, for payment of principal of or interest on the 2023 Notes or impair the right to institute suit for the enforcement of any payment on or with respect to the 2023 Notes;

•	reduce the above-stated percentage of outstanding 2023 Notes necessary to modify or amend the 2013 Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or change voting requirements set forth in the 2013 Indenture;

•	modify or affect in any manner adverse to the holders of the 2023 Notes the terms and conditions of the obligations of the Operating Partnership or any Guarantor in respect of the payment of principal and interest;

•	modify or affect in any manner adverse to the holders of the 2023 Notes the terms and conditions of the guarantees of any Guarantor in respect of the 2023 Notes; or

•	modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect the action or to provide that certain other provisions may not be modified or waived without the consent of the holders of the 2023 Notes.

Notwithstanding the foregoing, modifications and amendments of the 2013 Indenture will be permitted to be made by the Operating Partnership, the Guarantors and the trustee without the consent of any holder of the 2023 Notes for any of the following purposes:

•	to evidence a successor to us as obligor or any of the Guarantors as guarantor under the 2013 Indenture;

•	to add to our covenants or those of DCT or our or its respective Subsidiaries, including the Subsidiary Guarantors, for the benefit of the holders of the 2023 Notes or to surrender any right or power conferred upon us, DCT or our or its respective Subsidiaries, including the Subsidiary Guarantors, in the 2013 Indenture;

•	to add Events of Default for the benefit of the holders of the 2023 Notes;

•	to amend or supplement any provisions of the 2013 Indenture; provided, that no amendment or supplement shall materially adversely affect the interests of the holders of any 2023 Notes then outstanding;

•	to secure the 2023 Notes;

•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the 2013 Indenture by more than one trustee;

•	to provide for rights of holders of the 2023 Notes if any consolidation, merger or sale of all or substantially all of our property or assets occurs;

•	to cure any ambiguity, defect or inconsistency in the 2013 Indenture; provided, that the action shall not adversely affect the interests of holders of the 2023 Notes in any material respect;

•	to provide for the issuance of additional 2023 Notes in accordance with the limitations set forth in the 2013 Indenture;

•	to supplement any of the provisions of the 2013 Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of 2023 Notes; provided, that the action shall not adversely affect the interests of the holders of the 2023 Notes in any material respect;

•	to make any amendment to the provisions of the 2013 Indenture relating to the transfer and legending of such 2023 Notes; provided, however, that such amendment does not materially and adversely affect the rights of holders to transfer such 2023 Notes;

•	to comply with any requirement of the SEC in order to effect or maintain the qualification of the 2013 Indenture under the Trust Indenture Act;

•	to conform the text of the 2013 Indenture, any guarantee or the 2023 Notes to any provision of the description thereof set forth in the final offering memorandum dated October 2, 2013 relating to the 2023 Notes to the extent that such provision in the final offering memorandum was intended to be a verbatim recitation of a provision of the 2013 Indenture, such guarantee or the 2023 Notes; or

•	to add additional guarantors for the benefit of holders of the 2023 Notes.

In addition, without the consent of any holder of the 2023 Notes, DCT, or a subsidiary thereof, may directly assume the due and punctual payment of the principal of, any premium and interest on all the 2023 Notes and the performance of every covenant of the 2013 Indenture on our part to be performed or observed. Upon any assumption, DCT or such subsidiary shall succeed us, and be substituted for and may exercise every right and power of ours, under the 2013 Indenture with the same effect as if DCT or such subsidiary had been the issuer of the 2023 Notes, and the Operating Partnership shall be released from all obligations and covenants with respect to the 2023 Notes. No assumption shall be permitted unless DCT has delivered to the trustee (1) an officer’s certificate and an opinion of counsel, stating, among other things, that the guarantees and all other covenants of DCT in the 2013 Indenture remain in full force and effect and (2) an opinion of counsel that the holders of the 2023 Notes shall have no materially adverse U.S. federal tax consequences as a result of the assumption, and that, if any 2023 Notes are then listed on the New York Stock Exchange, that the 2023 Notes shall not be delisted as a result of the assumption.

In determining whether the holders of the requisite principal amount of outstanding 2023 Notes have concurred in any direction, consent, waiver or other action thereunder or whether a quorum is present at a meeting of holders of the 2023 Notes, the 2013 Indenture provides that 2023 Notes owned by us, DCT, any Subsidiary Guarantor or any of our or their respective subsidiaries or affiliates shall be disregarded.

The 2013 Indenture contains provisions for convening meetings of the holders of the 2023 Notes. A meeting will be permitted to be called at any time by the trustee, and also, upon request, by us, DCT or the holders of at least 10% in principal amount of the outstanding 2023 Notes, in any case upon notice given as provided in the 2013 Indenture. Except for any consent that must be given by the holder of each 2023 Note affected by certain modifications and amendments of the 2013 Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present will be permitted to be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding 2023 Notes; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority in principal amount of the outstanding 2023 Notes may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding 2023 Notes.

Any resolution passed or decision taken at any meeting of holders of the 2023 Notes duly held in accordance with the 2013 Indenture will be binding on all holders of the 2023 Notes. The quorum at any meeting called to adopt a resolution, and at any adjourned meeting duly reconvened, will be holders holding or representing a majority in principal amount of the outstanding 2023 Notes; provided, however, that if any action is to be taken at the meeting with respect to a consent, waiver or other action which may be made, given or taken by the holders of not less than a specified percentage in principal amount of the outstanding 2023 Notes, holders holding or representing the specified percentage in principal amount of the outstanding 2023 Notes will constitute a quorum.

Trustee

U.S. Bank National Association will initially act as the trustee, registrar, exchange agent and paying agent for the 2023 Notes, subject to replacement at the Operating Partnership’s option as provided in the 2013 Indenture.

If an Event of Default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of its own affairs under the circumstances. The trustee will become obligated to exercise any of its powers under the 2013 Indenture at the request of any of the holders of the required percentage under the 2013 Indenture of holders of the 2023 Notes only after those holders have offered the trustee indemnity reasonably satisfactory to it.

U.S. Bank National Association is one of our creditors. As a result, it is subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign.

No Personal Liability of Directors, Officers, Employees and Shareholders

No past, present or future director, officer, employee, incorporator, shareholder, limited partner, member, manager or agent of DCT or the Operating Partnership or any of its Subsidiaries or of any successor thereto, as such, will have any liability for any of the obligations of the Operating Partnership or any of its Subsidiaries or of any successor thereto under the 2023 Notes, the 2013 Indenture, or any Guarantee or for any claim based on or otherwise in respect of such obligations or their creation. Each holder of 2023 Notes by accepting a 2023 Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 2023 Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Book-entry, delivery and form

Except as set forth below, the 2023 Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, or the Global Notes.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive 2023 Notes in registered certificated form, or Certificated Notes, except in the limited circumstances described below. See “Description of Debt Securities—Description of the 2023 Notes Issued Under the 2013 Indenture—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of 2023 Notes in certificated form.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for a Certificated Note if:

•	DTC (a) notifies us that it is unwilling or unable to continue as depository for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, we fail to appoint a successor depository;

•	we, at our option, notify the trustee in writing that we elect to cause the issuance of Certificated Notes; or

•	upon request from DTC if there has occurred and is continuing a default of Event of Default with respect to the 2023 Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the 2013 Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in a Global Note will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may be exchanged for beneficial interests in any Global Notes.

Same Day Settlement and Payment

We will make payments in respect of the 2023 Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of interest with respect to Certificated Notes by check mailed to the address of the person entitled thereto as it appears in the note register, except that a holder of Certificated Notes in the aggregate principal amount of more than $2.0 million may request by written notice to us that we pay interest by wire transfer of immediately available funds to the account specified by such holder in such notice in which case we may, at our option, pay interest by wire transfer of immediately available funds to such account. The 2023 Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such 2023 Notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Notices

Except as otherwise provided in the 2013 Indenture, notices to holders of the 2023 Notes will be given by mail to the addresses of holders of the 2023 Notes as they appear in the note register; provided that notices given to holders holding 2023 Notes in book-entry form may be given through the facilities of DTC or any successor depository.

Governing law

The 2013 Indenture, the 2023 Notes and any Guarantees will be governed by, and construed in accordance with, the law of the State of New York.

Definitions

As used in the 2013 Indenture, the following terms have the respective meanings specified below:

“Acquired Debt” means Debt of a person:

•	existing at the time such person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of ours; or

•	assumed by the Operating Partnership or any of its Subsidiaries in connection with the acquisition of assets from such person.

Acquired Debt shall be deemed to be incurred on the date the acquired person is merged or consolidated with or into us or any of our Subsidiaries or becomes a Subsidiary of ours or the date of the related acquisition, as the case may be.

“Annual Debt Service Charge” means, for any period, the interest expense of the Operating Partnership and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP, including, without duplication (1) all amortization of debt discount and premium; (2) all accrued interest; (3) all capitalized interest; and (4) the interest component of capitalized lease obligations, but excluding (i) interest reserves funded from the proceeds of any loan, (ii) amortization of deferred financing costs, (iii) prepayment penalties, (iv) swap ineffectiveness charges and (v) any expense resulting from the discounting of any indebtedness in connection with the application of purchase accounting in connection with any acquisition.

“Consolidated Income Available for Debt Service” for any period means Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for, without duplication:

•	interest expense on Debt;

•	provision for taxes;

•	amortization of debt discount, premium and deferred financing costs;

•	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP;

•	losses and gains on sales or other dispositions of properties and other investments, property valuation losses and impairment charges;

•	depreciation and amortization;

•	gains or losses on early extinguishment of debt;

•	all prepayment penalties and all costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed);

•	the effect of any non-recurring or other unusual non-cash items; and

•	amortization of deferred charges;

all determined on a consolidated basis in accordance with GAAP. Consolidated Income Available for Debt Service will be adjusted, without duplication, to give pro forma effect in the case of any assets having been placed in service or removed from service from the beginning of the period to the date of determination, to include or exclude, as the case may be, any Consolidated Income Available for Debt Service earned or eliminated as a result of the placement of the assets in service or removal of the assets from service as if the placement of the assets in service or removal of the assets from service occurred at the beginning of the period.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period, excluding, without duplication:

•	extraordinary items; and

•	the portion of net income (but not losses) of the Operating Partnership and its Subsidiaries allocable to noncontrolling interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by the Operating Partnership or one of its subsidiaries, all determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of, without duplication:

(i)	indebtedness for borrowed money evidenced by bonds, notes, debentures or similar instruments;

(ii)	indebtedness secured by any Lien on any property or asset owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by us) of the property subject to such Lien;

(iii)	reimbursement obligations in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other of such person’s or such person’s Subsidiaries’ indebtedness otherwise reflected as Debt under this definition) or unconditional obligations to pay the deferred and unpaid purchase price of property, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such purchase price that constitutes an accrued expense or trade payable; or

(iv)	any lease of property by such person as lessee which is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP; provided, however, that the term “Debt” will (1) include, to the extent not otherwise included, any obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business) Debt of the types referred to above of another person other than obligations to be liable for the Debt of another person solely as a result of non-recourse carveouts (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee or otherwise become liable in respect thereof) and (2) exclude any such indebtedness (or obligation referenced in clause (1) above) that has been the subject of an “in substance” defeasance in accordance with GAAP and Intercompany Debt that is subordinate in right of payment to the 2023 Notes (or an obligation to be liable for, or to pay, Intercompany Debt that is subordinate in right of payment to the notes referenced in clause (1) above).

“GAAP” means generally accepted accounting principles in the United States of America in effect as of the issue date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

“Intercompany Debt” means, as of any date, indebtedness and liabilities for borrowed money, secured or unsecured, to which the only parties are the Operating Partnership, DCT or any Subsidiary of either of them as of that date.

“Lien” means a mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Significant Subsidiary” means any Subsidiary or group of Subsidiaries that meets either of the following conditions: (1) DCT and its other Subsidiaries’ investments in and advances to the Subsidiary exceed 10% of DCT’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the notes or filed with the SEC under the Exchange Act; or (2) DCT and its other Subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds 10% of DCT’s and its Subsidiaries’ total assets consolidated (determined in accordance with GAAP) as of the end of the most recent fiscal quarter for which an annual or quarterly report has been furnished to holders of the notes or filed with the SEC under the Exchange Act.

“Subsidiary” means a corporation, partnership association, joint venture, trust, limited liability company or other business entity which is required to be consolidated with the Operating Partnership in accordance with GAAP.

“Total Assets” means the sum of, without duplication:

•	Undepreciated Real Estate Assets; and

•	all other assets (excluding accounts receivable and non-real estate intangible assets) of the Operating Partnership and its Subsidiaries;

•	all determined on a consolidated basis in accordance with GAAP.

“Total Unencumbered Assets” means, as of any date, the sum of, without duplication:

•	Undepreciated Real Estate Assets that are not subject to a Lien securing Debt; and

•	all other assets (excluding accounts receivable and non-real estate intangible assets) of the Operating Partnership and its Subsidiaries that are not subject to a Lien securing Debt,

all determined on a consolidated basis in accordance with GAAP; provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Debt for purposes of the covenant set forth above in “Certain Covenants—Maintenance of total unencumbered assets,” all investments by the Operating Partnership and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Total Unencumbered Assets to the extent that such investments would have otherwise been included.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition cost plus capital improvements) of real estate assets and related intangibles of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the Operating Partnership or any of its Subsidiaries which is not secured by a Lien on any property or assets of the Operating Partnership or any of its Subsidiaries.

DESCRIPTION OF GUARANTEES

DCT Industrial Trust Inc. may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of DCT Industrial Operating Partnership LP, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of DCT Industrial Operating Partnership LP punctually to pay any principal, premium or interest on any such guaranteed debt security, DCT Industrial Trust Inc. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by DCT Industrial Operating Partnership LP. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by DCT Industrial Trust Inc. will be of payment only and not of collection.

DCT Industrial Operating Partnership LP may guarantee (either fully or unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of DCT Industrial Trust Inc., whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of DCT Industrial Trust Inc. punctually to pay any principal, premium or interest on any such guaranteed debt security, DCT Industrial Operating Partnership LP will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by DCT Industrial Trust Inc. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by DCT Industrial Operating Partnership LP will be of payment only and not of collection.

Guarantees Related to 2023 Notes

DCT Industrial Trust Inc. fully and unconditionally guarantees DCT Industrial Operating Partnership LP’s obligations under the 2023 Notes, including the due and punctual payment of principal of and premium, if any, and interest on the 2023 Notes, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. The guarantee is limited to the amount necessary to prevent such guarantee from constituting a fraudulent transfer or conveyance under applicable law. See “Description of Debt Securities—Description of 2023 Notes Issued Under the 2013 Indenture—Guarantee.”

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW

AND OUR CHARTER AND BYLAWS

The following description of the terms of our stock and of certain provisions of Maryland law is only a summary. The terms “we,” “us” and “our” as such terms are used in the following summary refer to DCT Industrial Trust Inc. unless the context requires otherwise. Copies of our charter, bylaws and the partnership agreement of the Operating Partnership are filed as exhibits to the registration statement of which this prospectus is a part and the following description is qualified entirely by reference to our charter, bylaws, the applicable provisions of Maryland law and the partnership agreement of the Operating Partnership.

The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Number of Directors; Vacancies; Removal

Our charter provides that the number of directors will be set only by our board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, the number of directors may never be less than the minimum number required by the MGCL. Any vacancies on our board of directors for any cause other than an increase in the number of directors will be filled by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any vacancies on our board of directors created by an increase in the number of directors will be filled by a majority vote of the entire board of directors. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Our charter provides that a director may be removed only for cause, which means conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to us through bad faith or active and deliberate dishonesty, and then only by the affirmative vote of at least two-thirds of the votes entitled to be case generally in the election of directors.

Action by Stockholders

Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be conducted at the meeting. Nominations of individuals for election to our board of directors at a special meeting at which directors are to be elected may be made only (i) pursuant to our notice of the meeting, (ii) by or at the direction of our board of directors or (iii) provided that our board of directors has determined that directors will be elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the special meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Proxy Access

Our bylaws include proxy access provisions that permit a stockholder, or group of no more than 20 stockholders, meeting specified eligibility requirements, to include director nominees in our proxy materials for annual meetings of our stockholders. In order to be eligible to utilize these proxy access provisions, a stockholder, or group of stockholders, must, among other requirements:

•	have owned shares of common stock equal to at least 3% of the aggregate of the issued and outstanding shares of our common stock continuously for at least the prior three years;

•	represent that such shares were acquired in the ordinary course of business and not with the intent to change or influence control of us and that such stockholder or group does not presently have such intent; and

•	provide a notice requesting the inclusion of director nominees in our proxy materials and provide other required information to us not earlier than 150 days nor later than 120 days prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting of stockholders (with adjustments if the date for the upcoming annual meeting of stockholders is advanced or delayed by more than 30 days from the anniversary date of the prior year’s annual meeting).

Additionally, all director nominees submitted through these provisions must be independent and meet specified additional criteria, and stockholders will not be entitled to utilize this proxy access right at an annual meeting if we receive notice through our traditional advanced notice by-law provisions that a stockholder intends to nominate a director at such meeting. The maximum number of director nominees that may be submitted pursuant to these provisions may not exceed 20% of the number of directors then in office. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in our bylaws.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions (which have been first declared advisable by our board of directors) by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

Our bylaws provide that our board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines with respect to all or any classes or series of stock classified or reclassified in the future that such rights will apply.

Control Share Acquisitions

The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. “Control shares” are voting shares which, if aggregated with all other shares owned by the acquiror or with respect to which the acquiror has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may repurchase any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the Control Share Acquisition Act any acquisition by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, such provision may not be altered, amended or repealed by the board of directors unless it obtains the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of our common stock.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds stockholder vote requirement for removing a director;

•	a requirement that the number of directors by fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and our bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require that such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our chief executive officer, our president or the board, require the request of holders of a majority of all votes entitled to be cast at a special meeting to call such a meeting and (c) vest in the board the exclusive power to fix the number of directorships. Our board of directors has also adopted a resolution that prohibits us from classifying our board without first obtaining stockholder approval.

Business Combinations

Under the MGCL, “business combinations” between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges, or, in circumstances specified in the MGCL, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as: (1) any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation.

A person is not an interested stockholder under the MGCL if our board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least: (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation; and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the corporation other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected, or held by an affiliate or associate of the interested stockholder voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the MGCL, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act. There can be no assurance that such resolution will not be amended or eliminated at any time in the future. However, the board of directors may not revoke, alter or amend such resolution or otherwise adopt any resolution that is inconsistent with a prior resolution of the board of directors that exempts any business combination between pur Company and any other person, whether identified specifically, generally or by type from the provisions of the Business Combination Act without the affirmative vote of a majority of the votes cast on the matter by the holders of the issued and outstanding shares of common stock of our Company.

Indemnification and Limitation of Liabilities

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

We have obtained a policy of insurance under which our directors and officers will be insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. We have also entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law and our charter. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exclusive Forum

Our bylaws designate the Circuit Court for Baltimore City, Maryland (or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division) as the sole and exclusive forum for derivative claims brought on our behalf, claims against any director, officer or other employee of ours alleging a breach of duty owed to us or our stockholders, claims against us or any director, officer or other employee of ours arising pursuant to any provision of the Maryland General Corporation Law or our charter or bylaws, claims against us or any director, officer or other employee of ours governed by the internal affairs doctrine, and any other claims brought by or on behalf of any stockholder of record or any beneficial owner of our stock (either on his, her or its own behalf or on behalf of any series or class of shares of our stock or any group of our stockholders) against us or any director, officer or other employee of ours, unless we consent to an alternative forum.

DCT Industrial Operating Partnership LP Limited Partnership Agreement

The limited partnership agreement of the Operating Partnership may not be amended without DCT’s consent as general partner. As general partner, DCT may, without the consent of the limited partners, amend the partnership agreement in any respect or merge or consolidate the Operating Partnership with or into any other partnership or business entity in certain transactions pursuant to the partnership agreement; provided, however, that the following amendments and any other merger or consolidation of the Operating Partnership shall require the consent of limited partners holding more than 50% of the ownership interests of all limited partners:

(a) certain amendments affecting the operation of the redemption rights for OP Units, or the mechanism for converting OP Units into shares of our common stock, in a manner adverse to the limited partners;

(b) any amendment that would adversely affect the rights of the limited partners to receive the distributions payable to them under the partnership agreement, other than with respect to the issuance of additional OP Units pursuant to certain provisions of the partnership agreement;

(c) any amendment that would alter the Operating Partnership’s allocations of profit and loss to the limited partners, other than with respect to the issuance of additional OP Units pursuant to certain provisions of the partnership agreement; or

(d) any amendment that would impose on the limited partners any obligation to make additional capital contributions to the Operating Partnership.

The limited partnership agreement of the Operating Partnership also generally provides that DCT, as general partner of the Operating Partnership, will incur no liability to the Operating Partnership or any limited partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if DCT acted in good faith. In addition, DCT is not responsible for any misconduct or negligence on the part of its agents, provided DCT appointed such agents in good faith.

The limited partnership agreement of the Operating Partnership also provides for indemnification of DCT, the directors and officers of DCT, and such other persons as DCT may from time to time designate against any liabilities, expenses and other amounts arising from any claim or proceeding that relates to the operations of the Operating Partnership or DCT as set forth in the limited partnership agreement of the Operating Partnership in which such indemnified person is involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (1) the act or omission of the indemnified person was material to the matter giving rise to the preceding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified person actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful. Under the limited partnership agreement, the Operating Partnership generally must also advance all reasonable expenses incurred by an indemnified person who is a party to proceeding in advance of the final disposition of the proceeding.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF AN EXCHANGE

OR

REDEMPTION OF OP UNITS

The following summary is a general discussion of certain U.S. federal income tax consequences to a holder of units of partnership interest in the Operating Partnership (“OP Units”) (such holder, a “unitholder”) that exercises its option to have all or a portion of such units redeemed as described in “Redemption of OP Units.” This summary is based upon the Internal Revenue Code, the regulations promulgated by the U.S. Treasury Department, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this prospectus. The summary is also based upon the assumption that the operation of DCT Industrial Trust Inc., and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreement. This summary is for general information only and does not purport to discuss all aspects of U.S. federal income taxation which may be important to a particular investor in light of its specific investment or tax circumstances, or if a particular investor is subject to special tax rules (for example, if a particular investor is a financial institution, broker-dealer, insurance company, tax-exempt organization or, except to the extent discussed below, foreign investor, as determined for U.S. federal income tax purposes). This summary assumes that OP Units are held as capital assets, which generally means as property held for investment. No advance ruling has been or will be sought from the IRS, and no opinion of counsel will be received, regarding the U.S. federal, state, local or foreign tax consequences discussed herein.

The U.S. federal income tax consequences to a unitholder that exercises its option to have units redeemed depends in some instances on determinations of fact and interpretations of complex provisions of U.S. federal income tax law. No clear precedent or authority may be available on some questions. Accordingly, unitholders should consult their tax advisor regarding the U.S. federal, state, local and foreign tax consequences of an exchange or redemption of OP Units in light of such unitholders specific tax situation.

Exchange or Redemption of OP Units

If a unitholder tenders all or any portion of its OP Units for redemption and we exchange shares of our common stock for such units, a unitholder will recognize gain or loss in an amount equal to the difference between (i) the amount realized in the transaction (i.e., the fair market value of our shares received in such exchange plus the amount of the Operating Partnership liabilities allocable to such exchanged units at such time) and (ii) the unitholder’s tax basis in such units, which tax basis will be adjusted for the unit’s allocable share of the Operating Partnership’s income, gain or loss for the taxable year of disposition. In many circumstances, the tax liability resulting from the gain recognized on the disposition of units could exceed the fair market value of any shares of our common stock received in exchange therefor. A unitholder’s tax basis in any shares of common stock received in exchange for OP units will be the fair market value of those shares on the date of the exchange. Similarly, a unitholder’s holding period in such shares will begin following the exchange and will not include the period during which the unitholder held its units.

If the Operating Partnership redeems a tendered unit with cash (which is not contributed by DCT Industrial Trust Inc. to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraph, except that if the Operating Partnership redeems less than all of a unitholder’s units, the unitholder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of the Operating Partnership liabilities allocable to the redeemed units, exceeded the unitholder’s adjusted tax basis in all of such unitholder’s units immediately before the redemption.

Disguised Sales

Under the Internal Revenue Code, a transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner is treated as a disguised sale if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer is not dependent on the entrepreneurial risks of the partnership’s operations. In a disguised sale, the partner is treated as if he or she sold the contributed property to the partnership as of the date the property was contributed to the partnership. Transfers of money or other property between a partnership and a partner that are made within two years of each other, including redemptions of units made within two years of a unitholder’s contribution of property to the Operating Partnership, must be reported to the IRS and are presumed to be a disguised sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale.

While there is no authority applying the disguised sale rules to the exercise of a redemption right by a partner with respect to a partnership interest received in exchange for property, a redemption of units, by the Operating Partnership, in particular if made within two years of the date of a unitholder’s contribution of property to the Operating Partnership, may be treated as a disguised sale.

If this treatment were to apply, such unitholder would be treated for U.S. federal income tax purposes as if, on the date of its contribution of property to the Operating Partnership, the Operating Partnership transferred to it an obligation to pay it the redemption proceeds. In that case, the unitholder would be required to recognize gain on the disguised sale in such earlier year, and/or may have a portion of the proceeds recharacterized as interest or be required to pay an interest charge on any tax due.

Character of Gain or Loss Recognized

Except as described below, the gain or loss that a unitholder recognizes on a sale, exchange or redemption of a tendered unit will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if the holding period for the unit exceeds 12 months. If the amount realized with respect to a unit that is attributable to a unitholder’s share of unrealized receivables of the Operating Partnership exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, unrealized receivables include depreciation recapture for certain types of property.

Net Investment Income Tax

A U.S. unitholder that is an individual is subject to a 3.8% tax on the lesser of (1) such unitholder’s “net investment income” for the relevant taxable year and (2) the excess of such unitholder’s modified gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). U.S. unitholders that are estates or certain trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the 3.8% tax on the lesser of (A) their undistributed net investment income or (B) the excess of their adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes net gain from the disposition of our units. If you are a U.S. unitholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Net Investment Income tax to any gains you may recognize on a sale, exchange or redemption of our units.

Passive Activity Losses

The passive activity loss rules of the Internal Revenue Code limit the use of losses derived from passive activities, which generally include investments in limited partnership interests such as the units. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from the Operating Partnership or other investments that may be used to offset gain from the sale, exchange or redemption of your units tendered for redemption.

Tax Reporting

If a unitholder tenders a unit and such unit is acquired by DCT Industrial Trust Inc. or the Operating Partnership, the unitholder must report the transaction by filing a statement with its U.S. federal income tax return for the year of the disposition which provides certain required information to the IRS. To prevent the possible application of backup withholding with respect to payment of the consideration, a unitholder must provide DCT Industrial Trust Inc. or the Operating Partnership with its correct taxpayer identification number.

Foreign Offerees

Gain recognized by a foreign person on a sale, exchange or redemption of a unit tendered for redemption will be subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). If you are a foreign person, DCT Industrial Trust Inc. or the Operating Partnership generally will be required, under the FIRPTA provisions of the Internal Revenue Code, to deduct and withhold 15% of the amount realized by you on the disposition and you will be required to file a U.S. federal income tax return to report any gain and pay any additional tax due. The amount withheld would be creditable against your U.S. federal income tax liability and, if the amount withheld exceeds your actual tax liability, you could claim a refund from the IRS.

YOU SHOULD CONSULT YOUR TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES APPLICABLE TO YOU AS A RESULT OF A SALE, EXCHANGE OR REDEMPTION OF UNITS TENDERED FOR REDEMPTION.

COMPARISON OF OP UNITS AND COMMON STOCK

The information below highlights a number of the significant differences between the OP Units and our common stock, including, among other things, the nature of the investment, voting rights, distributions and dividends, liquidity and transferability, liquidation rights, redemption rights and certain tax matters. These comparisons are intended to assist holders of OP Units in understanding how their investment changes if they exchange their OP Units for shares of our common stock.

This discussion is summary in nature and does not constitute a complete discussion of these matters, and holders of OP Units should carefully review the rest of this prospectus and the registration statement of which this prospectus is a part, and the documents we incorporate by reference as exhibits to such registration statement, particularly our charter, our bylaws and the partnership agreement of the Operating Partnership, for additional important information. This discussion, to the extent it constitutes a summary of our charter, our bylaws or the partnership agreement of the Operating Partnership, is qualified entirely by reference to those documents.

OP Units	Common Stock
Nature of Investment
The OP Units constitute limited partnership interests in the Operating Partnership, a Delaware limited partnership.	The shares of common stock constitute equity securities in DCT, a Maryland corporation.

Voting Rights

Under the partnership agreement, OP Unit holders have voting rights as limited partners only with respect to certain limited matters, such as certain types of amendments to the partnership agreement, termination of the partnership and certain other transactions.

In addition, the affirmative vote or consent of holders of at least 50% of the outstanding OP Units will be necessary for any merger, consolidation or other combination of the general partner with or into another person, or sale of all or substantially all of its assets that results in a change of control of the general partner unless (1) the holders of OP Units are entitled to receive for each unit an amount of consideration equal to that paid for each share of common stock or (2) the general partner survives the transaction and holders of common stock are not entitled to any consideration in such transaction other than retaining their shares of common stock. With respect to the exercise of the above described voting rights, a holder of OP Units will be entitled to one vote per unit.

Each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of our stockholders, including the election of directors.

Holders of our common stock have the right to vote on, among other things, a merger of DCT, amendments to the DCT charter and the dissolution of DCT. Certain amendments to our charter require the affirmative vote of not less than two-thirds of votes entitled to be cast on the matter. Our charter permits our Board of Directors to classify and issue capital stock in one or more series having voting power which may differ from that of our common stock.

Under our charter and bylaws, a consolidation, merger, share exchange, transfer of all or substantially all of our assets or the dissolution of DCT requires the affirmative vote of a majority of all the votes entitled to be cast by stockholders on the matter.

Distributions/Dividends

Holders of OP Units are entitled to receive quarterly cash distributions in an amount determined by the general partner in its sole and absolute discretion. Distributions shall be made to holders of OP Units in accordance with their respective percentage interests in the Operating Partnership.	Holders of our common stock are entitled to receive dividends when and as authorized by our Board of Directors and declared by us out of funds legally available therefor.

OP Units	Common Stock
In no event may a holder of OP Units receive a distribution of cash with respect to an OP Unit if such holder is entitled to receive a cash distribution as the holder of record of a share of our common stock for which all or part of such OP Unit has been or will be exchanged.	Under the REIT rules, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to (i) the sum of (A) 90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gain) and (B) 90% of the income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of non-cash income. See “Operational Requirements—Annual Distribution Requirement” within the “Federal Income Tax Considerations” section.

Liquidity and Transferability/Redemption at Holder’s Option

There is no public market for the OP Units and the OP Units are not listed on any securities exchange.

Under the partnership agreement, no OP Unit holder may transfer all or any portion of its OP Units to any transferee, other than certain of his family members or affiliates or beneficial owners, if the transferee is an entity, without the consent of the general partner, which consent may be withheld in its sole and absolute discretion.

Holders of OP Units maintain a right to redeem their units. At any time after the OP Units shall have been outstanding for at least one year, each holder of OP Units has the right to require the Operating Partnership to redeem all or a portion of such OP Units in exchange for an equivalent number of shares of common stock of DCT.

Notwithstanding the foregoing, upon notice to a holder of OP Units delivered by the Operating Partnership, the Operating Partnership may redeem all or any portion of such holder’s OP Units on the redemption date for the Cash Amount of the OP Units, as defined in the partnership agreement.

Our common stock is listed on the New York Stock Exchange under the symbol “DCT.” Transfers of our common stock are subject to the ownership limits set forth in our charter as such limits may be changed by our board. Our common stock is not redeemable or convertible at the option of the holder.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of the Operating Partnership, after payment of, or adequate provision for, debts and obligations of the Operating Partnership, any remaining assets shall be distributed to the partners to the extent of the positive balance of the capital account of each partner.	Holders of our common stock are entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities. These rights are subject to the preferential liquidation rights of any other class or series of our stock.

Redemption at Our Option

The OP Units may not be redeemed by the general partner.	Our common stock is not subject to redemption.

OP Units	Common Stock
Certain Tax Matters

The Operating Partnership itself is not required to pay federal income taxes. Instead, each holder of OP Units includes its allocable share of partnership taxable income or loss in determining its individual federal income tax liability. Income and loss generally is subject to “passive activity” limitations. Under the “passive activity” rules, partners can generally offset income and loss that is considered “passive” against income and loss from other investments that constitute “passive activities.”

Partnership cash distributions are generally not taxable to a holder of OP Units except to the extent they exceed the holder’s basis in its partnership interest, which will include such holder’s allocable share of the debt of the partnership.

Holders of OP Units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which the Operating Partnership owns property, even if they are not residents of those states.

As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as “qualified dividend income” for individual U.S. stockholders. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder’s adjusted basis in his common stock, with the excess taxed as capital gain.

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any “passive losses” against this income or gain.

Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions.

FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a summary of certain U.S. federal income tax considerations associated with an investment in our common shares or debt securities that may be relevant to you. If we offer equity securities other than common shares, information about additional income tax consequences to holders of those securities will be included in the applicable prospectus supplement. The statements made in this section of the prospectus are based upon current provisions of the Internal Revenue Code and Treasury Regulations promulgated thereunder, as currently applicable, currently published administrative positions of the Internal Revenue Service and judicial decisions, all of which are subject to change, either prospectively or retroactively. We cannot assure you that any changes will not modify the conclusions expressed in counsel’s opinions described herein. This summary does not address all possible tax considerations that may be material to an investor and does not constitute legal or tax advice. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective holder of common shares or debt securities, in light of your personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws, such as insurance companies, holders whose shares are acquired through the exercise of stock options or otherwise as compensation, holders whose shares are acquired through the distribution reinvestment plan or who intend to sell their shares under the share redemption program, tax-exempt organizations except as provided below, financial institutions or broker-dealers, a trust, an estate, a regulated investment company, a REIT, a real estate mortgage investment conduit, a person who holds 10% or more (by vote or value) of our stock, foreign corporations or persons who are not citizens or residents of the United States except as provided below, or others who are subject to special treatment under the Internal Revenue Code. This summary does not address state, local or non-U.S. tax considerations of an investment in our common stock or debt securities (except to a limited extent below). This summary assumes that our common shares or debt securities are held as capital assets within the meaning of Section 1221 of the Internal Revenue Code, which generally means as property held for investment. The Internal Revenue Code provisions governing the federal income tax treatment of REITs and their stockholders are highly technical and complex, and this summary is qualified in its entirety by the express language of applicable Internal Revenue Code provisions, Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof.

This discussion is not intended to be, and should not be construed as, tax advice. We urge you, as a prospective holder of common stock or debt securities, to consult your tax advisor regarding the specific tax consequences to you of a purchase of shares or debt securities, ownership and sale of the shares or debt securities and of our qualification and taxation as a REIT, including the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and our qualification and taxation as a REIT and of potential changes in applicable tax laws.

REIT Qualification

We elected to be taxable as a REIT for United States federal income tax purposes commencing with our taxable year ended December 31, 2003. This section of the prospectus discusses the laws governing the tax treatment of a REIT and its stockholders. These laws are highly technical and complex.

In connection with the filing of this registration statement, Goodwin Procter LLP has delivered an opinion to us that, commencing with our taxable year that began on January 1, 2003, our company was organized in conformity with the requirements for qualification as a REIT under the Internal Revenue Code, and its actual method of operation, and its proposed method of operation has enabled and will enable it to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code.

The opinion of Goodwin Procter LLP is based on various assumptions relating to the organization and operation of our company, and is conditioned upon representations and covenants made by us including, in a factual certificate provided by one of our officers and factual representations set forth in this registration statement, regarding our organization, our sources of income, our assets and the past, present and future conduct of our business operations. While we intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances, no assurance can be given by Goodwin Procter LLP or by us that we will so qualify for any particular year. The REIT opinion speaks as of the date issued and Goodwin Procter LLP has no obligation to advise us or the holders of our common stock or our debt securities of any subsequent change in the matters stated, represented or assumed in the opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the Internal Revenue Service or any court, and no assurance can be given that the Internal Revenue Service will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depends on our ability to meet on a continuing basis, through actual operating results, distribution levels, and diversity of stock ownership, various qualification requirements imposed upon REITs under the Internal Revenue Code, the compliance with which will not be reviewed by Goodwin Procter LLP. Our ability to qualify as a REIT also requires that we satisfy certain asset tests, some of which depend upon the fair market values of assets directly or indirectly owned by us. Such values may not be susceptible to a precise determination. While we intend to continue to operate in a manner that will allow us to qualify as a REIT, no assurance can be given that the actual results of our operations for any taxable year satisfy such requirements for qualification and taxation as a REIT.

Taxation of Our Company

If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income taxes on that portion of our ordinary income or capital gain that we distribute currently to our stockholders, because the REIT provisions of the Internal Revenue Code generally allow a REIT to deduct dividends paid to its stockholders. This substantially eliminates the federal “double taxation” on earnings (taxation at both the corporate level and stockholder level) that usually results from an investment in a corporation. Even if we qualify for taxation as a REIT, however, we will be subject to federal income taxation as follows:

•	We will be taxed at regular corporate rates on our undistributed “REIT taxable income,” including undistributed net capital gains (“REIT taxable income” is the taxable income of the REIT subject to special adjustments, including a deduction for dividends paid);

•	Under some circumstances, we may be subject to the “alternative minimum tax” on our items of tax preference;

•	Subject to a statutory safe harbor, if we have income from prohibited transactions (which are, in general, sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business), the income will be subject to a 100% tax;

•	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate;

•	If we should fail to satisfy the asset or other requirements applicable to REITs, as described below, yet nonetheless maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the tax will be $50,000 per failure, or, in the case of certain asset test failures, the amount of net income generated by the assets in question multiplied by the highest corporate tax rate if that amount exceeds $50,000 per failure;

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a 100% tax equal to (1) the greater of (A) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test or (B) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect our profitability;

•	If we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed, plus (B) retained amounts on which corporate level tax is paid by us;

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders;

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income and would be deemed to have paid the tax that we paid on such gain. The stockholder would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholders’ basis in DCT Industrial Trust Inc.;

•	If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a transaction in which the C corporation would not normally be required to recognize any gain or loss on disposition of the asset and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then a portion of the gain may be subject to tax at the highest regular corporate rate, unless the C corporation made an election to treat the asset as if it were sold for its fair market value at the time of our acquisition;

•	If it is determined that amounts of certain income and expense were not allocated between us and a taxable REIT subsidiary (as defined herein) on the basis of arm’s-length dealing, or to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate, we will be subject to a tax equal to 100% of those amounts;

•	If we fail to qualify for taxation as a REIT because we fail to distribute by the end of the relevant year any earnings and profits we inherit from a taxable C corporation during the year (e.g., by tax-free merger or tax free liquidation), and the failure is not due to fraud with intent to evade tax, we generally may retain our REIT status by paying a special distribution, but we will be required to pay an interest charge on 50% of the amount of undistributed non-REIT earnings and profits;

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would: (1) include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, (2) be deemed to have paid its proportionate share of the tax that we paid on such gain and (3) be allowed a credit for its proportionate share of the tax deemed to have been paid, with an adjustment made to increase the stockholders’ basis in our stock; and

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations that have elected or will elect, jointly with us, to be treated as our taxable REIT subsidiaries, the earnings of which would be subject to U.S. federal corporate income tax.

No assurance can be given that the amount of any such federal income taxes will not be substantial. In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

We elected to be taxed as a REIT for United States federal income tax purposes commencing with our taxable year ended December 31, 2003, and we have not revoked or terminated our REIT election. In order for us to have so qualified, and to continue to qualify, as a REIT, we must have met and continue to meet the requirements discussed below relating to our organization, sources of income, nature of assets and distributions of income to our stockholders.

Organizational Requirements

In order to qualify for taxation as a REIT under the Internal Revenue Code, we must meet tests regarding our income and assets described below and:

1) Be a corporation, trust or association that would be taxable as a domestic corporation but for the REIT provisions of the Internal Revenue Code;

2) Elect to be taxed as a REIT and not revoke or terminate such election and satisfy relevant filing and other administrative requirements for each taxable year;

3) Be managed by one or more trustees or directors;

4) Have our beneficial ownership evidenced by transferable shares or by transferable certificates of beneficial interest;

5) Not be a financial institution or an insurance company subject to special provisions of the federal income tax laws;

6) Use a calendar year for U.S. federal income tax purposes and comply with the record keeping requirements of the Internal Revenue Code and the Treasury Regulations promulgated thereunder;

7) Have at least 100 stockholders for at least 335 days of each taxable year of 12 months or during a proportionate part of a taxable year of less than 12 months;

8) not have more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, including specified entities in certain circumstances, during the last half of each taxable year; and

9) meet other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

Items 7 and 8 above do not apply until after the first taxable year for which we elect to be taxed as a REIT. For purposes of determining stock ownership under item 8 above, a supplemental unemployment compensation benefits plan, a private foundation and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Section 401(a) of the Internal Revenue Code generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding shares of a REIT in proportion to their actuarial interests in the trust for purposes of item 8 above. We believe we have issued sufficient common stock with sufficient diversity of ownership to allow us to satisfy items 7 and 8. In addition, our charter contains restrictions regarding the ownership and transfer of shares of our stock that are intended to assist us in continuing to satisfy the share ownership requirements of items 7 and 8. If we comply with Treasury Regulations that provide procedures for ascertaining the actual ownership of our common stock for each taxable year and we did not know, and with the exercise of reasonable diligence could not have known, that we failed to meet item 8 above for a taxable year, we will be treated as having met item 8 for that year.

We have complied with item 2 by electing to be taxed as a REIT commencing with our taxable year ended December 31, 2003, which REIT election has not been revoked or terminated, and we have satisfied all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status. We believe we have satisfied and intend to continue to satisfy the other requirements described in items 1-6 above at all times during each of our taxable years.

To qualify as a REIT, we also cannot have at the end of any taxable year any undistributed earnings and profits that are attributable to a non-REIT taxable year. We do not believe that we have any non-REIT earnings and profits and believe that we therefore satisfy this requirement.

Ownership of Qualified REIT Subsidiaries, Other Disregarded Entities and Interests in Partnerships

For purposes of the requirements described herein, any corporation that is a qualified REIT subsidiary of ours will not be treated as a corporation separate from us and all assets, liabilities, and items of income, deduction and credit of our qualified REIT subsidiaries will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is a corporation, other than a taxable REIT subsidiary (as described below under “Operational Requirements—Asset Tests”), all of the capital stock of which is owned by a REIT.

An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes.

In the case of a REIT that is a partner in an entity treated as a partnership for federal tax purposes, such as the Operating Partnership, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the requirements described herein. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of the REIT requirements, including the asset and income tests described below. As a result, our proportionate share of the assets, liabilities and items of income of the Operating Partnership and of any other partnership, joint venture, limited liability company or other entity treated as a partnership for federal tax purposes in which we directly or indirectly through other partnerships or disregarded entities have an interest will be treated as our assets, liabilities and items of income.

If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in that entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of that action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.

Subsidiary REITs.

We own interests in a subsidiary that has elected to be treated as a REIT for federal income tax purposes, and we may from time to time own interests in other entities that intend to qualify as REITs for federal income tax purposes. If any such entity in which we own an interest fails to qualify for taxation as a REIT in any taxable year, that failure could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation that is not a REIT or a taxable REIT subsidiary, as further described below.

Protection from Stock Concentration

In order to protect us from a concentration of ownership of stock that would cause us to fail item 8 above, our charter provides that stock owned, or deemed to be owned or transferred to a shareholder in excess of specified ownership limits will be converted automatically into Excess Stock (as defined below) and transferred to a charity for resale. The original shareholder is entitled to receive certain proceeds from such a resale. Excess Stock is a separate class of our capital stock that is entitled to no voting rights but shares ratably with the common stock in dividends and rights upon dissolution. Because of the absence of authority on this issue, however, we cannot assure you that the operation of the Excess Stock or other provisions contained in our charter will, as a matter of law, prevent a concentration of ownership of stock in excess of the applicable ownership limits from causing us to violate item 8 above. If there were such a concentration of ownership and the operation of the Excess Stock or other provisions contained in our charter were not held to cure such violation, we would be disqualified as a REIT. In rendering its opinion that we are organized in a manner that permits us to qualify as a REIT, Goodwin Procter LLP is relying on our representation that the ownership of our stock (without regard to the Excess Stock provisions) satisfies item 8 above. Goodwin Procter LLP expresses no opinion as to whether, as a matter of law, the Excess Stock or other provisions contained in our charter preclude us from failing item 8 above.

To monitor its compliance with item 8 above, a REIT is required to send annual letters to certain stockholders requesting information regarding the actual ownership of its shares. If we comply with the annual letters requirement and we do not know or, exercising reasonable diligence, would not have known of our failure to meet item 8 above, then we will be treated as having met item 8 above. A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Operational Requirements—Gross Income Tests

To maintain our qualification as a REIT, we must satisfy annually two gross income requirements.

•	75% Income Test: At least 75% of our gross income, excluding gross income from “prohibited transactions” (as defined below), certain hedging transactions, cancellation of indebtedness income, and certain foreign currency gains, for each taxable year must be derived directly or indirectly from investments relating to (a) real property or mortgages on real property, including “rents from real property,” gains from the disposition of real estate assets other than certain debt instruments of publicly offered REITS, dividends paid by another REIT and interest on obligations secured by mortgages on real property or on interests in real property or (b) certain qualified temporary investment income, as described below.

•	95% Income Test: At least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, cancellation of indebtedness income, and certain foreign currency gains, for each taxable year must be derived from the real property investments described above and generally from distributions, interest and gains from the sale or disposition of stock or securities or from any combination of the foregoing.

For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. A mortgage loan secured by both real property and personal property shall be treated as a wholly qualifying real estate asset and all interest shall be qualifying income for purposes of the 75% income test if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, as of the date the REIT makes a binding commitment to make the loan.

The rents we will receive or be deemed to receive will qualify as “rents from real property” for purposes of satisfying the gross income requirements for a REIT only if the following conditions are met:

•	The amount of rent received from a tenant must not be based in whole or in part on the income or profits of any person; however, an amount received or accrued generally will not be excluded from the term “rents from real property” solely by reason of being based on a fixed percentage or percentages of gross receipts or sales;

•	In general, neither we nor an owner of 10% or more of our stock may directly or constructively own 10% or more of a tenant, or a Related Party Tenant, or a subtenant of the tenant (in which case only rent attributable to the subtenant is disqualified);

•	Rent attributable to personal property leased in connection with a lease of real property cannot be greater than 15% of the total rent received under the lease, as determined based on the average of the fair market values as of the beginning and end of the taxable year; and

•	We normally must not operate or manage the property or furnish or render services to tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive any income or through a “taxable REIT subsidiary.” However, a REIT may provide services with respect to its properties, and the income derived therefrom will qualify as “rents from real property,” if the services are “usually or customarily rendered” in connection with the rental of space only and are not otherwise considered “rendered to the occupant.” Even if the services provided by us with respect to a property are impermissible tenant services, the income derived therefrom will not cause other rental income from the applicable property to fail to qualify as “rents from real property” if such income does not exceed one percent of all amounts received or accrued with respect to that property. The amount that we will be deemed to have received for performing impermissible services will be the greater of the actual amounts received and 150% of our direct cost of providing those services.

We generally do not intend to receive rent that fails to satisfy any of the foregoing conditions unless, based on the advice of our tax counsel, doing so will not jeopardize our status as a REIT.

A “taxable REIT subsidiary” of ours is a corporation in which we directly or indirectly own stock and jointly elects with us to be treated as a taxable REIT subsidiary under section 856(l) of the Internal Revenue Code. In addition, if one of our taxable REIT subsidiaries owns, directly or indirectly, securities representing 35% or more of the vote or value of a subsidiary corporation, that subsidiary will also be treated as a taxable REIT subsidiary of ours. A taxable REIT subsidiary is a corporation subject to the United States federal income tax, and state and local income tax where applicable, as a regular “C” corporation.

Generally, a taxable REIT subsidiary can perform impermissible tenant services without causing us to receive impermissible tenant services income under the REIT income tests. However, several provisions regarding the arrangements between a REIT and its taxable REIT subsidiaries ensure that a taxable REIT subsidiary will be subject to an appropriate level of United States federal income taxation. For example, a taxable REIT subsidiary is limited in its ability to deduct interest payments in excess of a certain amount made to us. In addition, we will be obligated to pay a 100% penalty tax on some payments that we receive or on certain expenses deducted by the taxable REIT subsidiary if the economic arrangements among us, our tenants, and/or the taxable REIT subsidiary are not comparable to similar arrangements among unrelated parties. A taxable REIT subsidiary may also engage in other activities that, if conducted by us other than through a taxable REIT subsidiary, could result in the receipt of non-qualified income or the ownership of nonqualified assets or could otherwise adversely affect us.

We may from time to time enter into hedging transactions with respect to interest rate exposure on one or more of our assets or liabilities. Any such hedging transactions could take a variety of forms, including the use of derivative instruments such as interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. Except to the extent provided by Treasury Regulations, any income from a hedging transaction (i) made in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, (ii) entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests (or any property which generates such income or gain) or, (iii) that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that is being hedged against by the transaction described in clause (i) or (ii), which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test and the 75% gross income test. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for the purposes of both the 75% and 95% gross income tests.

We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

We expect the bulk of our income to qualify under the 75% Income and 95% Income Tests as rents from real property in accordance with the requirements described above. In this regard, we anticipate that most of our leases will be for fixed rentals with annual “consumer price index” or similar adjustments and that none of the rentals under our leases will be based on the income or profits of any person. In addition, none of our tenants are expected to be Related Party Tenants and the portion of the rent attributable to personal property is not expected to exceed 15% of the total rent to be received under any lease. Finally, we anticipate that all or most of the services to be performed with respect to our properties will be performed by our property manager and such services are expected to be those usually or customarily rendered in connection with the rental of real property and not rendered to the occupant of such property. In addition, we anticipate that any non-customary services will be provided by a taxable REIT subsidiary or, alternatively, by an independent contractor that is adequately compensated and from whom we derive no income. However, we can give no assurance that the actual sources of our gross income will allow us to satisfy the 75% Income and the 95% Income Tests described above.

Notwithstanding our failure to satisfy one or both of the 75% Income and the 95% Income Tests for any taxable year, we may still qualify as a REIT for that year if we are eligible for relief under specific provisions of the Internal Revenue Code. These relief provisions generally will be available if:

•	Our failure to meet these tests was due to reasonable cause and not due to willful neglect; and

•	following our identification of the failure to meet the 75% or 95% Income Test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of such tests for such taxable year.

It is not possible, however, to state whether, in all circumstances, we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally incur unexpectedly exceeds the limits on nonqualifying income, the IRS could conclude that the failure to satisfy the tests was not due to reasonable cause. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will fail to qualify as a REIT. In addition, as discussed above in “—General—Taxation of Our Company,” even if these relief provisions apply, a tax would be imposed with respect to the excess net income.

Prohibited Transaction Income. Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the specific facts and circumstances. The Internal Revenue Code provides a safe harbor pursuant to which sales of properties held for at least two years and meeting certain additional requirements will not be treated as prohibited transactions, but compliance with the safe harbor may not always be practical. We have conducted and intend to continue to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held as inventory or for sale to customers and that a sale of any such asset will not be treated as having been in the ordinary course of our business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives, however, no assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that the safe-harbor provisions will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to U.S. federal income tax at regular corporate income tax rates. The potential application of the prohibited transactions tax could cause us to forego potential dispositions of other property or to forego other opportunities that might otherwise be attractive to us (such as developing property for sale), or to undertake such dispositions or other opportunities through a taxable REIT subsidiary, which would generally result in corporate income taxes being incurred.

Foreclosure Property. Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% Income Test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Operational Requirements—Asset Tests

At the close of each quarter of our taxable year, we also must satisfy five tests, which we refer to as the Asset Tests, relating to the nature and diversification of our assets.

•	First, at least 75% of the value of our total assets must be represented by real estate assets, cash, cash items (including receivables and certain money market funds) and U.S. government securities. The term “real estate assets” includes real property, mortgages on real property, shares in other qualified REITs, property attributable to the temporary investment of new capital and a proportionate share of any real estate assets owned by a partnership in which we are a partner or of any qualified REIT subsidiary of ours. Real estate assets include, for this purpose, stock or debt instruments held for less than one year purchased with the proceeds of an offering of shares of our common stock or certain debt.

•	Second, no more than 25% of our total assets may be represented by securities other than those in the 75% asset class.

•	Third, of the investments included in the 25% asset class, the value of any one issuer’s securities that we own may not exceed 5% of the value of our total assets. Additionally, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities. This Asset Test does not apply to securities of a taxable REIT subsidiary. For purposes of this Asset Test and the second Asset Test, securities do not include the equity or debt securities of a qualified REIT subsidiary of ours or an equity interest in any entity treated as a partnership for federal tax purposes.

•	Fourth, no more than 25% of the value of our total assets (20% for taxable years beginning on or after January 1, 2018) may consist of the securities of one or more taxable REIT subsidiaries. Subject to certain exceptions, a taxable REIT subsidiary is any corporation, other than a REIT, in which we directly or indirectly own stock and with respect to which a joint election has been made by us and the corporation to treat the corporation as a taxable REIT subsidiary of ours and also includes any corporation, other than a REIT, in which a taxable REIT subsidiary of ours owns, directly or indirectly, more than 35% of the voting power or value.

•	Fifth, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.

The Internal Revenue Code provides a safe harbor under which certain types of debt securities are not treated as “securities” for purposes of the 10% value test described above, including, generally, (a) straight debt securities (including straight debt that provides for certain contingent payments) unless we hold (either directly or through our “controlled” taxable REIT subsidiaries) certain other securities of the same corporate or partnership issuer that have an aggregate value greater than 1% of that issuer’s outstanding securities, (b) any loan to an individual or an estate, (c) certain rental agreements calling for deferred rents or increasing rents that are subject to Section 467 of the Internal Revenue Code, other than with certain related persons, (d) any obligation to pay rents from real property under the 75% and 95% gross income tests, (e) securities issued by a State or any political subdivision of a State, the District of Columbia, a foreign government, any political subdivision of a foreign government, or the Commonwealth of Puerto Rico, but only if the determination of any payment received or accrued under the security does not depend in whole or in part on the profits of any person not described in this category, or payments on any obligation issued by such an entity, (f) securities issued by another REIT and (g) other arrangements identified in Treasury regulations (which have not yet been issued or proposed) (collectively, “Qualifying Debt”). In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, with no convertibility feature, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, a REIT’s interest as a partner in a partnership is not considered a “security” for purposes of applying the 10% value test to securities issued by the partnership, but the REIT will be deemed to own its proportionate share of each of the assets of the partnership. In looking through any partnership to determine our allocable share of any securities owned by the partnership, our share of the assets of the partnership, solely for purposes of applying the 10% value test, will correspond not only to our interest as a partner in the partnership but also to our proportionate interest in certain debt securities issued by the partnership. Any debt instrument issued by a partnership (other than any “Qualifying Debt”) will not be considered a security if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test. If the partnership fails to meet the 75% gross income test, any debt instrument issued by the partnership (other than “Qualifying Debt”) nevertheless will not be treated as a “security” to the extent of our interest as a partner in the partnership.

We may (and, in fact, do) hold one or more assets (and may provide services to tenants) through one or more taxable REIT subsidiaries. To treat a subsidiary as a taxable REIT subsidiary, we and the corporate subsidiary must make a joint election by filing a Form 8875 with the IRS. A taxable REIT subsidiary will pay tax at the corporate rates on its earnings, but those earnings may include types of income that might jeopardize our REIT status if we earned it directly. We may hold up to 100% of the stock in a taxable REIT subsidiary. To prevent the shifting of income and expenses between us and a taxable REIT subsidiary, the Internal Revenue Code imposes on us a tax equal to 100% of certain items of income and expense that are not allocated between us and the taxable REIT subsidiary at arm’s length. The 100% tax is also imposed to the extent we charge a taxable REIT subsidiary interest in excess of a commercially reasonable rate.

Finally, as described above, we hold one or more of our assets through one or more partnerships, including the Operating Partnership. For purposes of applying the REIT asset and gross income qualification tests, and in other instances, Treasury Regulations will treat us as owning a proportionate share of a partnership’s gross income and assets based on our percentage ownership of that partnership’s capital. For this reason, if we own any percentage of the capital interests in a partnership that we do not control, we may be unable to avoid sharing in that partnership’s non-REIT-qualifying assets and income.

The Internal Revenue Code contains a number of provisions applicable to REITs, including relief provisions, that make it easier for REITs to satisfy the asset requirements, or to maintain REIT qualification notwithstanding certain violations of the asset and other requirements.

If we meet the Asset Tests at the close of any quarter, we will not lose our REIT status for a failure to satisfy the Asset Tests at the end of a later quarter in which we have not acquired any securities or other property if such failure occurs solely because of changes in asset values. If our failure to satisfy the Asset Tests results from an acquisition of securities or other property during a quarter, we can cure the failure by disposing of a sufficient amount of non-qualifying assets within 30 days after the close of that quarter. We intend to maintain adequate records of the value of our assets to ensure compliance with the Asset Tests and to take other action within 30 days after the close of any quarter as may be required to cure any noncompliance.

If we fail to satisfy the 5% or 10% Asset Tests after the 30-day cure period prescribed under the Internal Revenue Code, we may be entitled to a relief provision that applies to “de minimis” violations of the 10% and 5% asset tests. A REIT may maintain its qualification despite a violation of such requirements if (a) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT’s total assets, or $10,000,000, and (b) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

A second relief provision allows a REIT which fails one or more of the asset requirements and is ineligible for relief under the de minimis rule to nevertheless maintain its REIT qualification if (a) it provides the IRS with a description of each asset causing the failure, (b) the failure is due to reasonable cause and not willful neglect, (c) the REIT pays a tax equal to the greater of (i) $50,000 per failure, or (ii) the product of the net income generated by the assets that caused the failure multiplied by the highest applicable corporate tax rate, and (d) the REIT either disposes of the assets causing the failure within 6 months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

Operational Requirements—Annual Distribution Requirement

In order to be taxed as a REIT, we are required to make distributions, other than capital gain distributions, to our stockholders each year in the amount at least equal to (1) the sum of (a) 90% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain and (b) 90% of the net income, after tax, from foreclosure property, minus (2) the sum of certain specified items of noncash income. In addition, if we should acquire any asset from a “C” corporation in a carry-over basis transaction and we subsequently recognize any built-in gain during the applicable recognition period (currently, 5 years), we will be required, under Treasury Regulations, to include such built-in gain recognized in our REIT taxable income and to distribute at least 90% of the same. While we must generally pay distributions in the taxable year to which they relate, we may also pay distributions in the following taxable year if (1) they are declared before we timely file our federal income tax return for the taxable year in question, and if (2) they are paid on or before the first regular distribution payment date after the declaration. For this purpose, dividends declared in October, November or December of any calendar year and payable to stockholders of record on a specified date in that month, are treated as paid by us and as received by our stockholders on the last day of the calendar year, provided we actually pay the dividends no later than in January of the following calendar year.

Even if we satisfy the foregoing distribution requirement and, accordingly, continue to qualify as a REIT for tax purposes, we will still be subject to federal income tax on the excess of our net capital gain and our REIT taxable income, as adjusted, over the amount of distributions to stockholders.

In addition, if we fail to distribute during each calendar year at least the sum of:

•	85% of our ordinary income for that year;

•	95% of our capital gain net income other than the capital gain net income which we elect to retain and pay tax on for that year; and

•	any undistributed taxable income from prior periods,

we will be subject to a 4% nondeductible excise tax on the excess of the amount of the required distributions over the sum of (A) the amounts actually distributed plus (B) retained amounts on which corporate level tax is paid by us.

We intend to make timely distributions sufficient to satisfy this requirement; however, it is possible that we may experience timing differences between (1) the actual receipt of income and payment of deductible expenses, and (2) the inclusion of that income and deduction of those expenses for purposes of computing our taxable income. It is also possible that we may be allocated a share of net capital gain attributable to the sale of depreciated property by the Operating Partnership that exceeds our allocable share of net cash proceeds attributable to that sale or the Operating Partnership may utilize operating income and/or net sales proceeds to meet other obligations or create reserves rather than distributing it to Unitholders, including us. In those circumstances, we may have less cash than is necessary to meet our annual distribution requirement or to avoid income or excise taxation on undistributed income. We may find it necessary in those circumstances to (1) sell assets in adverse market conditions, (2) borrow on unfavorable terms, (3) distribute amounts that would otherwise be invested in future acquisitions or capital expenditures or used for the repayment of debt, (4) pay dividends in the form of taxable stock dividends or (5) use cash reserves, in order to comply with the REIT distribution requirements. If we fail to satisfy the distribution requirement for any taxable year by reason of a later adjustment to our taxable income made by the Internal Revenue Service, we may be able to pay “deficiency dividends” in a later year and include such distributions in our deductions for dividends paid for the earlier year. In that event, we may be able to avoid losing our REIT status or being taxed on amounts distributed as deficiency dividends, but we would be required to pay an interest charge to the Internal Revenue Service based upon the amount of any deduction taken for deficiency dividends for the earlier year and would be subject to applicable penalty provisions.

As noted above, we may also elect to retain (or may be deemed to retain), rather than distribute, our net long-term capital gains. The effect of such an election would be as follows:

•	We would be required to pay the federal income tax on these gains at regular corporate rates;

•	Taxable U.S. stockholders, while required to include their proportionate share of the undistributed long-term capital gains in income, would receive a credit or refund for their share of the tax paid by the REIT; and

•	The basis of the stockholder’s shares would be increased by the difference between the designated amount included in the stockholder’s long-term capital gains and the tax deemed paid with respect to such shares.

In computing our REIT taxable income, we will use the accrual method of accounting and intend to depreciate depreciable property under the alternative depreciation system. We are required to file an annual federal income tax return, which, like other corporate returns, is subject to examination by the Internal Revenue Service. Because the tax law requires us to make many judgments regarding the proper treatment of a transaction or an item of income or deduction, it is possible that the Internal Revenue Service will challenge positions we take in computing our REIT taxable income and our distributions.

Issues could arise, for example, with respect to the allocation of the purchase price of properties between depreciable or amortizable assets and non-depreciable or non-amortizable assets such as land and the current deductibility of fees paid to our former advisor or its affiliates. Were the Internal Revenue Service to successfully challenge our characterization of a transaction or determination of our REIT taxable income, we could be found to have failed to satisfy a requirement for qualification as a REIT. If, as a result of a challenge, we are determined to have failed to satisfy the distribution requirements for a taxable year, we would be disqualified as a REIT, unless we were permitted to pay a deficiency dividend to our stockholders and pay interest thereon to the Internal Revenue Service, as provided by the Internal Revenue Code. A deficiency dividend cannot be used to satisfy the distribution requirement, however, if the failure to meet the requirement is not due to a later adjustment to our income or dividends paid deduction by the Internal Revenue Service.

Operational Requirements—Record Keeping

We must maintain certain records as set forth in Treasury Regulations in order to avoid the payment of monetary penalties to the Internal Revenue Service. Such Treasury Regulations require that we request, on an annual basis, certain information designed to disclose the ownership of our outstanding shares. We intend to comply with these requirements.

Failure to Qualify as a REIT

If we fail to qualify as a REIT for any reason in a taxable year and applicable relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. The failure to qualify for taxation as a REIT could have a significant adverse effect on the market value and marketability of the securities offered by this prospectus. In any year in which we fail to qualify as a REIT, we will not be able to deduct distributions paid to our stockholders. In this situation, to the extent of current and accumulated earnings and profits, all distributions to our stockholders that are individuals will generally be taxable at capital gains rates, and, subject to limitations of the Internal Revenue Code, corporate distributees may be eligible for the dividends received deduction. We also will be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost unless we are entitled to relief under specific statutory provisions.

Sale-Leaseback Transactions

Some of our investments may be in the form of sale-leaseback transactions. We normally intend to treat these transactions as true leases for U.S. federal income tax purposes. However, depending on the terms of any specific transaction, the Internal Revenue Service might take the position that the transaction is not a true lease but is more properly treated in some other manner. If such re-characterization were successful, we would not be entitled to claim the depreciation deductions available to an owner of the property. In addition, the re-characterization of one or more of these transactions might cause us to fail to satisfy the Asset Tests or the Income Tests described above based upon the asset we would be treated as holding or the income we would be treated as having earned and such failure could result in our failing to qualify as a REIT. Alternatively, the amount or timing of income inclusion or the loss of depreciation deductions resulting from the re-characterization might cause us to fail to meet the distribution requirement described above for one or more taxable years absent the availability of the deficiency dividend procedure or might result in a larger portion of our distributions being treated as ordinary distribution income to our stockholders.

U.S. Federal Income Tax Aspects of Our Partnership

The following discussion summarizes certain U.S. federal income tax considerations applicable to our investment in the Operating Partnership. The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as a Partnership

We will be entitled to include in our income a distributive share of the Operating Partnership’s income and to deduct our distributive share of the Operating Partnership’s losses only if the Operating Partnership is classified for U.S. federal income tax purposes as a partnership, rather than as a corporation or an association taxable as a corporation. Under applicable Treasury Regulations, which we refer to as the Check-the-Box Regulations, an unincorporated domestic entity with at least two members may elect to be classified either as an association taxable as a corporation or as a partnership. If the entity fails to make an election, it generally will be treated as a partnership for U.S. federal income tax purposes. The Operating Partnership intends to be classified as a partnership for U.S. federal income tax purposes and will not elect to be treated as an association taxable as a corporation under the Check-the-Box-Regulations.

Even though the Operating Partnership will not elect to be treated as an association for U.S. federal income tax purposes, it may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. We and the Operating Partnership believe and currently intend to take the position that the Operating Partnership should not be classified as a publicly traded partnership because (i) OP Units are not traded on an established securities market, and (ii) OP Units should not be considered readily tradable on a secondary market or the substantial equivalent thereof. However, no assurances can be provided that the IRS may not successfully challenge the status of our Operating Partnership as a partnership.

Even if the Operating Partnership were considered a publicly traded partnership, the operating partnership should not be treated as a corporation for U.S. federal income tax purposes under current law as long as 90% or more of its gross income consists of “qualifying income” under Section 7704(d) of the Internal Revenue Code. In general, qualifying income includes interest, dividends, real property rents (as defined by Section 856 of the Internal Revenue Code) and gain from the sale or disposition of real property.

We have not requested, and do not intend to request, a ruling from the Internal Revenue Service that the Operating Partnership has been or will be classified as a partnership for U.S. federal income tax purposes.

If for any reason the Operating Partnership were taxable as a corporation, rather than a partnership, for U.S. federal income tax purposes, we would not be able to qualify as a REIT, unless we are eligible for relief from the violation pursuant to relief provisions described above. See “—Requirements for Qualification as a REIT—Organizational Requirements” and “—Operational Requirements—Asset Tests,” above, for discussion of the effect of the failure to satisfy the REIT tests for a taxable year, and of the relief provisions. In addition, any change in the Operating Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur a tax liability without any related cash distribution. Further, items of income and deduction of the Operating Partnership would not pass through to its partners, and its partners would be treated as stockholders for tax purposes. The Operating Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing the Operating Partnership’s taxable income.

Income Taxation of the Operating Partnership and its Partners

Partners, Not Partnership, Subject to Tax. A partnership is not a taxable entity for U.S. federal income tax purposes. As a partner in the Operating Partnership, we will be required to take into account our allocable share of the Operating Partnership’s income, gains, losses, deductions, and credits for any taxable year of the Operating Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distributions from the Operating Partnership.

Partnership Allocations. Although a partnership agreement generally determines the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under Section 704(b) of the Internal Revenue Code if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partner’s interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. The Operating Partnership’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations promulgated thereunder.

Tax Allocations With Respect to Contributed Properties. Pursuant to Section 704(c) of the Internal Revenue Code, income, gain, loss, and deductions attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for U.S. federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. Under applicable Treasury Regulations, partnerships are required to use a “reasonable method” for allocating items subject to Section 704(c) of the Internal Revenue Code and several reasonable allocation methods are described therein.

Under the partnership agreement, subject to exceptions applicable to the special limited partnership interests, depreciation or amortization deductions of the Operating Partnership generally will be allocated among the partners in accordance with their respective interests in the Operating Partnership, except to the extent that the Operating Partnership is required under Section 704(c) of the Internal Revenue Code to use a different method for allocating depreciation deductions attributable to its properties. In addition, gain or loss on the sale of a property that has been contributed to the Operating Partnership will be specially allocated to the contributing partner to the extent of any built-in gain or loss with respect to the property for U.S. federal income tax purposes. It is possible that we may (1) be allocated lower amounts of depreciation deductions for tax purposes with respect to contributed properties than would be allocated to us if each such property were to have a tax basis equal to its fair market value at the time of contribution, and (2) be allocated taxable gain in the event of a sale of such contributed properties in excess of the economic profit allocated to us as a result of such sale. These allocations may cause us to recognize taxable income in excess of cash proceeds received by us, which might adversely affect our ability to comply with the REIT distribution requirements, although we do not anticipate that this event will occur. The foregoing principles also will affect the calculation of our earnings and profits for purposes of determining the portion of our distributions that are taxable as a dividend. The allocations described in this paragraph may result in a higher portion of our distributions being taxed as a dividend than would have occurred had we purchased such properties for cash.

Basis in Partnership Interest. The adjusted tax basis of our partnership interest in the Operating Partnership generally will be equal to (1) the amount of cash and the basis of any other property contributed to the Operating Partnership by us, (2) increased by (A) our allocable share of the Operating Partnership’s income and (B) our allocable share of indebtedness of the Operating Partnership, and (3) reduced, but not below zero, by (A) our allocable share of the Operating Partnership’s loss and (B) the amount of cash distributed to us, including constructive cash distributions resulting from a reduction in our share of indebtedness of the Operating Partnership. If the allocation of our distributive share of the Operating Partnership’s loss would reduce the adjusted tax basis of our partnership interest in the Operating Partnership below zero, the recognition of the loss will be deferred until such time as the recognition of the loss would not reduce our adjusted tax basis below zero. If a distribution from the Operating Partnership or a reduction in our share of the Operating Partnership’s liabilities would reduce our adjusted tax basis below zero, that distribution, including a constructive distribution, will constitute taxable income to us. The gain realized by us upon the receipt of any such distribution or constructive distribution would normally be characterized as capital gain, and if our partnership interest in the Operating Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distribution would constitute long-term capital gain.

Depreciation Deductions Available to the Operating Partnership. To the extent that the Operating Partnership acquires properties for cash, the Operating Partnership’s initial basis in such properties for U.S. federal income tax purposes generally will be equal to the purchase price paid by the Operating Partnership. The Operating Partnership plans to depreciate each depreciable property for U.S. federal income tax purposes under the alternative depreciation system of depreciation, or ADS. Under ADS, the Operating Partnership generally will depreciate buildings and improvements over a 40-year recovery period using a straight-line method and a mid-month convention and will depreciate furnishings and equipment over a 12-year recovery period. To the extent that the Operating Partnership acquires properties in exchange for OP Units, the Operating Partnership’s initial basis in each such property for U.S. federal income tax purposes should be the same as the transferor’s basis in that property on the date of acquisition by the Operating Partnership. Although the law is not entirely clear, the Operating Partnership generally intends to depreciate such depreciable property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors.

Sale of the Operating Partnership’s Property. Generally, any gain realized by the Operating Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Our share of any gain realized by the Operating Partnership on the sale of any property held by the Operating Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Operating Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. We, however, do not presently intend to acquire or hold or allow the Operating Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or the Operating Partnership’s trade or business.

Recent Legislation. Under the Bipartisan Budget Act of 2015, Congress revised the rules applicable to U.S. federal income tax audits of partnerships and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, a partnership itself (including our Operating Partnership) may be liable for a hypothetical increase in partner-level taxes (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed against the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs (such as us), and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of our Operating Partnership or any of the partnerships in which we hold an interest.

Taxation of U.S. Stockholders

In this section, the phrase “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•	a corporation or other entity treated as a corporation for U.S. federal income tax purposes created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The U.S. federal income tax treatment of a partner in a partnership that holds our common stock generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships should consult their own tax advisors as to the particular U.S. federal income tax consequences applicable to them.

For any taxable year for which we qualify for taxation as a REIT, amounts distributed to, and gains realized by, taxable U.S. stockholders with respect to our common shares generally will be taxed as described below.

Distributions Generally

Distributions to U.S. stockholders, other than capital gain distributions discussed below, will constitute dividends up to the amount of our current or accumulated earnings and profits and will be taxable to stockholders as ordinary income. As long as we qualify as a REIT, these distributions are not eligible for the dividends received deduction generally available to corporations. In addition, with limited exceptions, as long as we are a REIT, these distributions are not eligible for taxation at the preferential income tax rates for qualified distributions received by individuals from taxable C corporations and will be taxed at the higher rate applicable to ordinary income. U.S. stockholders that are individuals, however, are taxed at the preferential rates on distributions designated by and received from us to the extent that the distributions are attributable to (i) income retained by us in the prior taxable year on which we were subject to corporate level income tax (less the amount of tax), (ii) distributions received by us from taxable C corporations, including our taxable REIT subsidiaries, or (iii) income in the prior taxable year from the sales of “built-in gain” property acquired by us from C corporations in carryover basis transactions (less the amount of corporate tax on such income).

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, the distribution will be treated first as a tax-free return of capital, reducing the tax basis in the U.S. stockholder’s shares, and the amount of each distribution in excess of a U.S. stockholder’s tax basis in its shares will be taxable as gain realized from the sale of its shares. Distributions that we declare in October, November or December of any year payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of the year, provided that we actually pay the distribution during January of the following calendar year. U.S. stockholders may not include any of our losses on their own U.S. federal income tax returns.

We will be treated as having sufficient earnings and profits to treat as a dividend any distribution by us up to the amount required to be distributed in order to avoid imposition of the 4% excise tax discussed above. Moreover, any “deficiency dividend” will be treated as an ordinary or capital gain dividends, as the case may be, regardless of our earnings and profits. As a result, stockholders may be required to treat as taxable some distributions that would otherwise result in a tax-free return of capital.

The discussion in this section applies equally to distributions payable in cash and taxable stock distributions. The Internal Revenue Code provides that certain distributions payable in stock will be treated as taxable stock dividends. In addition, shares acquired through a distribution reinvestment plan are treated as taxable stock dividends. U.S. stockholders receiving taxable dividends of stock will be required to include as dividend income the fair market value of the stock received plus any cash or other property received in the distribution, to the extent of our current and accumulated earnings and profits for U.S. federal income tax purposes. As a result, a U.S. stockholder may be required to pay tax with respect to such dividends in excess of the cash received. If a U.S. stockholder sells the stock it receives as a dividend, the sales proceeds may be less than the amount included in income with respect to the dividend, depending on the market price of the stock at the time of the sale.

Capital Gain Dividends

Distributions to U.S. stockholders that we properly designate as capital gain dividends normally will be treated as long-term capital gains to the extent they do not exceed our actual net capital gain for the taxable year without regard to the period for which the U.S. stockholder has held his stock. A capital gain dividend is not eligible for the dividends-received deduction available to corporations. A corporate U.S. stockholder might be required to treat up to 20% of some capital gain dividends as ordinary income.

We may elect to retain and pay U.S. federal income tax on any net capital gain we may recognize in any taxable year. Net capital gain is the excess of net long-term capital gain over net short-term capital loss. In addition, we may elect to treat our stockholders as receiving an amount not in excess of our net capital gain for the taxable year. In that case, a U.S. stockholder will include in income his proportionate share of our undistributed net capital gain as long-term capital gain. The U.S. stockholder also will be deemed to have paid his proportionate share of tax we paid on our net capital gain and will receive a credit or refund for the amount of that tax in computing his U.S. federal income tax liability. A U.S. stockholder’s basis in our shares will increase by the amount of the undistributed long-term capital gain he includes in income, reduced by the U.S. stockholder’s share of our tax paid on that gain.

When a REIT designates a distribution as a capital gain dividend, the REIT may also designate the portions of the distribution that are subject to the different tax rates applicable to different categories of capital gains. These additional designations by the REIT are effective only to the extent they do not exceed certain limitations.

Certain Dispositions of Shares of Our Common Stock

In general, capital gains recognized by individuals upon the sale or disposition of shares of our common stock will be subject to favorable capital gains tax rates, if such stock is held for more than 12 months, and will be taxed at ordinary income rates if such stock is held for 12 months or less. Gains recognized by stockholders that are corporations are subject to U.S. federal income tax at the corporate rate, whether or not classified as long-term capital gains.

Capital losses recognized by a stockholder upon the disposition of shares of our common stock will be considered capital losses, and are generally available only to offset capital gain income of the stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a stockholder who has held such shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by the stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our stock will not be treated as passive activity income. As a result, a U.S. stockholder will not be able to apply any “passive losses” against income or gain relating to our stock. Distributions made by us, to the extent they do not constitute return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Net Investment Income Tax

A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (1) such stockholder’s “net investment income” for the relevant taxable year and (2) the excess of such stockholder’s modified gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). U.S. stockholders that are estates or certain trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the 3.8% tax on the lesser of (A) their undistributed net investment income or (B) the excess of their adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes dividends on our stock and net gain from the disposition of our stock. If you are a U.S. stockholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Net Investment Income tax to your income and gains in respect of your investment in our stock.

Information Reporting Requirements and Backup Withholding for U.S. Stockholders

We will report to U.S. stockholders of our common shares and to the Internal Revenue Service the amount of distributions made or deemed made during each calendar year and the amount of tax withheld, if any. Under some circumstances, U.S. stockholders may be subject to backup withholding on payments made with respect to, or cash proceeds of a sale or exchange of, our common stock. Payors are required to backup withhold on any payments if:

•	the payee fails to furnish its taxpayer identification number or “TIN” (which, for an individual, would be his or her Social Security number), or to establish an exemption from backup withholding;

•	there has been a notified payee under-reporting with respect to interest, dividends, or original issue discount described in Section 3406(c) of the Internal Revenue Code;

•	the payor is notified by the Internal Revenue Service that the TIN furnished by the payee is incorrect; or

•	the payee fails to certify, under penalties of perjury, that it is not subject to backup withholding under the Internal Revenue Code.

Backup withholding will not apply with respect to payments made to some stockholders, such as corporations, in certain circumstances and to tax-exempt organizations. Backup withholding is not an additional tax. Rather, the amount of any backup withholding with respect to a payment to a U.S. stockholder will be allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle the U.S. stockholder to a refund, provided that the required information is furnished to the Internal Revenue Service. U.S. stockholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Treatment of Tax-Exempt Stockholders

Tax-exempt entities including qualified employee pension benefit trusts, profit sharing trusts and individual retirement accounts generally are exempt from U.S. federal income taxation. These entities are subject to taxation, however, on any “unrelated business taxable income,” or UBTI, as defined in the Internal Revenue Code. Unless a tax-exempt stockholder holds our stock as “debt financed property” (as defined in the Internal Revenue Code) or uses our stock in an unrelated trade or business, and we do not hold an asset that gives rise to “excess inclusion income,” distributions to the stockholder should not constitute UBTI. Similarly, if a tax-exempt stockholder sells our stock, the income from the sale generally should not constitute UBTI.

A “qualified trust” that holds more than 10% by value of the shares of a “pension-held REIT” may be required to treat a certain percentage of that REIT’s distributions as UBTI. A REIT is a “pension-held REIT” only if the REIT would not qualify as a REIT for U.S. federal income tax purposes but for the application of a “look-through” exception to the five-or-fewer requirement applicable to shares held by qualified trusts and the REIT is “predominantly held” by qualified trusts. A REIT is predominantly held by qualified trusts if either at least one qualified trust holds more than 25% by value of the REIT interests, or qualified trusts, each owning more than 10% by value of the REIT interests, hold in the aggregate more than 50% of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (a) the UBTI earned by the REIT, treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI, to (b) the total gross income, less certain associated expenses, of the REIT. If this ratio is less than 5% for any year, the qualified trust will not be treated as having received UBTI as a result of the REIT dividend. For these purposes, a qualified trust is any trust described in Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a) of the Internal Revenue Code. The restrictions on ownership of stock in our charter generally will prevent us from being classified as a pension-held REIT and, accordingly, the application of the provisions treating a portion of our distributions as UBTI to a tax-exempt entity holding our stock should be inapplicable.

Special Tax Considerations for Non-U.S. Stockholders

The rules governing U.S. federal income taxation of a Non-U.S. stockholder of our common stock are complex. The following discussion is intended only as a summary of these rules. A Non-U.S. stockholder refers to a beneficial owner of our common stock that is a nonresident alien individual, foreign corporation, foreign trust or foreign estate. For purposes of this discussion, “U.S. trade or business income” of a Non-U.S. stockholder generally means a dividend, a capital gain dividend, a retained net capital gain or a gain on a sale or other taxable disposition of our stock or other security if that dividend, capital gain dividend, retained net capital gain or gain is (1) effectively connected with trade or business conducted by the Non-U.S. stockholder within the United States and (2) in most cases of a resident of a country with which the United States has an income tax treaty, attributable to a permanent establishment or fixed base of the Non-U.S. stockholder in the United States. Non-U.S. stockholders should consult with their own tax advisors to determine the impact of U.S. federal, state and local income tax laws on an investment in our common stock, including any reporting requirements as well as the tax treatment of the investment under the tax laws of their home country

Ordinary Dividends

The portion of distributions received by Non-U.S. stockholders payable out of our earnings and profits which are not attributable to gain from our sale or exchange of a U.S. real property interest (or USRPI, as defined below) and that we do not designate as a capital gains dividend or retained net capital gain will be treated as ordinary dividend income. Those distributions will generally be subject to U.S. withholding tax at the rate of 30%, unless reduced by treaty. Non-U.S. stockholders from treaty jurisdictions should note, however, that reduced rates of dividend withholding generally available under treaties may not apply, or may not apply as favorably, to dividends from REITs. In cases where the dividend income from a Non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the Non-U.S. stockholder’s conduct of a U.S. trade or business, the Non-U.S. stockholder generally will be subject to U.S. tax at graduated rates, in the same manner as domestic stockholders are taxed with respect to such distributions, such income must generally be reported on a U.S. income tax return filed by or on behalf of the Non-U.S. stockholder, and the income may also be subject to the 30% branch profits tax in the case of a Non-U.S. stockholder that is a corporation. In general, Non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. We plan to withhold United States income tax at the rate of 30% on the gross amount of any distribution paid to a Non-U.S. stockholders unless either:

•	a lower treaty rate applies and the Non-U.S. stockholders files an IRS Form W-8BEN or IRS Form W-8BEN-E evidencing eligibility for that reduced rate (and provides its U.S. taxpayer identification number); or

•	the Non-U.S. stockholder files an IRS Form W-8ECI with us certifying that the distribution is effectively connected income.

Non-Dividend Distributions

Unless our common stock constitutes a U.S. real property interest, or a USRPI, as described in “—Dispositions of Our Common Stock” below, or either (i) the Non-U.S. stockholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such Non-U.S. stockholder (in which case the Non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain recognized from such distribution), or (ii) the Non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and other requirements are met (in which case the Non-U.S. stockholder will be subject to a 30% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. income tax. If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. stockholder may seek a refund from the Internal Revenue Service of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the stockholder’s basis in our stock will be taxed under FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a domestic stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 15% of the amount by which the distribution exceeds the stockholder’s share of our earnings and profits.

Capital Gain Distributions

Except as discussed below with respect to 10% or less holders of regularly traded classes of stock, “qualified shareholders” and “qualified foreign pension funds,” for any year in which we qualify as a REIT, a Non-U.S. stockholder will incur tax on distributions by us that are attributable to gain from our sale or exchange of USRPIs under FIRPTA. The term USRPIs includes interests in real property and shares in corporations at least 50% of whose real estate and business assets consist of interests in U.S. real property. Under FIRPTA, a distribution made by us to a Non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries, or USRPI capital gains, will be considered effectively connected with a U.S. trade or business of the Non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. individuals or corporations, without regard to whether the distribution is designated as a capital gain dividend. See “—Ordinary Dividends” above for a discussion of the consequences of income that is effectively connected with a U.S. trade or business. In addition, we will be required to withhold tax equal to 35% of the amount of dividends to the extent the dividends constitute USRPI capital gains, and this amount is creditable against the Non-U.S. stockholder’s U.S. tax liability, and to the extent it such exceeds such Non-U.S. stockholder’s U.S. tax liability, is refundable. Distributions that are attributable to gain from sales or exchanges of USRPIs (including capital gain distributions) with respect to any class of our stock that is regularly traded on an established securities market located in the United States will not be treated as gain recognized from the sale or exchange of a USRPI if the Non-U.S. stockholder does not own more than 10% of such class of stock at any time during the 1-year period ending on the date of distribution. Instead, any such distribution will be treated as an ordinary dividend for U.S. federal income tax purposes. We believe that our stock is currently regularly traded on an established securities market. However, we cannot assure you that we will continue to be “regularly traded” at all times in the future. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. stockholder that is a corporation. Capital gain dividends received by a Non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. income tax unless: (1) the investment in our common stock is effectively connected with the Non-U.S. stockholder’s U.S. trade or business (through a U.S. permanent establishment, if the Non-U.S. stockholder is entitled to the benefits of an applicable tax treaty and such tax treaty so requires as a condition for taxation), in which case the Non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to any gain, except that a holder of a foreign corporation also may be subject to the 30% branch profits tax, as discussed above; or (2) the Non-U.S. stockholder is a nonresident alien individual who is present in the Unites States 183 days or more during the taxable year and certain other requirements are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual’s capital gains, reduced by certain capital losses. Capital gain dividends received by a Non-U.S. stockholder from us that are not USRPI capital gains may be subject to withholding.

Although the law is not clear on the matter, it appears that amounts designated by us as undistributed capital gains generally should be treated with respect to a Non-U.S. stockholder in the same manner as actual distributions by us of capital gain dividends. Under that approach, the Non-U.S. stockholders would be able to offset as a credit against their U.S. federal income tax liability resulting therefrom an amount equal to their proportionate share of the tax paid by us on the undistributed capital gains and to receive from the IRS a refund to the extent their proportionate share of this tax paid by us exceeds their actual U.S. federal income tax liability.

Distributions of Stock and Cash

In the event that we make distributions payable in stock that are treated as taxable stock dividends for U.S. federal income tax purposes, we will generally withhold and remit to the IRS 30% of the amount of the dividend

(including any portion of the dividend paid in our common stock). If such withholding exceeds a Non-U.S. stockholder’s actual U.S. federal income tax liability, such Non-U.S. stockholder may be entitled to a refund or credit for such excess. To the extent that the amount we are required to withhold with respect to a Non-U.S. stockholder exceeds the cash portion of the dividend payable to such Non-U.S. stockholder, we will also withhold a portion of the common stock payable to the Non-U.S. stockholder to the extent necessary for us to satisfy our withholding obligations. Furthermore, to the extent that any portion of such a distribution is treated as effectively connected with a Non-U.S. stockholder’s U.S. trade or business, the Non-U.S. stockholder’s tax liability with respect to such dividend may be significantly greater than the amount of cash it receives.

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of our common stock by a Non-U.S. stockholder generally will not be subject to U.S. taxation under FIRPTA. Subject to the exceptions described below, our common stock generally will be treated as a USRPI if 50% or more of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor.

However, our common stock will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. stockholders. Although we believe that we are and will remain a domestically-controlled REIT, no assurance can be given that we are or will be a domestically controlled qualified investment entity. In the event that we do not constitute a domestically controlled qualified investment entity, a person’s sale of stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) the stock owned is of a class that is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and (2) the selling Non-U.S. stockholder held 10% or less of our outstanding stock of that class at all times during a specified testing period. We believe that our stock is currently regularly traded on an established securities market. However, we cannot assure you that we will continue to be “regularly traded” at all times in the future.

Specific wash sale rules applicable to sales of shares in a domestically-controlled REIT could result in gain recognition, taxable under FIRPTA, upon the sale of our common shares even if we are a domestically-controlled qualified investment entity. These rules would apply if a Non-U.S. stockholder (1) disposes of our common shares within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been taxable to such Non-U.S. stockholder as gain from the sale or exchange of a USRPI, (2) acquires, or enters into a contract or option to acquire, other shares during the 61-day period that begins 30 days prior to such ex-dividend date, and (3) if our common shares are “regularly traded” on an established securities market in the United States, such Non-U.S. stockholder has owned more than 10% of such class of outstanding shares at any time during the one-year period ending on the date of such distribution.

To the extent our stock is held directly (or indirectly through one or more partnerships) by a “qualified shareholder,” it will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such shareholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified shareholder is generally a Non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges as defined by the treaty, or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Internal Revenue Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified shareholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified shareholder’s stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified shareholder to the value of all interests in the qualified shareholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified shareholder on the disposition of our stock or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. Such treatment shall also apply to applicable investors in respect of distributions treated as a sale or exchange of stock with respect to a qualified shareholder. For these purposes, an “applicable investor” is person who holds an interest in the qualified shareholder and holds more than 10% of our stock applying certain constructive ownership rules.

The FIRPTA rules do not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT, a “qualified foreign pension fund” or any entity all of the interests of which are held by an qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

If the gain on the sale of shares were subject to taxation under FIRPTA, a Non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals. Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. stockholder in two cases: (a) if the Non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. stockholder, the Non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain plus an additional branch profits tax of up to 30% in the case of corporate Non-U.S. stockholders, or (b) if the Non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and other requirements are met, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain, reduced by certain capital losses.

Information Reporting Requirements and Backup Withholding for Non-U.S. Stockholders

If the proceeds of a disposition of our stock are paid by or through a U.S. office of a broker-dealer, the payment is generally subject to information reporting and backup withholding at a 28% rate unless the disposing non-U.S. stockholder certifies as to his name, address and Non-U.S. status or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding will not apply to a payment of disposition proceeds if the payment is made outside the United States through a foreign office of a foreign broker-dealer. If the proceeds from a disposition of our stock are paid to or through a foreign office of a U.S. broker-dealer or a non-U.S. office of a foreign broker-dealer that is:

•	a “controlled foreign corporation” for U.S. federal income tax purposes,

•	a foreign person 50% or more of whose gross income from all sources for a three-year period was effectively connected with trade or business conducted by that person within the United States,

•	a foreign partnership with one or more partners who are U.S. persons and who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

•	a foreign partnership engaged in the conduct of trade or business in the United States,

(i) backup withholding will not apply unless the broker-dealer has actual knowledge that the owner is a United States person, and (ii) information reporting will not apply if the Non-U.S. stockholder satisfies certification requirements regarding its status as not a United States person.

Non-U.S. stockholders should consult their tax advisors with regard to U.S. information reporting and backup withholding requirements under the Internal Revenue Code.

Taxation of Holders of Certain Fixed Rate Debt Securities

This section describes for general information only the material U.S. federal income tax consequences of owning the fixed rate debt securities that DCT Industrial Trust, Inc. or DCT Industrial Operating Partnership LP may offer. It is not tax advice. Except to the extent addressed specifically below with respect to original issue discount, this section applies only if the fixed rate debt securities purchased are acquired in the initial offering at the offering price and are held as a capital asset. If these fixed rate debt securities are purchased at a price other than the offering price, the amortizable bond premium or market discount rules may apply which are not described in this Prospectus. Prospective holders should consult their own tax advisors regarding these possibilities.

The tax consequences of owning any floating rate debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

Taxation of Taxable U.S. Holders

The term “U.S. Holder” means any beneficial owner of a debt security, other than an entity treated as a partnership for U.S. federal income tax purposes, that for U.S. federal income tax purposes, is

•	a citizen or resident of the United States;

•	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or of a political subdivision of the United States;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	any trust if (1) a United States court is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a United States person.

The term “Non-U.S. Holder” shall refer to a beneficial owner of a debt security, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of debt securities, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. A holder of debt securities that is a partnership, and partners in such partnership, should consult their tax advisors about the U.S. federal income tax consequences of purchasing, holding and disposing of debt securities.

Interest and Original Issue Discount.

If the issue price of a debt security is less than its stated redemption price at maturity, then the debt security will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between the debt security’s issue price and its stated redemption price at maturity is less than a statutory de minimis amount. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than qualified stated interest (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security. The amount of OID on the debt security will be de minimis if it is less than 0.0025 multiplied by the product of the stated redemption price at maturity and the number of complete years to maturity.

If the difference between the issue price and the stated redemption price at maturity of a debt security is more than the statutory de minimis amount, the debt security will be treated as having been issued with OID. The amount of OID on a debt security, which is equal to the difference, must be included in income as ordinary interest as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of such U.S. Holder’s regular method of tax accounting.

Stated interest on a debt security generally will be included in the income of a U.S. Holder as ordinary income at the time such interest is received or accrued, in accordance with the U.S. Holder’s regular method of tax accounting. U.S. holders purchasing debt securities with OID should consult their tax advisors regarding computation of OID accruals.

Disposition of the Debt Securities

Upon the sale, exchange, redemption, repurchase, retirement or other taxable disposition of a debt security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the debt security. A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such Holder increased by the amount of OID (if any) previously included in income by such Holder and decreased by the amount of any payments other than qualified stated interest payments. Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The deductibility of capital losses is subject to limitations. The character of income generated with respect to an investment in debt securities issued by us is not affected by our REIT status.

Net Investment Income Tax

A U.S. Holder that is an individual is subject to a 3.8% tax on the lesser of (1) such U.S. holder’s “net investment income” for the relevant taxable year and (2) the excess of such U.S. Holder’s modified gross income for the taxable year over a certain threshold (which will be between $125,000 and $250,000, depending on the individual’s circumstances). U.S. Holders that are estates or certain trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the 3.8% tax on the lesser of (A) their undistributed net investment income or (B) the excess of their adjusted gross income for the taxable year over a certain threshold. Net investment income generally includes interest on our debt securities and net gain from the disposition of our debt securities (unless such interest payments or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive activities or securities or commodities trading activities)). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Net Investment Income tax to your income and gains in respect of your investment in our stock.

Information Reporting and Backup Withholding

We will report to our U.S. Holders and to the IRS the amount of stated interest payments and payments of the proceeds from the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security made to a U.S. Holder, and the amount we withhold, if any. Under the backup withholding rules, a U.S. Holder may be subject to backup withholding at a current rate of up to 28% with respect to distributions unless the holder:

•	is a corporation or comes within certain exempt categories and, when required, demonstrates that fact, or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A U.S. holder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the U.S. holder’s income tax liability if the information is furnished to the IRS in a timely manner. For a discussion of the backup withholding rules as applied to Non-U.S. Holders, see “Taxation of Non-U.S. Holders of Debt Securities.”

Taxation of Tax-Exempt Holders of Debt Securities

Assuming the debt security is debt for tax purposes, interest income accrued on the debt-security should not constitute unrelated business taxable income to a tax-exempt holder. As a result, a tax-exempt holder generally should not be subject to U.S. federal income tax on the interest income accruing on our debt securities. Similarly, any gain recognized by a tax-exempt holder in connection with a sale of the debt security generally should not be unrelated business taxable income. However, if a tax-exempt holder were to finance its acquisition of the debt security with debt, a portion of the interest income and gain attributable to the debt security would constitute unrelated business taxable income pursuant to the “debt-financed property” rules. Tax-exempt holders should consult their own counsel to determine the potential tax consequences of an investment in our debt securities.

Taxation of Non-U.S. Holders of Debt Securities

The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the debt securities.

Interest and Original Issue Discount. A Non-U.S. Holder holding the debt securities on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of noncontingent interest (including OID) on a debt security so long as such payments are not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment), unless such Non-U.S. Holder is (i) a direct or indirect 10% or greater partner (as defined in Section 871(h)(3) of the Internal Revenue Code) in the Operating Partnership in the event that debt is issued by the Operating Partnership, (ii) a direct or indirect 10% or greater stockholder of the REIT in the event that debt is issued by the REIT, (iii) a controlled foreign corporation related to the Operating Partnership or the REIT, as applicable, or (iv) a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In order for a Non-U.S. Holder that is an individual or corporation (or entity treated as such for U.S. federal income tax purposes) to qualify for the exemption from taxation on noncontingent interest (including OID), the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on IRS Form W-8BEN or W-8BEN-E, as appropriate) from the individual or corporation that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is not a U.S. Holder and (iii) provides the beneficial owner’s name and address. A Non-U.S. Holder that is not an individual or corporation (or an entity treated as a corporation for U.S. federal income tax purposes) holding the debt securities on its own behalf may have substantially increased reporting requirements and should consult its tax advisor.

To the extent that interest income (including OID) with respect to a debt security is not exempt from U.S. withholding tax as described above, a Non-U.S. Holder may still be able to eliminate or reduce such taxes under an applicable income tax treaty.

Disposition of the Debt Securities. Any gain realized on the sale, redemption, exchange, retirement, repurchase or other taxable disposition of a debt security by a Non-U.S. Holder (except to the extent such amount is attributable to accrued but unpaid stated interest, which would be taxable as described above) will be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder, (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year, and (iii) the debt securities do not constitute USRPIs, within the meaning of FIRPTA.

Except to the extent that an applicable income tax treaty otherwise provides, a Non-U.S. Holder whose gain or interest income with respect to a debt security is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and, if required by an applicable income tax treaty, is not attributable to a U.S. permanent establishment), although exempt from the withholding tax previously discussed provided the holder furnishes an IRS Form W-8ECI, will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates, as if the holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “dividend equivalent amount” within the meaning of the Internal Revenue Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty.

Information reporting requirements and backup withholding generally will not apply to payments on a debt security to a Non-U.S. Holder if the statement described in “Non-U.S. Holders of the Debt Securities” is duly provided by such holder, provided that the withholding agent does not have actual knowledge that the holder is a United States person. Information reporting requirements and backup withholding will not apply to any payment of the proceeds of the sale of a debt security effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations), unless such broker (i) is a United States person, (ii) derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation within the meaning of the Internal Revenue Code or (iv) is a U.S. branch of a foreign bank or a foreign insurance company. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in (i), (ii) or (iii) of the preceding sentence will not be subject to backup withholding, but will be subject to the information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a Non-U.S. Holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements, unless the beneficial owner of the debt security provides the statement described in “—Non-U.S. Holders of the Debt Securities” or otherwise establishes an exemption. Any amount withheld from a payment to a holder of a debt security under the backup withholding rules is allowable as a credit against such holder’s U.S. federal income tax liability (which might entitle such holder to a refund), provided that such holder furnishes the required information to the IRS.

FATCA Withholding on Certain Foreign Accounts and Entities.

The Foreign Account Tax Compliance Act, or FATCA, and provisions of the Internal Revenue, subject to administrative guidance and certain intergovernmental agreements entered into thereunder, impose a 30% withholding tax on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign non-financial entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution that is not subject to special treatment under certain intergovernmental agreements, it must enter into an agreement with the United States Treasury requiring, among other things, that it undertakes to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent them from complying with these reporting and other requirements. The compliance requirements under FATCA are complex and special requirements may apply to certain categories of payees. Withholding under this legislation will apply after December 31, 2018 with respect to the gross proceeds of a disposition of property that can produce U.S. source interest or dividends and currently applies with respect to other withholdable payments, such as dividends on our common stock.

Prospective investors are encouraged to consult their tax advisors regarding the implications of this legislation on their investment in our debt securities, as well as the status of any related U.S. federal regulations and any other legislative proposals that may pertain to the ownership and disposition of our debt securities.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service and the U.S. Treasury Department. Changes to the U.S. federal tax laws and interpretations thereof could adversely affect an investment in our stock. In addition, according to publicly released statements, a top legislative priority of the Trump administration and the current Congress may be significant reform of the Code, including significant changes to taxation of business entities and the deductibility of interest expense. There is a substantial lack of clarity around the likelihood, timing and details of any such tax reform and the impact of any potential tax reform on our business and on the price of our common stock.

State and Local Taxation

We and any operating subsidiaries we may form may be subject to state and local tax in states and localities in which we or they do business or own property. The tax treatment of our company, the Operating Partnership, any operating subsidiaries, joint ventures or other arrangements we or the Operating Partnership may form or enter into and the tax treatment of the holders of our common stock in local jurisdictions may differ from the U.S. federal income tax treatment described above. Consequently, prospective stockholders should consult their own tax advisors regarding the effect of state and local tax laws on their investment in our common stock.

SELLING STOCKHOLDERS

Information about selling stockholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales By Us

We may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through a special offering, an exchange distribution or a secondary distribution in accordance with applicable New York Stock Exchange or other stock exchange rules;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

DCT’s common stock or preferred stock may be issued upon conversion of debt securities or preferred stock of DCT. If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Any of the prices may represent a discount from the prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of DCT’s common stock, which is listed on the New York Stock Exchange. Common stock sold pursuant to a prospectus supplement will be listed on the New York Stock Exchange, subject to the New York Stock Exchange’s approval of the listing of the additional shares of common stock sold. We may elect to list any series of securities other than common stock on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of securities.

Until the distribution of the securities is completed, rules of the Securities and Exchange Commission may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it discourages resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our customers in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

In addition to the foregoing, we may issue shares of our common stock to holders of OP Units, and any of their pledgees, donees, transferees or other successors in interest, in exchange for their OP Units. We may only offer our common stock in this manner if the holders of these OP Units present them for redemption under the partnership agreement of the Operating Partnership, and we exercise our right to issue our common stock to them instead of paying a cash amount. We will receive no cash proceeds from any issuance of the shares of our common stock in exchange for OP Units, but we will acquire additional OP Units in exchange for any such issuances.

Sales by Selling Stockholders

The selling stockholders may resell or redistribute securities from time to time on any stock exchange or automated interdealer quotation system on which the shares are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling stockholders (including but not limited to persons who receive shares from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to “selling stockholders” in this prospectus. The selling stockholders may sell the shares by one or more of the following methods, without limitation:

•	block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

•	an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the shares are listed;

•	ordinary brokerage transactions and transactions in which the broker solicits purchases;

•	an offering at other than a fixed price on or through the facilities of any stock exchange on which the shares are listed or to or through a market maker other than on that stock exchange;

•	privately negotiated transactions, directly or through agents;

•	short sales;

•	through the writing of options on the shares, whether or the options are listed on an options exchange;

•	through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

•	one or more underwritten offerings;

•	agreements between a broker or dealer and any selling stockholder to sell a specified number of the shares at a stipulated price per share; and

•	any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

The selling stockholders may also transfer the shares by gift.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell all or a portion of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act in reliance upon Rule 144 under the Securities Act rather than pursuant to this prospectus, regardless of whether the shares are covered by this prospectus.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder’s shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder’s shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the shares sold by them may be deemed to be underwriting discounts and commissions.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the shares offered hereby to the broker-dealers, who may then resell or otherwise transfer those shares. A selling stockholder may also loan or pledge the shares offered hereby to a broker-dealer and the broker-dealer may sell the shares offered hereby so loaned or upon a default may sell or otherwise transfer the pledged shares offered hereby.

The selling stockholders and other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934 and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders and any other person. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular shares being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares.

We may agree to indemnify the selling stockholders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling stockholders may agree to indemnify us, the other selling stockholders and any underwriter or other person who participates in an offering against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling stockholders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the shares against specified liabilities arising under the federal securities laws in connection with the offering and sale of the shares.

If a selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

We incorporate by reference into this prospectus information that DCT and the Operating Partnership file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below, that we have previously filed with the SEC. These documents contain important information about us and our financial condition.

•	DCT’s Annual Report on Form 10-K filed February 17, 2017, for the year ended December 31, 2016;

•	the Operating Partnership’s Annual Report on Form 10-K filed February 17, 2017, for the year ended December 31, 2016;

•	DCT’s Current Report on Form 8-K filed on February 9, 2017; and

•	the description of DCT Industrial Trust Inc.’s capital stock contained in its Registration Statement on Form 8-A (File No. 1-33201) filed December 8, 2006, including any amendment or reports filed for the purpose of updating such description.

All documents filed by DCT and the Operating Partnership under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the date of the completion of the offering of the securities described in this prospectus shall also be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of those documents. Any statement contained in this prospectus or in a previously filed document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or was deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

You can obtain any of the documents incorporated by reference in this document from us, or from the SEC through the SEC’s Internet World Wide Web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document, at no cost, by requesting them in writing or by telephone from us at the following address or telephone number:

DCT Industrial Trust Inc.

Investor Relations

555 17th Street, Suite 3700

Denver, Colorado 80202

Telephone (303) 597-2400

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference facilities. These documents also may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR via electronic means, including the SEC’s home page on the Internet (www.sec.gov).

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

DCT Industrial Trust Inc.

Investor Relations

555 17th Street, Suite 3700

Denver, Colorado 80202

Telephone (303) 597-2400

We also maintain an internet site at www.dctindustrial.com where there is additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

EXPERTS

The consolidated financial statements of DCT Industrial Trust Inc. and DCT Industrial Operating Partnership appearing in DCT Industrial Trust Inc.’s and DCT Industrial Operating Partnership’s Annual Report (Form 10-K) for the year ended December 31, 2016 (including schedules appearing therein), and the effectiveness of DCT Industrial Trust Inc.’s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts.

$50,000,000

DCT Industrial Operating Partnership LP

4.500% Senior Notes due 2023

fully and unconditionally guaranteed by

DCT Industrial Trust Inc.

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

J.P. Morgan

Citigroup

Wells Fargo Securities

Co-Managers

BNY Mellon Capital Markets, LLC

Capital One Securities

MUFG

PNC Capital Markets LLC

Regions Securities LLC

US Bancorp

March 13, 2017